UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

1311
(Primary Standard Industrial Classification Code Number)

91-1918324
(I.R.S. Employer Identification Number)

Bahnhofstrasse 9
6341Baar, Switzerland
Telephone: +41 (44) 718 10 30
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Corporate Services, Inc.
8883 West Flamingo Road, Suite 102
Las Vegas, NV 89147
Telephone: (702) 947-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of Communications To:
Clark Wilson LLP
Attention: Ethan Minsky
Barristers and Solicitors
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 643-3151

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ x ]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2),(3)	Proposed Maximum Aggregate Offering Price(2),(3)	Amount of Registration Fee(3)
Common Stock to be offered for resale by selling stockholders upon exercise of warrants	7,559,323	$0.465	$3,515,085.20	$196.14

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(3)

Based on the average of the last reported bid and ask price per share ($0.45 bid; $0.48 ask) for the registrant’s common stock on July 28, 2009, as reported by Financial Industry Regulatory Authority’s OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated ______________, 2009

Prospectus

7,559,323 Shares

Manas Petroleum Corporation

Common Stock

_________________________________

The selling stockholders identified in this prospectus may offer and sell up to 7,559,323 shares of our common stock that may be issued upon exercise of warrants. The warrants were acquired by the selling stockholders directly from our company in private placements that were exempt from the registration requirements of the Securities Act of 1933.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Our common stock is quoted on Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “MNAP.OB”. On July 28, 2009, the closing sale price for our common stock as reported by the OTC Bulletin Board was $0.48 per share.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the warrants by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2009.

As used in this prospectus, the terms “we”, “us”, and “our” refer to Manas Petroleum Corporation, its wholly-owned subsidiaries DWM Petroleum A.G., a Swiss company, Manas Energia Chile Limitada, a Chilean company, and its partially owned subsidiary CJSC Somon Oil Company, a Tajikistan company, and its 25% ownership interest in CJSC South Petroleum Company, a Kyrgyz company, as the context may require.

     Prospectus Summary

Our Business

We are in the business of exploring for oil and gas, primarily in Central Asia and the Balkans. In particular, we focus on the exploration of large under-thrust light oil prospects in areas where, though there has often been shallow production, their deeper potential has yet to be evaluated. If we discover sufficient reserves of oil or gas, we intend to exploit them. Although we are currently focused primarily on projects located in certain geographic regions, we remain open to attractive opportunities in other areas. We do not have any known reserves on any of our properties.

We carry out operations both directly and through participation in ventures with larger and more established oil and gas companies to whom we have farmed out projects. We currently have or are involved in projects in the Kyrgyz Republic, Albania, Tajikistan, Mongolia and Chile.

We have no operating income yet and, as a result, depend upon funding from various sources to continue operations and to implement our growth strategy. Because of our lack of operating revenues, operating losses since inception and need to raise additional funds, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2008.

Our principal executive office address is Bahnhofstrasse 9, 6341 Baar, Switzerland. Our telephone number is +41 (44) 718 10 30.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 7,559,323 shares of our common stock which may be issued upon the exercise of warrants issued in connection with private placements that were completed on April 30, 2008 and September 4, 2008.

Number of Shares Outstanding

There were 119,051,733 shares of our common stock issued and outstanding as at July 28, 2009.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the warrants by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended December 31, 2008 and 2007 and selected unaudited financial information for our company for the three month period ended March 31, 2009. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 79 of this prospectus.

Statements of Operations Data	Three Month Period Ended March 31, 2009	Three Month Period Ended March 31, 2008	From May 25, 2004 (Inception) to March 31, 2009
Total Revenues	Nil	Nil	$1,375,728
Total Operating Expenses	$(2,510,438)	$(6,006,888)	$(42,107,306)
Net Loss	$(2,209,639)	$(5,899,322)	$(46,410,201)
Basic and Diluted Loss Per Share	$(0.02)	$(0.05)	$(0.44)

Statements of Operations Data	Year Ended December 31, 2008	Year Ended December 31, 2007
Total Revenues	$635,318	$625,261
Total Operating Expenses	$(20,956,481)	$(13,666,431)
Net Loss	$(30,296,106)	$(12,825,496)
Basic and Diluted Loss Per Share	$(0.26)	$(0.12)

Balance Sheets Data	At March 31, 2009	At December 31, 2008	At December 31, 2007
Cash and Cash Equivalents	$144,783	$225,993	$8,480,771
Working Capital	$4,285,774	$5,502,560	$7,400,541
Total Assets	$6,761,968	$9,163,608	$9,208,697
Total Liabilities	$8,350,072	$9,349,419	$1,393,828
Total Stockholders’ Equity (Deficit)	$(1,588,104)	$(185,811)	$7,814,870
Accumulated Deficit	$(37,323,230)	$(44,200,563)	$(13,904,456)

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated with Our Company

A significant portion of our operations are through our interests in ventures (farm-outs) that we do not control, and as a result, we may not be able to materially affect the success of those ventures’ operations.

We participate in an oil and gas exploration project in the Kyrgyz Republic through our 25% interest in CJSC South Petroleum Company. Santos Limited, an Australian public company that is one of Australia’s largest onshore gas producers, holds 70% of CJSC South Petroleum Company through its wholly-owned subsidiary, Santos International Holdings PTY Limited, and Santos International is the operator of the project pursuant to a farm-in agreement. As the operator, Santos International makes most of the decisions about exploration and development of this project. If Santos International spends more than $42 million on this project, we may be responsible for 30% of any expenditure in excess of $42 million. As a result, we cannot control our potential costs. We cannot assure you that Santos International or its subsidiaries, affiliates, agents or management will make decisions concerning this project that are reasonable, profitable or in our best interest.

We participate in an oil and gas project in Chile through our 20% interest in a joint venture with Independent Petroleum Resources, GeoPark Holdings Ltd. and Pluspetrol S.A. pursuant to a farm-out agreement. We are not the operator of this project. Although we are carried for 8.6% of the first $14,360,000 to be spent during the first phase of this project, we will be required to fund the remaining 11.4% of this amount and we will be required to fund 20% of all capital costs of this project in excess of $14,360,000. Because we are not the operator of this project, we cannot control our potential costs. We cannot assure you that the operator of this project will make decisions concerning this project that are reasonable, profitable or in our best interest.

If the operator of either of these projects incurs costs and demands payment of our share of those costs, we may not have the resources available to pay them. If this should happen, we could lose our interest in the project(s) and our business could be harmed.

There is a substantial doubt about our ability to continue as a going concern. If we cannot continue to operate our business, you could lose your entire investment in our company.

We incurred a net loss of $30,296,106 for the year ended December 31, 2008 and a net loss of $2,209,639 for the three month period ended March 31, 2009. As at March 31, 2009, we had an accumulated deficit of $37,323,230. We anticipate that we will continue to incur substantial operating losses unless and until we are able to sell or farm out additional resource properties or identify oil and/or natural gas reserves in a commercially exploitable quantity on one or more of our properties and begin production. On July 28, 2009 we had unrestricted cash in the amount of approximately $1,200,000. We estimate our monthly operating expenses to be approximately $320,000 on basic operational activities. We do not have sufficient cash on hand to fund our monthly budget for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our oil and gas properties, we will probably find it difficult to raise debt financing from traditional sources. We have traditionally raised our operating capital from the sale of equity and debt securities but there can be no assurance that we will continue to be able to do so.

These circumstances raise substantial doubt about our ability to continue as a going concern, as described in note 2 to our consolidated financial statements for the year ended December 31, 2008, which are included with this prospectus. Our consolidated financial statements do not reflect any adjustments that might result if we are unable to continue our business.

We have had negative cash flows from operations, and our current resources are only sufficient to fund our operations for four months. Our business operations may fail if our actual cash requirements exceed our estimates and we are not able to obtain further financing.

We have not earned any revenue from operations since inception and we do not anticipate earning revenue from operations in the near future. We currently spend approximately $320,000 per month on basic operational activities. On July 28, 2009 we had unrestricted cash in the amount of approximately $1,200,000. As at July 28, 2009, and assuming that we do not expense other than basic operational activities, we believe that we have sufficient cash on hand to fund our operations for an additional four months. In addition, there is a substantial likelihood that our actual cash requirements could exceed our estimates. Therefore, unless we raise additional funds, we will be unable to fund our operations with our current resources for the next twelve months.

We have historically depended upon the sale of debt and equity securities to provide the cash needed to fund our operations, but we cannot assure you that we will be able to continue to do so. Our ability to continue in business depends upon our continued ability to obtain financing. In light of our operating history, we may not be able to obtain additional equity or debt financing on acceptable terms if and when we need it. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements.

If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results, and compete effectively. More importantly, if we are unable to raise further financing when required, our operations may have to be scaled or even ceased altogether and our business would be negatively affected.

Our lack of diversification increases the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

We own a limited number of properties, primarily in the Kyrgyz Republic, Albania, Tajikistan, Mongolia and Chile. We lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

We may not effectively manage the growth necessary to execute our business plan.

Our business plan anticipates an increase in the number of our strategic partners, equipment suppliers, manufacturers, dealers, distributors and customers. This growth will place significant strain on our current personnel, systems and resources. We expect that we will be required to hire qualified employees to help us manage our growth effectively. We believe that we will also be required to improve our management, technical, information and accounting systems, controls and procedures. We may not be able to maintain the quality of our operations, control our costs, continue complying with all applicable regulations and expand our internal management, technical information and accounting systems to support our desired growth. If we fail to manage our anticipated growth effectively, our business could be adversely affected.

We may be forced to liquidate one or more subsidiaries due to regulatory requirements which could have a material adverse effect on our business and operations.

Substantially all of our licenses and assets are owned by our subsidiaries. These subsidiaries are formed in various countries pursuant to local laws and regulation. In some cases, local regulation could result in the forced liquidation of one or more of these subsidiary companies. If any of our subsidiaries is liquidated before we can transfer its assets, the licenses and assets held by it could revert to the respective government. If this happens, our business could be harmed.

Substantially all of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially all of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies against us or them under U.S. federal securities laws.

Our articles of incorporation exculpate our officers and directors from any liability to our company or our stockholders.

Our articles of incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our company.

A decline in the price of our common stock could affect our ability to raise further capital and our ability to continue our normal operations.

Our operations have been financed in large part through the sale of equity securities, and we believe that they will continue to be so financed for some time. A prolonged decline in the price of our common stock could make it difficult for us to raise capital through the sale of our equity securities. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and could have a significant negative effect on our business plans and operations, including our ability to develop and continue our current operations.

The loss of certain key management employees could have a material adverse effect on our business.

The nature of our business, to perform technical exploration and development depends, in large part, on our ability to attract and maintain qualified key personnel. Competition for such personnel is intense, and we cannot assure you that we will be able to attract and retain them. Our development now and in the future will depend on the efforts of key management figures, such as Heinz Scholz, the Chairman of our board of directors, Michael J. Velletta, Executive Director, Erik Herlyn, our Chief Executive Officer, and Yaroslav Bandurak, our Chief Technology Officer. The loss of any of these key people could have a material adverse effect on our business. We do not currently maintain key-man life insurance on any of our key employees.

Our disclosure controls and procedures and internal control over financial reporting are not effective, which may cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management evaluated our disclosure controls and procedures as of December 31, 2008 and as of March 31, 2009 and concluded that as of those dates, our disclosure controls and procedures were not effective. The ineffectiveness of our disclosure controls and procedures was due to a lack of knowledge regarding U.S. generally accepted accounting principles and the rules of the Securities and Exchange Commission by responsible people within our company. As a result, we failed to timely file certain disclosure that we were required to timely file on Form 8-K and we made errors in our accounting for certain transactions involving a beneficial conversion feature related to the issuance of debentures and adjustments of the exercise price of certain warrants, errors in our accounting for stock options granted to consultants and our defined benefit pension plan and an error in our disclosure concerning entitlement to the $1,000,000 earn-out to be made by Santos International Holdings PTY Ltd. pursuant to the October 4, 2006 agreement between our subsidiary, DWM Petroleum, and Santos International Holdings PTY Ltd.

Also our management evaluated the effectiveness of our internal control over financial reporting as of December 31, 2008 and concluded that our internal control over financial reporting was not effective as of that date and that there was a material weakness in our internal control over financial reporting. A material weakness is a deficiency or a combination of control deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. During the year ended December 31, 2008, we included a number of material inaccuracies in forms filed with the Securities and Exchange Commission. The identification of these material inaccuracies arose as a part of our annual financial statement audit. We believe that these material inaccuracies resulted from our personnel not having sufficient knowledge of generally accepted accounting principles as would enable them to properly analyze accounting issues presented by instruments issued by our company. We are currently considering how best to correct this material weakness.

As of the date of this prospectus, we believe that these material weaknesses continue to exist and our disclosure controls and procedures and internal control over financial reporting are not effective. If such material weakness and ineffective controls are not promptly corrected in the future, our ability to report quarterly and annual financial results or other information required to be disclosed on a timely and accurate basis may be adversely affected. Also such material weakness and ineffective controls could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Risks Associated with Our Business

We have not discovered any oil and gas reserves, and we cannot assure you that that we ever will.

We are in the business of exploring for oil and natural gas and the development and exploitation of any oil and gas that we might find in commercially exploitable quantities. Oil and gas exploration involves a high degree of risk that the exploration will not yield positive results. These risks are more acute in the early stages of exploration. We have not discovered any reserves, and we cannot guarantee you we ever will. Even if we succeed in discovering oil or gas reserves, these reserves may not be in commercially viable quantities or locations. Until we discover such reserves, we will not be able to generate any revenues from their exploitation and development. If we are unable to generate revenues from the development and exploitation of oil and gas reserves, we will be forced to change our business or cease operations.

The nature of oil and gas exploration makes the estimates of costs uncertain, and our operations may be adversely affected if we underestimate such costs.

It is difficult to project the costs of implementing an exploratory drilling program. Complicating factors include the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. If we underestimate the costs of such programs, we may be required to seek additional funding, shift resources from other operations or abandon such programs.

Even if we discover and then develop oil and gas reserves, we may have difficulty distributing our production.

If we are able to produce oil and gas, we will have to make arrangements for storage and distribution of that oil and gas. We would have to rely on local infrastructure and the availability of transportation for storage and shipment of oil and gas products, but any readily available infrastructure and storage and transportation facilities may be insufficient or not available at commercially acceptable terms. This could be particularly problematic to the extent that operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping or pipeline facilities. Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and gas. These factors may affect the ability to explore and develop properties and to store and transport oil and gas and may increase our expenses to a degree that has a material adverse effect on operations.

The oil and natural gas industry is highly competitive and there is no assurance that we will be successful in acquiring leases, equipment and personnel.

The oil and natural gas industry is intensely competitive. Although we do not compete with other oil and gas companies for the sale of any oil and gas that we may produce, as there is sufficient demand in the world market for these products, we compete with numerous individuals and companies for desirable oil and natural gas leases, suitable properties for drilling operations and necessary drilling equipment, qualified personnel and access to capital. Many of these individuals and companies with whom we compete have substantially greater technical, financial and operational resources and staff than we have. If we cannot compete for personnel, equipment and oil and gas properties, our business could be harmed.

There can be no assurance that we will discover oil or natural gas in any commercial quantity.

Exploration for economic reserves of oil and natural gas is subject to a number of risks. Few properties that are explored are ultimately developed into producing oil and/or natural gas wells. If we do not discover oil or natural gas in any commercial quantity, our business will fail. In addition, a productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or natural gas from the well. Production from any well may be unmarketable if it is impregnated with water or other deleterious substances. Also, the marketability of oil and natural gas which may be acquired or discovered will be affected by numerous related factors, including the proximity and capacity of oil and natural gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection, all of which could result in greater expenses than revenue generated by the well.

Prices and markets for oil are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business if we ever begin exploitation of reserves.

Our revenues and earnings, if any, will be highly sensitive to the prices of oil and gas. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond our control. These factors include, without limitation, governmental fixing, pegging, controls or any combination of these and other factors, changes in domestic, international, political, social and economic environments, worldwide economic uncertainty, the availability and cost of funds for exploration and production, the actions of the Organization of Petroleum Exporting Countries, governmental regulations, political stability in the Middle East and elsewhere, war, or the threat of war, in oil producing regions, the foreign supply of oil, the price of foreign imports and the availability of alternate fuel sources. Significant changes in long-term price outlooks for crude oil or natural gas could, if we ever discover and exploit any reserves of oil or natural gas, have a material adverse effect on revenues as well as the value of our licenses or other assets.

Our business will suffer if we cannot obtain or maintain necessary licenses.

Our operations require that we obtain and maintain licenses and permits from various governmental authorities. Our ability to obtain, maintain or renew such licenses and permits on acceptable terms is subject to extensive regulation and to changes, from time-to-time, in those regulations. Also, the decision to grant or renew a license or permit is frequently subject to the discretion of the applicable government. If we cannot obtain, maintain, extend or renew these licenses our business could be harmed.

Amendments to current laws and regulations governing our proposed operations could have a material adverse impact on our proposed business.

We are subject to substantial regulation relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of, oil and gas. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and extraction operations could have a material adverse impact on our proposed business. In addition, we cannot assure you that income tax laws, royalty regulations and government incentive programs related to the oil and gas industry generally or to us specifically will not be changed in a manner which may adversely affect us and cause delays, inability to complete or abandonment of projects.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights or licenses, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment, which could require substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our inability to obtain necessary facilities could hamper our operations.

Oil and gas exploration and development activities depend on the availability of equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas or in under-developed markets, needed facilities may not be proximate to our operations or readily available, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

Emerging markets are subject to greater risks than more developed markets, including significant legal, economic and political risks.

In recent years the Kyrgyz Republic, Albania, Chile, Mongolia and Tajikistan have undergone substantial political, economic and social change. As in any emerging market, the Kyrgyz Republic, Albania, Chile, Mongolia and Tajikistan do not possess as sophisticated and efficient business, regulatory, power and transportation infrastructures as generally exist in more developed market economies. Investors in emerging markets should be aware that these markets are subject to greater risks than more developed markets, including in some cases significant legal, economic and political risks. Investors should also note that emerging economies are subject to rapid change and that the information set out herein may become outdated relatively quickly. We cannot predict what economic, political, legal or other changes may occur in these or other emerging markets, but such changes could adversely affect our ability to carry out exploration and development projects.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.

Our ability to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements depends on developing and maintaining close working relationships with industry participants and government officials and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to undertake in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Environmental risks may adversely affect our business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. The application of environmental laws to our business may cause us to curtail our production or increase the costs of any production, development or exploration activities.

Losses and liabilities arising from uninsured or under-insured hazards could have a material adverse effect on our business.

If we develop and exploit oil and gas reserves, those operations will be subject to the customary hazards of recovering, transporting and processing hydrocarbons, such as fires, explosions, gaseous leaks, migration of harmful substances, blowouts and oil spills. An accident or error arising from these hazards might result in the loss of equipment or life, as well as injury, property damage or other liability. We have not made a determination as to the amount and type of insurance that we will carry. We cannot assure you that we will obtain insurance on reasonable terms or that any insurance we may obtain will be sufficient to cover any such accident or error. Our operations could be interrupted by natural disasters or other events beyond our control. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on our business, financial condition and results of operations.

Risks Associated with Our Common Stock

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board of Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance and may have a material adverse effect on our ability to raise additional capital. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a stock exchange like NASDAQ. Accordingly, our stockholders may have difficulty reselling any of the shares of our common stock that they have purchased and may lose all of their investments.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

  actual or anticipated variations in our operating results;

  announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other business developments, such as oil or gas discoveries;

  adoption of new accounting standards affecting our industry;

  additions or departures of key personnel;

  sales of our common stock or other securities in the open market;

  conditions or trends in our industry; and

  other events or factors, many of which are beyond our control.

The stock market has experienced significant price and volume fluctuations, and the market prices of stock in developmental stage companies have been highly volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

There are a large number of unexercised share purchase warrants and stock options outstanding. If these are exercised, your interest in our company will be diluted.

On July 28, 2009, there were 119,051,733 shares of our common stock issued and outstanding. If all of the share purchase warrants and options that are currently issued and outstanding were to vest and be exercised, we would be required to issue up to an additional 63,286,622, shares of our common stock, or approximately 53,2% of our issued and outstanding shares on July 28, 2009. This would substantially decrease the proportionate ownership and voting power of all other stockholders. This dilution could cause the price of our shares to decline and it could result in the creation of new control persons. In addition, our stockholders could suffer dilution in the net book value per share.

Our directors own approximately 37% of our outstanding common stock.

In the aggregate, our directors own approximately 36.4% of our outstanding common stock and they have the right to exercise options and warrants that would permit them to acquire, in the aggregate, up to an additional 3.1% of our common stock within the next 60 days. As a result, our directors as a group may have a significant effect in delaying, deferring or preventing any potential change in control of our company, be able to strongly influence the actions of our board of directors even if they were to cease being our directors and control the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the voting and other rights of other stockholders.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

Our stock is a penny stock. Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, Financial Industry Regulatory Authority or FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for shares of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements. Forward-looking statements are statements that relate to future events or future financial performance. In some cases, you can identify forward looking statements by the use of terminology such as “may”, “should”, “intend”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements speak only as of the date of this prospectus. Examples of forward-looking statements made in this prospectus include statements pertaining to, among other things:

  the quantity of potential natural gas and crude oil resources;

  potential natural gas and crude oil production levels;

  capital expenditure programs;

  projections of market prices and costs;

  supply and demand for natural gas and crude oil;

  our need for, and our ability to raise, capital; and

  treatment under governmental regulatory regimes and tax laws.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  our ability to establish or find resources or reserves;

  volatility in market prices for natural gas and crude oil;

  liabilities inherent in natural gas and crude oil operations;

  uncertainties associated with estimating natural gas and crude oil resources or reserves;

  competition for, among other things, capital, resources, undeveloped lands and skilled personnel;

  political instability or changes of laws in the countries in which we operate and risks of terrorist attacks;

  incorrect assessments of the value of acquisitions;

  geological, technical, drilling and processing problems;

  other factors discussed under the section entitled “Risk Factors” beginning on page 4 of this prospectus.

These risks, as well as risks that we cannot currently anticipate, could cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward looking statements.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward looking statements to conform these statements to actual results.

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 7,559,323 shares of our common stock which may be issued upon the exercise of warrants issued in connection with private placements that were completed on April 30, 2008 and September 4, 2008.

April 30, 2008 Private Placement

On April 30, 2008, we sold 4,000 units to four non-U.S. investors for aggregate proceeds of $4,000,000, or $1,000 per unit. Each unit consisted of one convertible debenture in the principal amount of $1,000 and 250 warrants. The units were issued to these selling stockholders in a private placement and, in issuing them, we relied on the exemption from the registration requirements of the Securities Act of 1933, provided by Regulation S promulgated by the Securities and Exchange Commission thereunder.

Each of these 1,000,000 warrants entitled the holder to purchase one share of our common stock for a price of $2.10 per share until April 30, 2010. As a result of the subsequent equity sales adjustment clause included in the our warrant agreements, the private placement on September 4, 2008 caused us to reprice these warrants to the last equity issuance price ($0.59) and increase the number of shares of our common stock to be issued upon exercise of the warrants to 3,559,323. Future equity sales by our company may trigger the subsequent equity sales adjustment clause reducing the exercise price of these warrants to the equity issuance price of such sales and increasing the number of shares of our common stock to be issued upon exercise of warrants if such equity issuance price is lower than the exercise price of the warrants. However, only the shares that may be issued upon exercise of the 3,559,323 warrants are being offered pursuant to this prospectus.

September 4, 2008 Private Placement

On September 4, 2008, we sold 4,000,000 units to two U.S. investors for aggregate proceeds of $2,600,000, or $0.65 per unit. Each unit consisted of one share of our common stock, one warrant and an interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts governing areas in Mongolia referred to as Sulinkheer 13 and Sulinkheer 14. The units were issued to these selling stockholders in a private placement and, in issuing them, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act of 1933, and Rule 506 promulgated by the Securities and Exchange Commission thereunder.

Each of the 4,000,000 unit warrants entitles the holder to purchase one additional share of our common stock for a price of $0.95 per share until September 4, 2010. We agreed to use our best efforts to file, on or before May 4, 2009, a registration statement with the Securities and Exchange Commission registering for resale (i) the unit shares and (ii) the shares that may be issued upon exercise of the warrants. However, only the shares that may be issued upon exercise of the unit warrants are being offered pursuant to this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the warrants by the selling stockholders. If we receive proceeds upon exercise of warrants issued in connection with the private placement that was completed on April 30, 2008, we intend to use these proceeds primarily for seismic and general administrative expenses associated with our operations in Albania and Chile. If we receive proceeds upon exercise of warrants issued in connection with the private placement that was completed on September 4, 2008, we intend to use these proceeds to meet and satisfy the legal and financial obligations relating to certain interests of ours in Mongolia.

We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsels applicable to the sale of their shares.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock that may be issued upon exercise of the warrants.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of July 28, 2009 and the number of shares of our common stock being offered pursuant to this prospectus. Except as otherwise described below, we believe that the selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholders may offer and sell all or only some portion of the 7,559,323 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his or its shares of our common stock being offered in the offering.

None of the selling stockholders had or have any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2),(3)
Elmira United Corp.(4)	540,584(5)	444,915	95,669	*
Aires International Investments Inc.(6)	1,471,753(7)	1,334,746	137,007	*
Haywood Securities Inc., ITF John Tognetti(8)	981,169(9)	889,831	91,338	*
Cassidy Capital Corp.(10)	981,169(11)	889,831	91,338	*
Danne & Gwen Capital Partners(12)	4,000,000(13)	2,000,000	2,000,000	1.65%
Shily Stability Fund(14)	4,000,000(15)	2,000,000	2,000,000	1.65%
Totals	11,974,675	7,559,323	4,415,352	3.49%

Notes
*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)

Based on 119,051,733 shares of our common stock issued and outstanding as of July 28, 2009. Shares of our common stock being offered pursuant to this prospectus by a selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

(4)	J.R Schellenberg exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Elmira United Corp.

(5)

Consists of 95,669 shares of our common stock and 444,915 shares of our common stock issuable upon exercise of warrants. This number of shares beneficially owned is based on information available from our records and the public records and we believe it to be accurate, but the selling stockholder has failed to respond to our request for confirmation.

(6)	Roland Rohrer exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Aires International Investments Inc.

(7)	Consists of 137,007 shares of our common stock and 1,334,746 shares of our common stock issuable upon exercise of warrants.

(8)	John Tognetti exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Haywood Securities Inc.

(9)	Consists of 91,338 shares of our common stock and 889,831 shares of our common stock issuable upon exercise of warrants.

(10)	Edgar E. Diaz exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Cassidy Capital Corp.

(11)	Consists of 91,338 shares of our common stock and 889,831 shares of our common stock issuable upon exercise of warrants.

(12)

Jeffrey Taylor exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Danne & Gwen Capital Partners. This number of shares beneficially owned is based on information available from our records and the public records and we believe it to be accurate, but the selling stockholder has failed to respond to our request for confirmation.

(13)	Consists of 2,000,000 shares of our common stock and 2,000,000 shares of our common stock issuable upon exercise of warrants.

(14)

John E. Rogers exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Shily Stability Fund. This number of shares beneficially owned is based on information available from our records and the public records and we believe it to be accurate, but the selling stockholder has failed to respond to our request for confirmation.

(15)	Consists of 2,000,000 shares of our common stock and 2,000,000 shares of our common stock issuable upon exercise of warrants.

Plan of Distribution

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be listed or quoted (currently Financial Industry Regulatory Authority’s OTC Bulletin Board ), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale pursuant to this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.	a combination of any aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of his or its shares of our common stock or warrants to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his or its broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We will file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post effective amendment to the registration statement of which this prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for the prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this prospectus.

     Description of Securities

General

We are authorized to issue 300,000,000 shares of common stock with a par value of $0.001 per share and no shares of preferred stock. The authorized shares of our common stock are available for issuance without further action or approval by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

As of July 28, 2009, there were 119,051,733 shares of our common stock issued and outstanding held by 449 holders of record of our common stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our commons tock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

  20% or more but less than 33 1/3%;

  33 1/3% or more but less than or equal to 50%; or

  more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

These provisions are applicable only to a Nevada corporation, which:

  has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and

  does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we believe that we do business in Nevada directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of July 28, 2009, we had 449 stockholders of record.

These provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

  the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

  the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

  if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

  an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

  an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

  representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Experts and Counsel

The 2008 financial statements included in this prospectus and the registration statement of which this prospectus forms a part have been audited by Deloitte AG, an independent registered public accounting firm, as stated in their report appearing in this prospectus and the related registration statement which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the preparation of the consolidated financial statements assuming that we will continue as a going concern. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company

Description of Business

Corporate History

We were incorporated in the State of Nevada on July 9, 1998 as “Express Systems Corporation”. In December 2006, we carried out a 2:1 forward split whereby each of our stockholders received one additional share of common stock for each share of common stock held previously.

We entered into a share exchange agreement with DWM Petroleum AG, a Swiss company, and the shareholders of DWM Petroleum. Under the share exchange agreement, the shareholders of DWM Petroleum received 80,000,000 shares of our common stock, equal to 79.9% of our outstanding common stock at the time, in exchange for 100% of the shares of DWM Petroleum. In addition, the share exchange agreement requires that we issue an aggregate of up to an additional 500,000 shares of our common stock over time to the former shareholders of DWM Petroleum for every 50 million barrels of P50 oil reserves net to us from exploration in the Kyrgyz Republic, Albania, and Tajikistan up to a maximum of 2.5 billion barrels of P50 oil reserves. At our option, this obligation can be extended to additional properties that are acquired through the actions of the former shareholders of DWM Petroleum. This share exchange was completed April 10, 2007.

The acquisition of DWM Petroleum was accounted for as a merger of a private operating company into a non-operating public shell. Consequently, Manas Petroleum Corporation is the continuing legal registrant for regulatory purposes and DWM Petroleum is treated as the continuing accounting acquirer for accounting and reporting purposes. The assets and liabilities of DWM Petroleum remained at historic cost. Under US GAAP in transactions involving the merger of a private operating company into a non-operating public shell, the transaction is equivalent to the issuance of stock by DWM Petroleum for the net monetary assets of Manas Petroleum Corporation, accompanied by a recapitalization. The accounting is identical to a reverse acquisition, except that no goodwill or other intangibles are recorded. The historical financial statements prior to April 10, 2007 refer to the consolidated financial statements of DWM Petroleum.

Contemporaneously with the share exchange, we sold our wholly-owned subsidiary, Masterlist Inc., to its sole employee for a nominal cash payment and five annual payments equal to 5% of the gross sales of Masterlist for each respective year. As a result of the share exchange and the sale of Masterlist, we abandoned our prior business and DWM Petroleum became our wholly-owned subsidiary.

As a condition to completion of the share exchange, the shareholders of DWM Petroleum agreed to lock up the shares of our common stock received by them at closing. Each affiliate of DWM Petroleum entered into a lock up agreement restricting sales of his shares of our common stock until April 10, 2010, provided that beginning December 10, 2008, he was to be permitted to sell up to 3% of the number of shares of our common stock held by him in any three month period. Each non-affiliate of DWM Petroleum entered into a lock up agreement restricting sales of his shares of our common stock until October 10, 2008, provided that beginning April 10, 2008 he was permitted to sell up to 50% of the number of shares of our common stock held by him in any three month period subject to Rule 144 under the Securities Act of 1933 or other such exemption from registration as may be the case. Each of these lock up agreements provides that we can unilaterally waive the resale restrictions imposed by the lock up agreements so long as the waiver applies to all of the locked up stockholders. On April 15, 2009, we agreed to waive all of the resale restrictions imposed by these lock up agreements. Resale of the shares of our stock affected by these agreements continues to be subject to any resale restrictions imposed by law, including the applicable securities laws.

As a pre-condition of the share exchange, we amended our articles of incorporation on April 2, 2007 to increase our authorized capital from 25,000,000 to 300,000,000 shares of common stock and to change our name to our current name, “Manas Petroleum Corporation”. At the completion of the share exchange transaction on April 10, 2007, all of our directors and officers resigned and were replaced by the officers and directors of DWM Petroleum.

Our Current Business

Our wholly-owned subsidiary, DWM Petroleum A.G., is a Swiss registered company based in Baar, Switzerland. DWM Petroleum was founded in 2004 to focus on the exploration of oil and gas in Central Asia. On April 7, 2004, DWM Petroleum acquired a 90% interest in the CJSC South Petroleum Company in the Kyrgyz Republic. Between April 2004 and August 2006, CJSC South Petroleum Company was awarded six exploration licenses in the Kyrgyz Republic, five of which were subsequently renewed. On June 28, 2006, DWM Petroleum and Anawak LLC founded CJSC Somon Oil Company in Tajikistan. Recently, we have expanded the area of our geographic interest to include the Balkans and Latin America.

On November 28, 2007, DWM Petroleum founded a branch office in Albania to run the operations in the Balkan region. On August 29, 2007, we formed Manas Petroleum A.G., a Swiss registered company based in Baar, Switzerland, a wholly owned subsidiary of Manas Petroleum Corporation. We intend to use this subsidiary to consolidate properties in the Balkans at a later stage of our business development.

On March 26, 2008, we incorporated Manas Management Services Limited in the Bahamas, which controls 99% of Manas Energia Chile Limitada, which was incorporated on April 24, 2008. Both subsidiaries were formed to consolidate our property in Chile. The remaining 1% of Manas Energia Chile Limitada is owned directly by Manas Petroleum Corporation.

We are in the business of exploring for oil and gas, primarily in Central Asia and the Balkans. In particular, we focus on the exploration of large under-thrust light oil prospects in areas where, though there has often been shallow production, their deeper potential has yet to be evaluated. If we discover sufficient reserves of oil or gas, we intend to exploit them. Although we are currently focused primarily on projects located in certain geographic regions, we remain open to attractive opportunities in other areas. We do not have any known reserves on any of our properties.

We carry out operations both directly and through participation in ventures with larger and more established oil and gas companies to whom we have farmed out projects. We currently have or are involved in projects in the Kyrgyz Republic, Albania, Tajikistan, Mongolia and Chile. The following is a brief description of each of our current projects.

Kyrgyz Republic

We own 25% of South Petroleum Company, a joint stock company formed in Kyrgyz Republic. Santos International Holdings PTY Limited, an Australian company, owns 70% of South Petroleum and Kyrgyzneftgaz, a Kyrgyz government entity, owns the remaining five percent. Santos International Holdings PTY Limited is the wholly-owned subsidiary of Santos Limited, which is listed on the Australian Securities Exchange and is one of Australia’s largest onshore gas producers. South Petroleum owns five exploration licenses that cover a total area of approximately 569,578 acres (or 2,305 km2) located in the Fergana Basin which is an intermontane basin, the greater part of which lies mainly in the eastern part of Uzbekistan. South Petroleum has no known reserves on lands covered by these licenses.

South Petroleum Company

At inception, DWM Petroleum, our wholly-owned subsidiary, owned 90% of South Petroleum. The Kyrgyz government, through its operating entity Kyrgyzneftgaz, owned the other 10%.

Farm-In Agreement

On October 4, 2006, we agreed to sell 70% of South Petroleum to Santos International Operations PTY Ltd. We sold the 70% interest in South Petroleum and wrote off $905,939 in debt owed to us by South Petroleum in exchange for an upfront cash payment of $4 million. In addition, Santos International Holdings PTY Ltd. agreed to fund and carry out a two-phase work program on the licensed area. The agreement called for overall expenditures of approximately $11,500,000 during Phase 1 and approximately $42,000,000 during Phase 2, for a total work program of approximately $53.5 million. In addition, Santos International is responsible for general administration and office overhead costs incurred during the work program, which we estimate to be approximately $1,000,000 per year. Phase 1, which is described below, was completed on October 24, 2008. On December 2, 2008, Santos International commenced Phase 2.

Phase 1

During Phase 1 of the work program, Santos International was required to:

  undertake geological studies (at an estimated expenditure of $500,000);
  subject to the availability and quality of original data, reprocess up to 5,000 kilometers of 2D seismic (at an estimated expenditure of $1,000,000); and
  at its election, acquire and process either: (i) 1,000 kilometers of 2D seismic; or (ii) a combination of 2D seismic and 3D seismic, the total cost of which would be equivalent to the total cost of acquiring and processing 1,000 kilometers of 2D seismic, up to a maximum expenditure of $10,000,000 (with Santos International having the right to deduct those seismic acquisition and processing costs above U.S. $10,000,000 from the maximum expenditure caps).

Phase 2

On December 2, 2008, Santos International entered into Phase 2 of the work program. Under Phase 2, Santos International is to:

  drill three exploration wells in the license area to a maximum expenditure of $7,000,000 per well; and

  drill three appraisal wells in the license area to a maximum expenditure of $7,000,000 per well.

If Santos International spends in excess of $42,000,000 on the exploration and appraisal wells, we will be obligated to pay 30% of the excess. Such excess expenditure would be subtracted from future dividend payments out of future revenues, but if there are no future revenues, we have no future obligation to fund such expenditure. Santos International is required to consult with us, and endeavor to reach agreement with us, on the location of each of these wells but if Santos International and we cannot agree then Santos International will have the right to determine the location. Santos International agreed to use its best efforts to begin drilling the first of these exploration wells as soon as practicable after December 2, 2008 (and in any event by no later than December 2, 2009) and to begin drilling the second exploration well in the Phase 2 work program within twelve months after the date that it finishes drilling the first exploration well, but there is no penalty if Santos International fails to meet this schedule. Within 60 days after completion of the drilling of the second exploration well, Santos International may withdraw from the farm-in agreement without any additional penalty.

Share Purchase Agreement

On December 7, 2006, we entered into an agreement with Kyrgyzneftgaz to purchase half of its 10% interest in South Petroleum for KGS 10,005,000, which at that time represented approximately $241,375. At title transfer on January 25, 2007, we paid KGS 2,005,000 (approximately $48,372 at the exchange rate at that time); on June 6, 2007, we paid an additional KGS 4,000,000 (approximately $96,800 at the exchange rate at that time); and on December 7, 2007 we paid an additional KGS 4,000,000 (approximately $109,560 at the exchange rate at that time).

Operating Activities

Seismic operations in the Tuzluk license began on September 30, 2007 and were completed in June 27, 2008 with a total of 315.4 km of seismic data having been acquired in the Tuzluk license. Following completion of operations in the Tuzluk licence, seismic operations on the Nanai license began on July 18, 2008 and were completed by the end of October 20008. During the third quarter of 2008, 100.2 km of seismic data was recorded for this license. During the first quarter of 2009, seismic operations were initiated on the Soh license. By the first quarter of 2009, a total of 124.56 km seismic data was recorded. Also several initiatives have been undertaken in relation to the seismic program including data exchange agreements for neighboring licenses.

The new data are being integrated into prior data sets and reprocessing and scanning of Soviet era seismic data and digitizing of well logs have continued. Also technical review works have been conducted for generating new prospects and leads for future drilling.

In June 2009, South Petroleum and Caspian Oil and Gas, through its subsidiary CJSC Sherik commenced a shallow drilling program of 2-4 wells in the Soh and Tuzluk licenses with the drilling of an exploration well at the North Ayzar-1 prospect (on the Tuzluk license). Projected total depth of this well is 1,950 meters and it is expected to take from 20 to 30 days to drill. Following the drilling of the North Ayzar-1, the drill rig is scheduled to be moved to a second deeper prospect called the Huday Nazar in the Soh license area where drilling would commence approximately two weeks later. The planned depth of the well on the Huday Nazar is 2,400 meters.

Planning for deep drilling is also ongoing. Work has been underway to assess rig availability, infrastructure, import and transport routes, import procedures, national and local planning, and contractual requirements and preliminary location and access scouting for the drilling of up to four deep wells in 2010. We are preparing for a deep drilling program, which is expected to commence in early 2010.

Licenses

The Kyrgyz government granted South Petroleum six licenses between April 2004 and August 2006, five of which were subsequently renewed. These five existing licenses are set to expire between April 29, 2010 and January 28, 2013 but are automatically renewable for up to ten years once a report has been submitted to the Kyrgyz government detailing the progress of a work program and once the associated minimum expenditures have been made. Upon the discovery of reserves that may be commercially exploited, licenses can be exclusively converted into exploitation licenses.

Exploitation licenses are granted for 20 years with the subsequent extensions depending on the depletion of the resource. There is a yearly fee payable to the government of approximately $150 per license and a minimum annual work program of $50 per km2 (approximately $115,250 per year for the land covered by the licenses). All taxes and work commitments on the five licenses are current. There is a 3% royalty and a corporate tax of 10% payable to the Kyrgyz government on revenue from production from the areas covered by these licenses.

The table below summarizes the licenses; the map below sets out their locations and a brief description of each active license follows.

License	Area (km2 )	Date of Award	Date Renewed	Current Expiry Date
Nanai	999	July 9, 2004	February 5, 2009	January 28, 2013
Soh	631	April 29, 2004	April 29, 2006	April 29, 2010
West Soh	160	April 29, 2004	April 29, 2006	April 29, 2010
Tuzluk	474	April 29, 2004	April 29, 2006	April 29, 2010
Naushkent	41	April 29, 2004	February 5, 2009	January 28, 2013
Arkyt	848	August 23, 2005	n/a	August 23, 2007

South Petroleum decided to not renew the Arkyt license, and as a result, it expired on August 24, 2007.

Nanai Exploration License

The Nanai exploration license is located in the northern zone of the Fergana Basin bordering Uzbekistan to the south. We have identified three structures in this zone called Alabuka 1, 2 and 3. We believe that the target structures are situated in a footwall of a large shallow-dipping thrust bringing the Paleozoic rocks on the top of the tertiary and quaternary sequence. The seismic database consists of seven dip and four strike lines although only the ends of three of these lines cover any part of the structures. Therefore the structural definition relies heavily on the use of analogies to proven structures mapped in Uzbekistan to the south. The current mapping covers only approximately 10% of the available area, and we believe that similar structures may exist elsewhere within the license. As a result, we cannot quantify the potential in this license with the current database. Between 1993 and 1996 Kyrgyzneftgaz drilled a well Alabuka-1 on the license. Kyrgyzneftgaz aimed this well at a shallower target in the upper thrust sheet and did not penetrate into the lower thrust sheet. This well encountered in excess of 1,000 meters of Paleozoic rocks thrust over Paleocene to Pliocene rocks and proved presence of tertiary reservoir rocks beneath the Paleozoic rocks in the hanging wall of the thrust.

Naushkent Exploration License

The Naushkent exploration license is located in the northern zone of the Fergana Basin bordering Uzbekistan to the south. Currently, there is no seismic or well data in this license. The only available data is an old Soviet map showing a closed structure. Seismic exploration is required to get volumetric characteristics for the structure shown on the Soviet map.

Soh and West Soh Exploration Licenses

The Soh and West Soh exploration licenses are located in the southern zone of the Fergana Basin bordering Uzbekistan to the north. We have identified two deep lower thrust sheet structures called Burdalyk and Kyzyl Kurgan as well as a number of other structures, including undrilled fourway dip closures at the upper thrust sheet level (Katran, Kan) and a shallow structure with a topseal provided by a tar mat (West Chaur). There are several producing oil and gas fields within the region that are excluded from the exploration license.

The seismic database consists of eleven dip and four strike lines. Of these lines only seven are relevant to the Kyzyl Kurgan structure and none relate to the Burdalyk structure. Data from the North Soh field indicates that in this area the Oligocene and Eocene pay beds are predominantly oil prone and that the Cretaceous pay beds are predominantly gas prone.

Tuzluk Exploration License

The Tuzluk exploration license is located in the southern zone of the Fergana Basin bordering Tajikistan to the north. There are a number of established oilfields in this area (Beshkent-Togap, Tashravat, Tamchi, Karagachi) that have produced from the upper thrust sheet. These fields are excluded from the exploration license. More significant for the exploration potential is the North Karakchikum field which straddles the Tajikistan/Kyrgyz Republic border and is analogous to the South and West Tuzluk prospects. Five structures called Selkan, Arka, West Tuzluk, South Tuzluk and the Tashravat Monocline have been identified. The seismic database is relatively large but rather uneven in coverage. Five deep stratigraphic wells were drilled at a depth of over four kilometers by the Soviets in the area of Tuzluk structures. The wells intersected thrust faults and proved the structural concept. Two of them intersected oilwater contact at the South Tuzluk structure.

Albania

On December 26, 2007, two production sharing contracts with the Albanian government in Tirana became effective. These agreements cover four blocks that cover approximately 766,000 acres (or approximately 3,100 km2). The locations of these blocks, blocks A, B, D and E are set out in the map below.

The rights to explore the blocks covered by the agreements were previously held by Royal Dutch Shell plc and Coparex International S.A. (acquired by Lundin Petroleum AB on September 20, 2002). Royal Dutch Shell and Coparex worked independently of one another in their initial discovery of the overall under-thrust structure creating data sets at an aggregate cost of approximately $25 million. According to their studies, the four blocks hold a large deep under-thrust structure. Numerous oil seeps have been located where the reservoir rock outcrops along a significant portion of the eastern side of the blocks.

As Royal Dutch Shell and Coparex worked independently of one another in their initial discovery of the overall under-thrust structure, we believe that they did not benefit from each other’s seismic acquisition or understanding of the area’s geology. We are combining the two companies’ $25 million data sets for the first time and we hope to refine the Royal Dutch Shell/Coparex models while greatly increasing the accuracy of the original estimates. We have recruited a team of geologists and administration staff and work is underway to refine the original Royal Dutch Shell/Coparex structural model. Work to date using the Royal Dutch Shell/Coparex data set by our Albania exploration team has outlined a series of large prospects within the blocks. Following our conclusion of this study, we intend to hire an external independent engineering consultant to evaluate the results.

The production sharing agreements covering the blocks set out minimum work and expenditure requirements for three phases that we must comply with in order to maintain the exploration rights for the different blocks. Failure to comply with the work and financial requirements in any one phase means that the exploration period will terminate and we would not be able to enter the other phases for the applicable blocks. Although one production sharing contract covers two blocks and the other covers the other two, the programs for each set of blocks are mostly identical. Under the original agreements, completion of the three phases will take between seven and eight years at a minimum expenditure of $15,620,000 for each of the two agreements.

Phase 1 Minimum Work and Financial Program

We have until December 26, 2010 to complete the requirements in Phase 1. After Phase 1, we have the option either to continue pursuing or to relinquish the exploration rights. The Phase 1 minimum work and financial program requires the following:

  the undertaking of a minimum of $400,000 in geological and geophysical studies;
  the re-processing of at least 200 km (later reduced, as discussed below) of seismic data at a minimum cost of $120,000; and

  the acquisition and processing of either 300 km of 2D seismic at a minimum cost of $2,500,000 or the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

Phase 2 Minimum Work and Financial Program

We have two years from the completion of Phase 1 to complete Phase 2. We may extend this phase at no additional cost for another year. The Phase 2 minimum work and financial program requires the following:

  the undertaking of a minimum of $300,000 in geological and geophysical studies; and
  the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

Phase 3 Minimum Work and Financial Program

We have two years from the completion of Phase 2 to complete the requirements in Phase 3. We may extend this phase at no additional cost for another one year, less any time by which we extended Phase 2. The Phase 3 minimum work and financial program requires the following:

  the undertaking of a minimum of $300,000 in geological and geophysical studies; and
  the drilling of an exploration well to a depth of at least 3,000 meters at a minimum cost of $6,000,000.

On April 3, 2009, we successfully negotiated new work programs under our two production sharing contracts for our exploration blocks A & B and D & E in Albania with the Albanian authorities. For the production sharing contract covering blocks A & B, we reduced the minimum seismic line kilometers from 300 km of 2D seismic to 189 km for Phase 1, which was completed by December 31, 2008. For production sharing contract covering blocks D & E, we reduced the minimum seismic line kilometers from 300 km to 110 km of 2D seismic for Phase 1.

We have also signed a production sharing contract for blocks 2 and 3 in Albania. The blocks cover approximately 850,000 acres (or approximately 3,400 km2). Formal ratification of the production sharing contract by Albania’s council of ministers is expected in the near future.

On April 21, 2009, we entered into a non-binding letter of intent with an unrelated third party concerning the possible farm-in, by that third party, to our Albanian properties. The letter of intent is subject to, among other conditions, the negotiation and execution of a formal agreement, the completion of due diligence and other conditions typical of a non-binding letter of intent in our industry.

On July 15, 2009, our wholly owned subsidiary, DWM Petroleum AG signed an extended farm-out term sheet covering certain blocks in Albania to a finance group of international oil and gas investors. Both parties have agreed to keep the terms confidential until the signing of a shareholders’ agreement.

Blocks 2 and 3 were explored by Occidental Petroleum and the Albanian National Petroleum Company “Albpetrol” before. In December 2001, Occidental Petroleum’s Shpiragu-1 well on block 2 was declared an oil discovery (TD= 5,333 meters; 17,500 feet). Shpiragu-1 demonstrated the presence of Light 37-40 API gravity oil with 2.3% sulphur at average rate 400-1,200 bpd oil and associated gas with minor CO2 and H2S with GOR between 2,000-5,000 scf/bbl from the Eocene-Cretaceous carbonate subthrust sheet. The flow rates were achieved despite severe reservoir damage due to drilling mud invasion into the formation.

As the existence of oil is proven, although no quantity has been measured, we intend to appraise the Shpiragu reservoir by drilling an appraisal well in Phase I. Blocks 2 and 3 require no further seismic acquisition, however, existing high resolution 2D seismic data suggests significant potential for additional structures which have been mapped by our Albanian project team.

Geologists and geophysicists of our team in Albania prepared a seismic program for 400 km of 2D linear seismic for blocks A, B, D and E. The Geological Institute of Israel commenced with the first part of the program and realized by the end of December 31, 2008, 189 km of 2D seismic. A revised technical study including resource estimates and an economic study was made by an independent consultant. The reprocessing of selected lines (800 km) from previous seismic explorations was finished. A number of field trips were made to optimize the construction of roads for the drilling trucks. We also received the final results of the seismic program relating to blocks A & B from the Geological Institute of Israel. We also performed the final seismic interpretation of all seismic data for block A, integrating new and existing seismic data, including well data and surface geology. We also prepared various time and depth maps, geological map, seismic line and well location maps for blocks A & B.

There are no known reserves on our properties in Albania. We have started with the Phase 1 work program on December 26, 2007 and we expect that this will last for three years.

Tajikistan

On July 25, 2007, the Tajikistan government awarded our subsidiary, CJSC Somon Oil Company, an exploration license in the Fergana Basin covering approximately 303,198 acres (approximately 1,227 km2). The license expires in October 2014. In addition, we anticipate the Tajikistan government granting Somon Oil a North Tajik license in the near future. Somon Oil was formed on June 28, 2005, and we hold a 90% interest in Somon Oil while Anavak LLC holds the remaining 10%.

This license, the West (Novobod-Obchai-Kalacha) license, contains a number of under-thrust leads and prospects including the Khodja-Bakirgan which is several kilometers north of South Petroleum’s South Tuzluk prospect in the Kyrgyz Republic. The West license is also adjacent to the Niyazbek, North Karachikum oil field which is in Tajikistan. We have no rights to production or reserves contained in oil fields which already exist on the Novobod-Obchai-Kalacha license. Approximately 60% of the block in the license is covered by former Soviet era seismic data. Our targeted leads and prospects are found within this area and the geological and structural setting appears to be similar to South Petroleum’s Tuzluk block. Seven prospects of a size similar to or larger than South Petroleum’s South Tuzluk prospect have been seismically identified on the license.

We entered into an option agreement with Santos International on December 10, 2007. Under the option agreement, Santos International will pay an amount equivalent to the seismic acquisition costs in the Tajik area (approximately $1.3 million) in consideration for an option to farm-in to Somon Oil’s prospecting licenses. In connection with the seismic program, Santos International has funded $625,261, representing the first portion of the option premium. If Santos International funds the balance of the seismic acquisition costs and exercises its option to enter into a farm-in agreement, it would acquire a 70% interest in Somon Oil from us in exchange for certain future expenditure commitments for the exploration and development of the licenses. These commitments will be set out over three phases and will include costs associated with the acquisition of additional 2D seismic (Phase 1), the drilling of a number of exploration wells (Phase 2) and further appraisal drilling (Phase 3). Santos International may elect to withdraw at the completion of Phase 2. Currently, there is no specific date by which Santos International must exercise the option. During 2008, Santos International paid a second portion of the option premium in the amount of $558,696.

In connection with the option agreement, Somon Oil has entered into a seismic agreement with Saratovneftegeofizika or SNG under which SNG was to carry out approximately 110 kilometers of 2D seismic acquisition in Tajikistan. This agreement underlies the option agreement and was designed to meet a condition set by the Tajik authorities, whereby once work has commenced in the West licence, an additional licence area, the North Tajik license, may be granted to Somon Oil.

Starting in late December 2007, operations across the border into Tajikistan were conducted on the first of a number of seismic line extensions with the aim of obtaining long receiver offset data to improve imagery of the Tuzluk subthrust leads. Such data will be available to South Petroleum through a trade agreement with Somon Oil. A total of 123 km of 2D seismic data were acquired in the Somon Oil block by the end of June 2008. During the first quarter of 2009, we prepared business plan for the northern Tajik area and the report for carrying out the first phase 2D seismic exploratory works.

There are no known reserves on this property.

Chile

On August 10, 2007, we created a consortium with Independent Petroleum Resources, a Texas company, with exploration and production operations in North America, North Africa, the Middle East, and Southwest Asia. A joint operating agreement signed on April 16, 2008 formalized the governance of the consortium and the legal entity that will carry out its operations.

On November 21, 2007, the consortium was awarded a license to explore and exploit the onshore Tranquilo block by Empresa Nacional del Petróleo-Chile. The contract relating to this license was ratified by the Council of Ministers in July 2008. The block, the largest among the 10 exploration blocks offered (6,760 km2) is situated in the Magallanes Basin in the southern part of Chile, with high exploration potential acreage with fields and infrastructure nearby. We incorporated Manas Energia Limitada, a Chilean company, to hold the license.

The contract relating to the license establishes three exploration periods of three, two and two years, respectively, and a production period of 25 years. We believe that the minimum exploration commitment by the consortium in Phase I will be approximately $14,360,000, of which we and Independent Petroleum Resources will each be responsible for half. Independent Petroleum Resources is currently the designated operator for the block. We anticipate that the total minimum outlay for the exploration project in Chile will be $33,260,000. The obligations under the contract are substantially as follows:

Phase 1, the first exploration phase (three years), consists of a minimum work and financial program of:

  shooting 370 km2 of 2D seismic at a minimum cost of $2,960,000;
  shooting 160 km2 of 3D seismic at a minimum cost of $3,600,000; and
  drilling six exploration wells at a total minimum cost of $7,800,000.

Phase 2, the second exploration phase (two years), consists of a minimum work and financial program of:

  shooting 370 km2 of 2D seismic;
  shooting 220 km2 of 3D seismic; and
  drilling four exploration wells at a total minimum cost of $10,200,000.

Phase 3, the third exploration phase (two years), consists of a minimum work and financial program of:

  shooting 150 km2 of 2D seismic at a minimum cost of $8,700,000;
  shooting 150 km2 of 3D seismic; and
  drilling four wells.

On April 29, 2008, Independent Petroleum Resources and we entered into a farm-out agreement with GeoPark Holdings Ltd. and Pluspetrol S.A. GeoPark is a publicly traded Bermuda company (its shares trade on the AIM market of the London Stock Exchange) with extensive oil and gas holdings in Chile, while Pluspetrol is a privately owned oil and gas exploration company headquartered in Argentina with oil and gas interests in Argentina, Peru, Bolivia and Chile. Pursuant to the agreement, Independent Petroleum Resources and we will each hold 20% of the project and Geopark and Pluspetrol will each hold 30%. An application for the transfer of the shares to the ministry was made after the first operations meeting with the Chilean ministry on August 26, 2008. If approved, Geopark will take over as operator from Independent Petroleum Resources. Geopark is already operator for another petroleum block located in the Magallanes basin.

Under the farm-out agreement we are carried for 8.6% and have to fund the remaining 11.4% of the capital expenditures during the first phase of work. We are responsible to finance our 20% share of all capital expenditures exceeding $14,360,000 of the first phase.

A joint operating contract has been negotiated between Independent Petroleum Resources, Pluspetrol, Geopark and us, under which the operatorship will be transferred from Independent Petroleum Resources to Geopark. Geopark presented first operational activities to Independent Petroleum Resources, Pluspetrol and us including a preliminary project plan for phase 1, results of scouting with a seismic crew and geological interpretation of the prospects. During the fourth quarter of 2008, Geopark made a number of field trips and it has refined the current geological model on basis of existing data of our block and on data from surrounding blocks which Geopark is operating. Geopark has refined the first phase exploration program and released a tender for the 2D and 3D seismic acquisition project planned for 2009. Also Geopark has continued gathering digital database and catalogued the well files. Part of this is a surface geology study, and the commencement of an environmental base study.

We anticipate that one of the first activities of Geopark after the operatorship is officially transferred will be reprocessing and reinterpretation of existing 1,428 km 2D seismic and evaluation of the existing wells to determine future drilling prospects and possible production opportunities in 2009.

There are no known reserves on this property.

Mongolia

On September 6, 2007, we entered into a memorandum of understanding with Shunkhlai Energy, a Mongolian company, pursuant to which we have the right to purchase a 90% interest in Shunkhlai Energy. Shunkhlai Energy won a bidding round for petroleum exploration in Mongolia for block XXIII. This memorandum of understanding is not binding and depends on the occurrence of certain events.

We have also won the tender for blocks 13 and 14. Both blocks were ratified in December 2008.

We had discussions with members of the Mongolian ministry regarding a tender of several blocks in the South East of Mongolia. As the Mongolian ministry made no decision regarding a tender, we have not conducted any geological or geophysical work.

On April 21, 2009, we signed production contracts with the Petroleum Authority of Mongolia. The signing ceremony follows a review process by Mongolian Government and Security Council and formal ratification by parliament. Subject to payment of fees, this represented the final step in assigning blocks 13 and 14 for exploration and exploitation according to Mongolian law.

We own a 74% interest in blocks 13 and 14, which cover an aggregate of over 20,000 km2 or almost five million acres, of land located on Mongolia’s southern border. The production contracts provide for a five-year exploration period (with two optional six month extensions allowed) beginning on the effective date of April 21, 2009, and a twenty-year exploitation period (with two five year extensions allowed). The remaining 26% interest in blocks 13 and 14 is held by a Mongolian oil and gas company and two investors.

Our geologists supported by experts from the Geological Institute of Israel and the University of Novosibirsk have completed a Phase 1 field work program defining structural trends with potential petroleum accumulations. Based on these results and previous data we are currently designing a seismic acquisition program. We further prepared the set up of the infrastructure for a base office in Ulaan Bator, the capital of Mongolia. It is planned, that the office will also function as a base camp for geological expeditions within our blocks in Mongolia. Our geologists also performed several geological field trips within our blocks 13 and 14.

Beginning the summer of 2009, we plan to conduct a $1.6 million exploration program. We expect the program to include reconnaissance and geological mapping, gravimetric profiling and lithographic and paleontologic stratigraphic work and reprocessing of seismic data. We have currently set aside $2 million in Mongolia to fund exploration.

There are no known reserves on this property.

Competition

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies that have substantially greater technical, financial and operational resources and staff. We compete with these individuals and companies for desirable oil and gas leases, exploration and exploitation licenses, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds.

We believe several factors that differentiate us from our competitors include our extensive personal network among public officials and private employees in the oil and gas industry in the Commonwealth of Independent States and the Balkan countries, an ability to increase value through exploration of known structures and our command of modern geological knowledge and new concepts implemented to existing seismic and well data bases.

Need for Government Approval

Our business depends on the approval of different governments for various matters, including for the grant of exploration and exploitation rights for oil and gas projects. We have an interest in a venture that has licenses from the Kyrgyz Republic government for the exploration and possible exploitation on land covering approximately 3,153 km2, we have entered into production sharing contracts with an agency of the Albanian government for the exploration and possible exploitation of land covering approximately 3,100 km2 and we have licenses from the government of Tajikistan for the exploration of approximately 1,227 km2 of land.

Regulation

Our industry is affected by numerous laws and regulations, including discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties, taxation and other laws and regulations relating generally to the energy industry. These laws and regulations vary according to where each project is located. Changes in any of these laws and regulations or the denial or vacating of permits and licenses could have a material adverse effect on our business.

Our operations are in, and our focus will continue to be on, operations in emerging markets. Generally, legal structures, codes and regulations in emerging markets are not as well defined as they can be in more developed markets and they are therefore more likely to change rapidly. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations currently comply in all material respects with applicable laws and regulations. There are no pending or threatened enforcement actions related to any such laws or regulations. We believe that the existence and enforcement of such laws and regulations will have no more restrictive effect on our operations than on other similar companies in the energy industry.

Environmental Matters

We and the projects that we have invested in are subject to national and local environmental laws and regulations relating to water, air, hazardous substances and wastes, and threatened or endangered species that restrict or limit our business activities for purposes of protecting human health and the environment. Compliance with the multitude of regulations issued by the appropriate administrative agencies can be burdensome and costly. We believe that our operations currently comply in all material respects with applicable national and local environmental laws and regulations.

Research and Development

Our business plan is focused on a strategy to maximize the long-term exploration and development of our oil and gas projects. To date, the execution of our business plan has largely focused on acquiring prospective oil and gas licenses and negotiating production sharing agreements. When this stage nears completion, we intend to use the results obtained from this dedicated research to establish a going forward exploratory drilling and development plan. Recently, we have begun exploration operations in connection with our Albanian project.

Employees

We have 20 full time employees, including most of our directors. Of our 20 employees, five are located in Switzerland and the rest are located in Albania, Canada, Chile and Central Asia. Although we do not expect to increase our number of employees over the next twelve months, we are not currently able to predict if new employees will be employed in the coming twelve months. We outsource contract employment as needed and will continue to do so.

Description of Property

Executive Offices and Registered Agent

Our principal business office is located at Bahnhofstrasse 9, 6341 Baar, Switzerland, where we have rented 300 square feet of office space for approximately $780 per month (CHF900).

Our branch office in Albania is located at Rruga: “Ismail Qemali”, Pallati 2K, Ap. 1&2, Kati I Trete in Tirana, the capital of Albania. The office covers 4,026 square feet of office space for approximately $3,315 per month (EUR2,600). We entered into a leasing contract on September 1, 2007 for 12 months. The contract will be automatically extended with the same terms and conditions for two additional 12 month periods covering September 1, 2008 to August 31, 2009 and September 1, 2009 to August 31, 2010, respectively.

Our registered office for service in the State of Nevada is located at Nevada Corporate Services, Inc., 8883 West Flamingo Road, Suite 102, Las Vegas. NV 89147. In addition, the offices of Velletta and Company, located in Victoria, British Columbia, is our registered office in the Province of British Columbia. Velletta and Company’s address is 4th Floor – 931 Fort Street, Victoria, British Columbia V8V 3K3, Canada.

Oil and Gas Properties

For information regarding our oil and gas properties, see “Description of Business.”

Legal Proceedings

We know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our properties, or the properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market information

Our common stock is quoted on the OTC Bulletin Board of Financial Industry Regulatory Authority and on the over the counter market of Pink OTC Markets Inc. Quotations of our common stock on the OTC Bulletin Board and on the Pink OTC Markets Inc. have been sporadic, and trading volume has been low. Our symbol is “MNAP”, and our CUSIP number is 56176Q 10 2.

Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions

Quarter Ended	High Bid	Low Bid
March 31, 2009	$0.25	$0.08
December 31, 2008	$0.70	$0.15
September 30, 2008	$0.88	$0.45

June 30, 2008	$1.85	$0.80
March 31, 2008	$2.95	$1.60
December 31, 2007	$4.45	$2.52
September 30, 2007	$6.37	$3.15
June 30, 2007	$6.07	$2.97
March 31, 2007	$3.05	$2.11

On July 28, 2009, the closing price for our common stock as reported by the OTC Bulletin Board was $0.48 per share.

Transfer Agent

Our shares of common stock are issued in registered form. The transfer agent and registrar for our common stock is Island Stock Transfer. Its address is 100 First Avenue South, Suite 287, St. Petersburg, Florida 33701.

Holders of Common Stock

As of July 28, 2009, there were 449 registered holders of record of our common stock. As of such date, 119,051,733 shares were issued and outstanding.

Dividends

The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors. We have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our common stock in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Financial Statements

Financial Statements For the Years Ended December 31, 2008 and 2007

Report of Independent Registered Public Accounting firm

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Cash Flow Statement

Consolidated Statements of Stockholders’ Equity (Deficit)

Notes to the Consolidated Financial Statements

Financial Statements for the Three Month Periods Ended March 31, 2009 and 2008

Condensed Consolidated Balance Sheets

Condensed Consolidated Statements of Operations

Condensed Consolidated Cash Flow Statement

Condensed Consolidated Statements of Stockholders’ Equity (Deficit)

Notes to the Condensed Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
MANAS PETROLEUM CORPORATION

We have audited the accompanying consolidated balance sheets of Manas Petroleum Corporation (a development stage company) and its subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows and changes in shareholders’ equity/(deficit) for each of the two years in the period ended December 31, 2008, and for the period from May 25, 2004 (date of inception) to December 31, 2008 (not presented herein). These consolidated financial statements are the responsibility of Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2008, and for the period from May 25, 2004 (date of inception) to December 31, 2008 (not presented herein), in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in exploration and development of oil and gas resources. As discussed in Note 2 to the consolidated financial statements, the Company’s lack of operating revenues, operating losses since inception and need to raise additional funds raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Deloitte AG
/s/ Roland Müller	/s/ Caleb Patterson
Roland Müller	Caleb Patterson
Auditor in charge

Zurich, Switzerland
April 15, 2009 (July 21, 2009 as to the effects of
the restatement discussed in Note 23)

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
AUDITED

CONSOLIDATED BALANCE SHEETS

	12.31.2008	12.31.2007
	USD	USD
(restated -
ASSETS	refer to
Note 23)
Cash and cash equivalents	225'993	8'480'771
Restricted cash	7'951'784	-
Accounts receivable	96'339	148'346
Prepaid expenses	165'632	125'923
Total current assets	8'439'748	8'755'040

Debt issuance costs	254'311	-
Tangible fixed assets	231'245	153'074
Investment in associate	238'304	238'304
Other non-current assets	-	62'279
Total non-current assets	723'860	453'657

TOTAL ASSETS	9'163'608	9'208'697

LIABILITIES AND SHAREHOLDERS' EQUITY

Bank overdraft	-	2'305
Accounts payable	1'047'315	110'156
Bank loan	1'220'000	-
Accrued expenses Albania fees	-	400'000
Accrued expenses Exploration costs	120'000	-
Accrued expenses VAT	-	264'984
Accrued expenses Professional fees	259'129	408'862
Accrued expenses Interest	98'678	-
Accrued expenses Commissions	70'000	-
Other accrued expenses	122'066	168'192
Total current liabilities	2'937'188	1'354'499

Loan owed to a shareholder	-	39'329
Participation liabilities	640'000	-
Contingently convertible loan	1'739'178	-
Debentures	3'448'540	-
Promissory notes to shareholders	540'646	-
Other non-current liabilities	43'867	-
Total non-current liabilities	6'412'231	39'329

TOTAL LIABILITIES	9'349'419	1'393'828

Common stock (300,000,000 shares authorized, USD 0.001 par value,
119'051'733 and 112,156,488 shares, respectively, issued and outstanding)	119'052	112'156
Additional paid-in capital	43'852'378	21'550'636
Deficit accumulated during the development stage	(44'200'563)	(13'904'456)
Accumulated other comprehensive income	43'322	56'533
Total shareholders' deficit	(185'811)	7'814'870

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	9'163'608	9'208'697

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
AUDITED

CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended

	12.31.2008	12.31.2007
	USD	USD
(restated -
OPERATING REVENUES	refer to
Note 23)
Other revenues	635'318	625'261
Total revenues	635'318	625'261

OPERATING EXPENSES

Personnel costs	(10'476'663)	(5'656'726)
Exploration costs	(4'649'549)	(1'216'510)
Depreciation	(52'877)	(15'633)
Consulting fees	(3'052'920)	(1'400'855)
Administrative costs	(2'724'471)	(5'376'708)
Total operating expenses	(20'956'481)	(13'666'431)

Gain from sale of investment	-	-
Loss from sale of investment	-	(900)
OPERATING LOSS	(20'321'162)	(13'042'070)

NON-OPERATING INCOME / (EXPENSE)
Exchange differences	64'799	(66'053)
Warrants issuance expense	(9'439'775)	-
Interest income	160'556	297'140
Interest expense	(758'657)	(13'688)
Loss before taxes and equity in net loss of associate	(30'294'240)	(12'824'670)

Taxes	(1'867)	(826)
Equity in net loss of associate	-	-
Minority interest in net income	-	-
Net loss	(30'296'106)	(12'825'496)

Weighted average number of outstanding shares	114'856'922	108'614'213
Basic and diluted loss per share	(0.26)	(0.12)

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
AUDITED

CONSOLIDATED CASH FLOW STATEMENT

For the year ended

	12.31.2008	12.31.2007
	USD	USD
(restated -
OPERATING ACTIVITIES	refer to
Note 23)

Net loss for the period	(30'296'106)	(12'825'496)

To reconcile net loss to net cash used
in operating activities

Minority interest in net income	-	-
Gain from sale of investment	-	-
Loss from sale of investment	-	900
Equity in net loss of associate	-	-
Depreciation	52'877	15'633
Amortization of debt issuance costs	95'599	-
Warrant issuance expense	9'439'775	-
Exchange differences	(64'799)	66'053
Interest expense on contingently convertible loan	59'178	-
Interest expense on debentures	246'529	-
Increase in participation liabilities	640'000	-
Decrease / (increase) in receivables	12'298	(220'393)
Decrease / (increase) in other non-current assets	62'279	(62'279)
(Decrease) / increase in accounts payables	937'159	(497'084)
(Decrease) / increase in accrued expenses	(642'165)	1'002'952
(Decrease) / increase in other non-current liabilities	43'867	-
Stock-based compensation	9'790'874	7'245'289
Cash flow from operating activities	(9'622'635)	(5'274'424)

INVESTING ACTIVITIES

Purchase of tangible fixed assets and computer software	(131'048)	(164'425)
Sale of tangible fixed assets and computer software	-	-
Proceeds from sale of investment	-	-
Restricted cash	(7'951'784)	-
Acquisition of investment in associate	-	-
Cash flow from investing activities	(8'082'833)	(164'425)

FINANCING ACTIVITIES

Contribution share capital founders	-	-
Issuance of units	1'849'429	13'208'055
Issuance of contingently convertible loan	1'680'000	-
Issuance of debentures	3'760'000	-
Issuance of promissory notes to shareholders	540'646	-
Issuance of warrants	670'571	-
Cash arising on recapitalization	-	6'510
Shareholder loan repaid	(39'329)	(370'591)
Shareholder loan raised	-	-
Increase in bank loan	1'220'000	-
Payment of debt issuance costs	(279'910)	-
(Decrease) / increase in bank overdraft	(2'305)	(16'698)
Cash flows from financing activities	9'399'102	12'827'276

Net change in cash and cash equivalents	(8'306'366)	7'388'427

Cash and cash equivalents at the beginning of the period	8'480'771	1'090'098
Currency translation effect on cash and cash equivalents	51'588	2'246
Cash and cash equivalents at the end of the period	225'993	8'480'771

Supplement schedule of non-cash investing and financing activities:
Forgiveness of debt by major shareholder	-	-
Deferred consideration for interest in CJSC South Petroleum Co.	-	-
Warrants issued to pay placement commission expenses	-	2'689'910
Debenture interest paid in common shares	213'479	-

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS
AUDITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY / (DEFICIT)

Deficit
				accumulated	Accumulated
				during the	Other Compre-	Total share-	Compre-
	Number of		Additional	development	hensive Income	holders' equity	hensive Income
SHAREHOLDERS' EQUITY / (DEFICIT)	Shares	Share Capital	paid-in capital	stage	(Loss)	/ (deficit)	(Loss)

Balance January 1, 2007	80'000'000	80'000	1'466'071	(1'078'960)	53'464	520'575
Recapitalization transaction (Note 1)	20'110'400	20'110	(356'732)	-	-	(336'622)	-
Stock-based compensation	880'000	880	7'244'409	-	-	7'245'289	-
Private placement of Units, issued for cash	10'330'152	10'330	9'675'667	-	-	9'685'997	-
Private placement of Units	10'709	11	(11)	-	-	-	-
Private placement of Units, issued for cash	825'227	825	3'521'232	-	-	3'522'057	-
Currency translation adjustment	-	-	-	-	3'069	3'069	3'069
Net loss for the year	-	-	-	(12'825'496)	-	(12'825'496)	(12'825'496)
Balance December 31, 2007	112'156'488	112'156	21'550'636	(13'904'456)	56'533	7'814'870	(12'822'427)

Balance January 1, 2008	112'156'488	112'156	21'550'636	(13'904'456)	56'533	7'814'870
Stock-based compensation (restated - refer to Note 23)	2'895'245	2'895	9'787'978	-	-	9'790'874	-
Private placement of Units, issued for cash	4'000'000	4'000	1'845'429	-	-	1'849'429	-
Issuance of warrants	-	-	10'110'346	-	-	10'110'346	-
Beneficial Conversion Feature	-	-	557'989	-	-	557'989	-
Currency translation adjustment	-	-	-	-	(13'212)	(13'212)	(13'212)
Net loss for the period (restated - refer to Note 23)	-	-	-	(30'296'106)	-	(30'296'106)	(30'296'106)
Balance December 31, 2008 (restated)	119'051'733	119'052	43'852'378	(44'200'563)	43'322	(185'811)	(30'309'318)

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

1. CORPORATE INFORMATION

The consolidated financial statements of Manas Petroleum Corporation ("Manas" or the “Company") and its subsidiaries (collectively, “the Group”) for the year ended December 31, 2008 were authorized for issue in accordance with a resolution of the Directors on April 14, 2009. The Company considers itself to be a development stage company since it has not realized any revenues from its planned principal operations. Accordingly, the Company presents its financial statements in conformity with accounting principles generally accepted in the United States of America (US GAAP) that apply in establishing operating enterprises. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

The Company, formerly known as Express Systems Corporation, was incorporated in the State of Nevada on July 9, 1998. The Group has a focused strategy on exploration and developing oil and gas resources in Central Asia (Kyrgyz Republic and subsidiary in Republic of Tajikistan), in the Balkan Region (subsidiary in Albania) as well as in Latin America (subsidiary in Chile).

On April 10, 2007, the Company completed the Exchange Transaction whereby it acquired its then sole subsidiary DWM Petroleum AG, Baar (“DWM Petroleum”) pursuant to an exchange agreement signed in November 2006 whereby 100% of the shares of DWM Petroleum were exchanged for 80,000,000 common shares of the Company. As part of the closing of this exchange transaction, the Company issued 800,000 shares as finders’ fees at the closing price of $3.20.

The acquisition of DWM Petroleum was accounted for as a merger of a private operating company into a non-operating public shell. Consequently, the Company is the continuing legal registrant for regulatory purposes and DWM Petroleum is treated as the continuing accounting acquirer for accounting and reporting purposes. The assets and liabilities of DWM Petroleum remained at historic cost. Under US GAAP in transactions involving the merger of a private operating company into a non-operating public shell, the transaction is equivalent to the issuance of stock by DWM Petroleum for the net monetary assets of the Company, accompanied by a recapitalization. The accounting is identical to a reverse acquisition, except that no goodwill or other intangibles are recorded.

2. GOING CONCERN

The consolidated financial statements have been prepared on the assumption that the Group will continue as a going concern. The Group has historically incurred losses and it incurred a loss of $31,128,761 for the year ended December 31, 2008. Because we have no operating revenues, the Group will require additional working capital to develop its business operations. The cash balance as of December 31, 2008 was $8,177,777, of which $7,951,784 had been restricted for a bank guarantee for the first phase of the work program in Albania (covering the seismic and geological and geographical (“G&G”) costs in Albania) and two escrow accounts for the first phase of our work program in Mongolia (covering the seismic and G&G cost in Mongolia), leaving an available balance of $225,993.

On January 22, 2009, the restricted cash in Mongolia was reduced from $4,000,000 to $2,000,000 in agreement with the Mongolian authorities. The Group immediately repaid its bank loan of $1,220,000 and accumulated interest of $34,248. As a result, the Group was able to free up cash in the amount of $746,752 net of all costs and charges at the Group’s own disposal (no restriction or limitation of these funds after release).

As of February 1, 2009, the corporate cost base had been reduced significantly and therefore, also the expected monthly burn rate from around $650,000 to around $320,000. The main source of the cost savings stem from a reduction in the number of personnel as well as significant salary cuts at the Board of Directors level.

On April 3, 2009, the Company successfully negotiated new work programs for its exploration blocks A & B and D & E in Albania with the Albanian authorities (AKBN), which allowed the Company to reduce a guarantee and release from restriction an additional $2,541,800 in cash that was previously restricted to use only in paying for exploration work in Albania. These funds were released on April 23, 2009. There are no further restrictions or

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

limitations to these funds. In addition, the Company finalized negotiation for an additional loan of $1,300,000, which will be secured by the remaining escrow funds in Mongolia. On May 1, 2009, $1,000,000 of this loan was made available to the Company. The remaining $300,000 is subject to further proof of performance of the work program. Unless the Company raises additional funds, it will be unable to fund its operations with its current resources for the next twelve months.

Based on the revised cost base as well as freeing up cash from the bank guarantee in Albania and the escrow accounts in Mongolia and the additional loan of $ 1,300,000, the Group estimates that it has sufficient working capital to fund operations for eight months from April 2009. In order to continue to fund operations through March 2010 and execute the strategy to develop its assets, the Group will require further funds. It expects to secure these additional funds through possible disposals or farm-outs of its existing interests and the Group is currently in active negotiations with interested parties for such transactions.

The Group intends to raise additional working capital through private placements, public offerings, bank financing and/or advances from related parties or shareholder loans as well as limit its financial obligations by farming-out projects to third parties. During 2008, the Group intended to float additional shares on the TSX Venture Exchange in Toronto, Canada. It still plans to do so, however, given the turbulence in the global equity markets, it now anticipates that the planned financing on the TSX will be postponed until late 2009.

The continuation of business is dependent upon obtaining such further financing. The issuance of additional equity securities could result in a significant dilution in the equity interests of current or future stockholders. Obtaining commercial loans, assuming those loans would be available, will increase liabilities and future cash commitments.

There are no assurances that the Group will be able to complete the disposals or farm-outs of its existing interests or to obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. Nevertheless after making enquiries, and considering the uncertainties above, the directors have a reasonable expectation that the Group will have adequate resources to continues in operations for the foreseeable future.

These conditions raise substantial doubt about the Group’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should it be unable to continue as a going concern.

3. ACCOUNTING POLICIES

The Group’s Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures, if any, of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

Scope of consolidation

The consolidated financial statements include Manas Petroleum Corporation and all companies which Manas Petroleum Corporation directly or indirectly controls (over 50% of voting interest). The companies included in the consolidation are listed in Note 15.

Investments in which the Company exercises significant influence, but not control (generally 20% to 50% ownership) are accounted for using the equity method. The Group’s share of earnings or losses is included in consolidated net income and the Group’s share of the net assets is included in long-term assets.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

Principles of consolidation

The annual closing date of the individual financial statements is December 31, with all cost and income items being reported in the period to which they relate. Intercompany income and expenses, including unrealized gross profits from internal Group transactions and intercompany receivables, payables and loans, have been eliminated. Companies acquired or divested in the course of the year are included in the consolidated financial statements as of the date of purchase respectively up to the date of sale.

Minority interests in the net assets of consolidated subsidiaries are identified separately from the Group’s equity therein. Minority interests consist of the amount of these interests at the date of the original business combination and the minority’s interest in equity since the date of acquisition. Losses applicable to the minority interest in excess of the minority’s interest in the subsidiary’s equity are allocated against the interests of the Group except to the extent that the minority has a binding obligation and is able to make an additional investment to cover the losses.

Foreign currency translation

The consolidated financial statements of the Group are presented in US dollars (“USD” or “$”). The parent Company’s functional currency is the US dollar.

Generally, the local currency is used as the functional currency by each of the Group’s subsidiaries. The Company’s Swiss subsidiary DWM Petroleum changed its functional currency from the Swiss Franc (CHF) into the US dollar (USD) as of January 1, 2007. The change in functional currency was triggered by the signing of an agreement with Santos. Subsequent to the signing of the agreement the majority of the Group’s transactions were denominated in USD. The Company’s Tajik subsidiary Somon Oil, which was founded in 2006, uses Tajikistan Somoni (“TJS”) as its functional currency. Transactions are recorded using the exchange rate at the time of the transaction. All resulting foreign exchange transaction gains and losses are recognized in the Group’s statement of operations.

Income, expenses and cash flows of the consolidated entities have been translated into US dollars (USD) using an average exchange rate of the period. Assets and liabilities are translated using the period end exchange rates. Translation differences are recorded arising from movements in the exchange rates used to translate equity, retained earnings and other equity components and net income for the year are allocated directly to the cumulative translation differences.

The table below outlines the exchange rates utilized:

Average Rates	2008	2007
	TJS	TJS
USD	3.4293	3.4427

Balance Sheet
period-end rates	2008	2007
	TJS	TJS
USD	3.4519	3.4649	TJS = Tajikistan Somoni

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less (petty cash, bank balances and fiduciary deposits).

Accounts receivable and prepaid expenses

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

This position includes receivables from third parties, value added taxes, withholding taxes, loans to employees, prepaid expenses for goods and services not yet received as well as income from the current year that will not be received until the following year. The carrying amount of these assets approximates their fair value. There is currently no reserve for bad debt.

º Tangible fixed assets, computer software and depreciation

Tangible fixed assets (office equipment, vehicles, furniture and leasehold improvements) and computer software are recorded at cost and are depreciated on a straight-line basis over the following estimated useful lives:

Office equipment	4 years
Vehicles	5 years
Furniture	5 years
Leasehold improvements	5 years
Computer software	2 years

º Tangible fixed assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. The carrying value of a long-lived asset or asset group is considered to be impaired when the undiscounted expected cash flows from the asset or asset group are less than its carrying amount. In that event, an impairment loss is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined based on quoted market prices, where available, or is estimated as the present value of the expected future cash flows from the asset or asset group discounted at a rate commensurate with the risk involved.

º Leased assets

Assets acquired under capital leases are capitalised and depreciated in accordance with the Group’s policy on property, plant and equipment unless the lease term is shorter.

Rentals payable under operating leases are charged to the income statement on a straight line basis.

º Current liabilities

Current liabilities include current or renewable liabilities due within a maximum period of one year. Current liabilities are carried at their nominal value, which approximates fair market value.

º Non-current liabilities

º Non-current liabilities include all known liabilities as per year end, which can reliably be quantified with a due date of at least one year after the date of the balance sheet. Non-current liabilities are initially recorded at fair value and are subsequently carried at amortized cost.

º Taxes

Taxes on income are accrued in the same period as the revenues and expenses to which they relate.

Deferred taxes are calculated on the temporary differences that arise between the tax base of an asset or liability and its carrying value in the balance sheet of the Group companies prepared for consolidation purposes, with the exception of temporary differences arising on investments in foreign subsidiaries where the Group has plans to permanently reinvest profits into the foreign subsidiaries.

Deferred tax assets on tax loss carry-forwards are only recognized to the extent that it is probable that future profits will be available and the tax loss carry-forward can be utilized.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

Changes to tax laws or tax rates enacted at the balance sheet date are taken into account in the determination of the applicable tax rate provided that they are likely to be applicable in the period when the deferred tax assets or tax liabilities are realized.

The Group is required to pay income taxes in a number of countries. Significant judgment is required in determining income tax provisions and in evaluating tax positions.

The Group recognizes the benefit of uncertain tax positions in the financial statements when it is more likely than not that the position will be sustained on examination by the tax authorities. The benefit recognized is the largest amount of tax benefit that is greater than 50 percent likely of being realized on settlement with the tax authority, assuming full knowledge of the position and all relevant facts. The Group adjusts its recognition of these uncertain tax benefits in the period in which new information is available impacting either the recognition of measurement of its uncertain tax positions. Interest and penalties related to uncertain tax positions are recognized as income tax expense.

º Revenue Recognition

Revenue is recognized to the extent that it is probable that the economic benefits will flow to the Group and the revenue can be reliably measured. The Group’s revenue consists of consulting fees from contracts with fees based on time and materials which are recognized as the services are performed and amounts are earned and options premiums received for the farm-out of the Group’s exploration interests. We consider amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectability is reasonably assured.

º Exploration and evaluation costs

For exploration and evaluation costs the successful efforts method is applied. All current costs represent geological and geophysical exploration costs and have therefore been charged to the statement of operations as incurred.

º Related parties

Parties are considered to be related if one party directly or indirectly controls, is controlled by, or is under common control with the other party, if it has an interest in the other party that gives it significant influence over the party, if it has joint control over the party, or if it is an associate or a joint venture. Senior management of the company or close family members are also deemed to be related parties.

Pension plans

In accordance with Statement of Financial Accounting Standards No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans (“SFAS 158”), the Group recognizes the funded status of the defined benefit plans in the balance sheet. Actuarial gains and losses are fully recognized in the statement of operations of the respective period.

Stock based compensation

Stock-based compensation costs are recognized in earnings using the fair-value based method for all awards granted. Compensation costs for unvested stock options and awards are recognized in earnings over the requisite service period based on the fair value of those options and awards. For employees fair value is estimated at the grant date and for non-employees fair value is remeasured at each reporting date as required by EITF 96-18. Fair values of awards granted under the share option plans are estimated using a Black-Scholes option pricing model. The model input assumptions are determined based on available internal and external data sources. The risk free rate used in the model is based on the US treasury rate for the expected contractual term. Expected volatility is based on a weighted basket of historic peer group data.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

4. NEW ACCOUNTING STANDARDS NOT YET ADOPTED

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement on Financial Accounting Standards No. 141(R), Business Combinations, an amendment of FASB Statement No. 141 (“SFAS 141(R)”). As part of the conversion project with the International Accounting Standard Board (IASB) this statement implements new application rules for acquisition accounting such as exclusion of transaction costs from the purchase price allocation and recognition of acquired In-Process Research and Development as an indefinite-lived intangible asset. The standard is effective for fiscal years beginning after December 15, 2008 and should be applied prospectively. Early adoption is not permitted. This standard will affect acquisitions after January 1, 2009.

On December 4, 2007 the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements - An Amendment of ARB No. 51. SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership interest in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the non-controlling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The impact, if any, to the Group from the adoption of SFAS 160 in 2009 will depend on the development of our business at that time.

The Emerging Issues Task Force (“EITF”) has issued EITF Issue No. 07-5, Determining Whether an Instrument for an Embedded Feature Is Indexed to an Entity's Own Stock. This standard is effective for annual and interim periods beginning after December 15, 2008. This EITF addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity's own stock. Based on this revised guidance the Company is evaluating the impact that this standard will have on our financial statements. Our current analysis indicates that we will be required to reclassify all of our warrants from equity to liabilities and record subsequent changes in fair value in the statement of operations. The adoption of EITF 07-5 will also require an adjustment to the opening balance of retained earnings for the cumulative effect of the change in accounting principle.

5. CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

	USD (held in USD)	USD (held in EUR)	USD (held in CHF)	USD (held in other currencies)	USD TOTAL Dec 31, 2008	USD TOTAL Dec 31,2007
Cash and Cash Equivalents	123,258	520	98,262	3,953	225,993	8,480,771

Cash and cash equivalents are available at the Group’s own disposal, and there is no restriction or limitation on withdrawal and/or use of these funds. The Group’s cash equivalents are placed with high credit rated financial institutions. The carrying amount of these assets approximates their fair value.

The Group has a bank guarantee for the Albanian project of $3,951,784 to be used for investments in G&G and seismic work carried out in Albania. The funds in the bank guarantee will be continuously reduced on a monthly basis in accordance with negotiations with the Albanian government and are available at the Group’s own disposal thereafter (there is no restriction or limitation of these funds after their release).

The Group has two escrow accounts for the Mongolian project of $2,000,000 each (total $4,000,000) which cover the G&G and seismic work expected to be carried out in Mongolia for Phase 1. The funds in the escrow accounts

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

will remain until Phase 1 of the work program are completed in accordance with the Mineral Resources and Petroleum Authority of Mongolia and are available at the Group’s own disposal thereafter (there is no restriction or limitation of these funds after their release). If the Group does not complete Phase 1 these funds will be forfeit.

6. TANGIBLE FIXED ASSETS

2007	Office Equipment	Vehicles	Leasehold	Total
	& Furniture		Improvements
	USD	USD	USD	USD
Cost at January 1	5,436	-	-	5,436
Recapitalization transaction (Note 1)	3,407	-	-	3,407
Additions	69,001	53,000	42,424	164,425
Cost at December 31	77,845	53,000	42,424	173,269

Accumulated depreciation at January 1	(1,438)	-	-	(1,438)
Recapitalization transaction (Note 1)	(3,123)	-	-	(3,123)
Depreciation	(5,909)	(9,000)	(724)	(15,633)
Accumulated depreciation at December 31	(10,471)	(9,000)	(724)	(20,195)

Net book value at December 31	67,374	44,000	41,700	153,074
2008	Office Equipment	Vehicles	Leasehold	Total
	& Furniture		Improvements
	USD	USD	USD	USD
Cost at January 1	77,845	53,000	42,424	173,269
Additions	51,718	74,379	4,952	131,048
Cost at December 31	129,563	127,379	47,375	304,317

Accumulated depreciation at January 1	(10,471)	(9,000)	(724)	(20,195)
Depreciation	(26,083)	(17,400)	(9,394)	(52,877)
Accumulated depreciation at December 31	(36,554)	(26,400)	(10,117)	(73,072)

Net book value at December 31	93,008	100,979	37,258	231,245

Depreciation expense and accumulated depreciation for the year ended December 31, 2008 were $52,877 and $73,072, respectively.

7. STOCK COMPENSATION PROGRAM

On May 1, 2007 the Board of Directors approved the granting of stock options according to a Nonqualified Stock Option Plan. This stock option plan has the purpose (a) to ensure the retention of the services of existing executive personnel, key employees, and Directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel, key employees, consultants and Directors; (c) to provide incentive to all such personnel, employees, consultants and Directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; and (d) allowing vendors, service providers, consultants, business associates, strategic partners, and others, with or that the Board of Directors anticipates will have an important business relationship with the Company or its affiliates, the opportunity to participate in the ownership of the Company and thereby to have an interest in the success and increased value of the Company.

This plan constitutes a single “omnibus” plan, the Nonqualified Stock Option Plan (“NQSO Plan”) which provides grants of nonqualified stock options (“NQSOs”). The maximum number of shares of common stock that may be purchased under the plan is 20,000,000.

On May 2, 2007, the Company granted 7,850,000 stock options to employees and consultants at a price of USD 4.00 per share. The closing share price at grant date was USD 3.55, hence the strike price was out-of-the-money. These stock options vest over 36 months with 1/12 vested per quarter. Compensation cost, being the fair value of the

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

options at the grant date, is calculated to be USD 13,352,850 of which USD 1,112,738 will be expensed every quarter as the remainder vest.

On May 2, 2007, the Company granted 900,000 stock options to consultants at a price of USD 4.00 per share. These stock options vest over 36 months with 1/12 vested per quarter. The consulting expense for the year ended December 31, 2007 was $340,604 and for the year ended December 31, 2008 it was a credit of $322,450 resulting from the significant decrease in the fair value of the options over the year.

On June 1, 2007, the Company granted 1,500,000 stock options to an Officer and Director at a price of USD 4.90 per share. The strike price represents the closing share price on the grant date. These stock options vest over 36 months with 1/12 vested per quarter. Compensation cost, being the fair value of the options at the grant date, is calculated to be USD 3,933,584 of which USD 327,799 will be expensed every quarter as the remainder vest.

On June 25, 2007, the Company granted 400,000 stock options to an Officer at a price of USD 5.50 per share. The strike price represents the closing share price on the grant date. These stock options vest over 36 months with 1/12 vested per quarter. Compensation cost, being the fair value of the options at the grant date, is calculated to be USD 1,185,412 of which USD 98,784 will be expensed every quarter as the remainder vest.

On February 1, 2008, the Company granted 1,000,000 stock options to Officers at a price of $2.10 per share. The strike price represents the closing share price on the grant date. These stock options vest over 36 months with 1/12 vested per quarter. Compensation cost, being the fair value of the options at the grant date, is calculated to be $1,127,410 of which $93,951 will be expensed every quarter as the remainder vest.

On March 3, 2008, the Company granted 150,000 shares to employees in Albania and 1,219,893 shares to consultants as payment for services (market price at grant date $2.05 per share). Compensation costs are calculated to be $2,808,281. Of this charge, $307,500 and $2,500,781 were recorded in personnel costs and consulting fees respectively.

On October 21, 2008, the Company granted 1,160,000 shares to employees as a bonus payment (market price at grant date $0.50 per share). Compensation costs are calculated $580,000, all of which was recorded in personnel costs.

On November 21, 2008, the Company granted two tranches of 500,000 stock options each to a Director at a price of $0.32 per share. The strike price for one tranche was set at a premium of 112.5% to the closing share price on the grant date or $0.68 and the strike price for the second tranche was set at a premium of 146.9% to the closing share price on the grant date or $0.79. These stock options vest over 36 months with 1/12 vested per quarter. Compensation cost, being the fair value of the options at the grant date, is calculated to be $66,475 (strike $0.68) and $60,946 (strike $0.79), respectively, of which $5,540 and $5,079, respectively, will be expensed every quarter as the remainder vest.

The fair value of all of the options was determined using the Black-Scholes option pricing model using a 6-year expected life of the option, a volatility factor of 50% and 60%, a risk-free rate of between 3.2% and 5.0% and no assumed dividend rate.

For the year ending December 31, 2008, the Company recorded a total charge of $9,577,394 in respect of the equity awards granted under the stock compensation (2007 - $4,278,089). Of this total charge, $7,399,063 and $2,178,331 were recorded in personnel costs and consulting fees, respectively (2007 - $3,937,485 and $340,604 respectively for the same period during 2007).

8. DEBENTURE

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

On April 30, 2008, the Company successfully negotiated a mezzanine tranche of bridge financing and raised $4,000,000 through the issuance of 4,000 debenture notes (Debentures) of $1,000 each and 1,000,000 detachable warrants. The warrants are exercisable to purchase the Company’s unregistered common shares at $2.10 per share and will expire on April 30, 2010. The net proceeds after paying a finders fee were $3,790,000. The Debentures bear an interest of 8% per annum payable twice a year (June and December) and are due and payable in full two years from the date of issuance (April 30, 2010). The Debentures can be prepaid along with any unpaid interest at the Company’s request without prepayment premium or penalty. The Debentures can be converted into unregistered common shares at any time on demand of the holder at a conversion price based upon the average price of the 20 days trading price prior to conversion and subject to a floor of $1.00 per share. Interest can be paid in the equivalent amount of unregistered common shares of the Company. If the Company issues shares for proceeds in excess of $40,000,000, then up to 50% of the proceeds are required to be used to pay down the Debentures.

The aggregate proceeds received have been allocated between the detachable warrants and the Debentures on a relative fair value basis. Accordingly, $240,000 was credited to additional paid in capital with respect to the warrants.

At the date of issuance the conversion price determined in accordance with the Debenture agreement was less than the actual share price on the issuance date. This resulted in a beneficial conversion feature of $557,989, which has been amortized using the effective interest rate method and recorded as part of interest expense over the term of the Debenture.

Debt issuance costs of $210,000 were incurred and will be amortized over the term of the Debentures using the effective interest rate method.

For the year ended December 31, 2008, we have accreted the Debentures for the discount, including the beneficial conversion feature, that relates to the current period ($246,529).

9. WARRANTS

As of December 31, 2008, the Company had a total of 17,933,989 warrants outstanding to purchase common stock. Each warrant entitles the holder to purchase one share of the Company’s common stock. The Company has reserved 17,933,989 shares of common stock in the event that these warrants are exercised. The average strike price of the warrants is $2.51.

For the year ended December 31, 2007, the Company had a total of 12,933,989 warrants outstanding to purchase common stock and the average strike price of the warrants was $3.03. These warrants include:

  5,170,430 Series A Warrants exercisable at $2.00 per share and 5,170,430 Series B Warrants exercisable at $4.00 per share; of which all are exercisable at the option of the holder, have no redemption features, and are settled on a physical basis. The Series A Warrants are exercisable at any time following their issuance but will expire on April 10, 2009 to the extent they are not exercised. The Series B Warrants are exercisable at any time following their issuance but will expire on April 10, 2010 to the extent they are not exercised.

  1,734,613 warrants exercisable at $2.00 each pursuant to the issuance of a private placement unit offering. These warrants expire on April 10, 2010.

  825,227 warrants exercisable at $5.50 each pursuant to the issuance of a private placement unit offering. These warrants expire on July 31, 2009.

  33,289 warrants exercisable at $4.50 each pursuant to the issuance of a private placement unit offering. These warrants expire on July 31, 2009.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

For the year ended December 31, 2008, the Company issued 5,000,000 warrants to purchase common stock. These warrants include:

  1,000,000 warrants exercisable at $2.10 each pursuant to the issuance of a Debenture unit offering. These warrants expire on April 30, 2010.

  4,000,000 warrants exercisable at $0.95 each pursuant to the issuance of a private placement unit offering. These warrants expire on September 4, 2010.

The fair value of the warrants was determined using the Black-Scholes option pricing model using a 2-year term of the warrants, a volatility of 50%, a risk free rate of 5.0% and no assumed dividend rate.

As a result of the subsequent equity sales adjustment clause included in most of the Company’s warrant agreements, the private placement on September 4, 2008 caused the Company to reprice 13,933,989 warrants to the last equity issuance price ($0.59) and increase the number of common shares to be issued upon exercise of the warrants to 69,966,707. The resulting repricing is considered to be a cancellation of the original warrant agreements and the issuance of new warrants agreements. The accounting impact is to record an expense for the difference in the fair value of the new warrant agreements and the fair value of the original warrant agreements immediately prior to the adjustment. The result was a charge of $9,439,775 recorded in the quarter ended September 30, 2008 and a corresponding increase to additional paid in capital.

10. BANK LOAN

On September 21, 2008, the Company entered into a loan agreement (“Debt”) with a group of investors and raised a principal amount equaling $2,440,000. Proceeds of $1,220,000 were received in the year ended December 31, 2008. The Debt carries interest of 12% per annum payable at the date of maturity and is payable in full on September 21, 2009. No issuance costs apply. Due to the global financial crises, the counter party asked the company to forfeit the second tranche of $1,220,000 late in November 2008. Therefore, the total Debt amount raised during the year ended December 31, 2008 was $1,220,000 and no interest has to be paid on the outstanding portion of $1,220,000. The bank loan was repaid subsequent to year end. Refer to Note 22.

11. CONTINGENTLY CONVERTIBLE LOAN

On August 18, 2008, the Company issued contingently convertible loans (the “Loans”) with a principal amount of $2,000,000 and disposed of 8% of its interest in its operations in Mongolia related to Blocks XIII and XIV for aggregate proceeds of $2,000,000. The net proceeds after paying finders fees were $1,860,000. The Company is responsible for the Loan holder’s share of the exploration costs attributable to Blocks XIII and XIV through phases 1, 2 and 3, hereinafter referred to as the Participation Liability.

The Company has allocated part of the gross proceeds to a Participation Liability for the exploration costs related to the 8% interest in Blocks XIII and XIV in Mongolia provided to the unit holder. The Company has estimated that there is a range of costs that could be incurred through exploration phases 1, 2 and 3. The total minimum estimated expenditures for phase 1, the only phase that is currently probable, is $4,000,000 and therefore, a Participation Liability of $320,000 has been recorded. This liability will be reduced as expenses are incurred. The liability will be re-evaluated in future periods and any change will be recorded immediately in the statement of operations.

The Loans carry an interest rate of 8% per annum and all principal and accrued interest is payable in full two years from the date of issuance (August 18, 2010). The Loans are secured by the Group’s assets in the Kyrgyz Republic.

The principal and any accrued but unpaid interest on the Loans is convertible, in whole or in part, at the option of the holders if the Group conducts a public offering at the prevailing market price. The conversion feature represents

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

an embedded derivative that is not indexed to the Company’s own shares because it is convertible at a variable price. Accordingly, it must be recorded as a liability at fair value with changes in fair value recorded in the statement of operations. At inception and December 31, 2008, the Company has estimated the fair value of the conversion option at zero.

The initial carrying amount of the Loans of $1,680,000 will be accreted to the redemption amount of $2,000,000 over the term of the loans using the effective interest method.

For the period ending December 31, 2008, we have accreted the Loans for the discount that relates to the current period ($59,178).

12. PROMISSORY NOTES TO SHAREHOLDERS

On December 5, 2008, the Company borrowed $540,646 from four Directors at no discount to the principal amount by selling promissory notes to shareholders (“Shareholder Notes”). The parties agreed that no interest shall accrue on the Shareholder Notes unless the Company breaches the repayment schedule. The repayment of the principal amount of the Shareholder Notes has to occur if the Company raises greater than $1,000,000 in financing or 90 days after written demand for repayment by the Shareholder Notes holder, which ever is first. The Company may also repay any or all of the principal amount of the Shareholder Notes at any time without notice, bonus or penalty. In the event that the Company fails to make a payment when it is due, the Company will pay interest on the outstanding principal amount of the Shareholder Notes at the rate of 12% per annum until the Shareholder Notes are paid in full.

For the year ended December 31, 2008, the Company has not received any written demand for repayment and did not raise $1,000,000 in financing. Therefore, it is not obliged to repay the debt within the next 90 days.

13. PRIVATE PLACEMENT

On September 4, 2008, the Company conducted a private placement in which it sold 4,000,000 units for $2,600,000, or $0.65 per unit. Each unit consisted of one share of common stock, one warrant and an interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts governing areas in Mongolia referred to as Blocks 13 and 14. The Company agreed to cover the unit holder’s share of the exploration costs on Blocks 13 and 14 through exploration phases 1, 2 and 3 herein after referred to as the Participation Liability.

Each of the 4,000,000 warrants granted under the Securities Purchase Agreement is exercisable for two years at $0.95 per warrant. The warrants carry “tag-along” registration rights such that if a registration statement (other than on Form S-4 or S-8) is filed, the holders may demand that the shares underlying their warrants be included in such registration statement. If no such registration statement is filed by January 4, 2009, the Company has to undertake its best efforts to file a registration statement for the shares underlying the warrants by May 4, 2009. The Company did not file such registration statement by January 4, 2009. There is no financial penalty in the agreement should the Company fail to file a registration statement.

Of the aggregate proceeds received of $2,600,000, $430,571 has been allocated to the common stock and warrants based on their estimated fair value, $320,000 has been allocated to the Participation Liability and the balance has been allocated to the Shareholders’ Equity.

The amount allocated to the Participation Liability was determined in the same manner as the Participation Liability arising in connection with the Loans described in Note 11.

14. PARTICIPATION LIABILITY

In connection with the contingently convertible loan described in Note 11 and the private placement described in Note 13 a participation liability of $640,000 has been recorded.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

For the year ended December 31, 2008, the Company has not begun reducing the Participation Liability as it has not incurred expenses on these work programs.

15. RELATED PARTY DISCLOSURE

The consolidated financial statements include the financial statements of Manas Petroleum Corporation and the entities listed in the following table:

		Equity share	Equity share
	Country	Dec 31, 2008	Dec 31, 2007
DWM Petroleum AG, Baar (1)	Switzerland	100%	100%
Manas Petroleum AG, Baar (2)	Switzerland	100%	100%
CJSC South Petroleum Company, Jalalabat (3)	Kyrgyz Republic	25%	25%
CJSC Somon Oil Company, Dushanbe (4)	Rep of Tajikistan	90%	90%
Manas Petroleum of Chile Corporation, Victoria (5)	Canada	100%	n/a
Manas Management Services Ltd., Nassau (5)	Bahamas	100%	n/a
Manas Chile Energia Limitada, Santiago (6)	Chile	100%	n/a

(1)	Including Branch in Albania
(2)	Founded in 2007
(3)	CJSC South Petroleum Company was founded by DWM Petroleum AG; equity method investee that is not consolidated
(4)	CJSC Somon Oil Company was founded by DWM Petroleum AG
(5)	Founded in 2008
(6)	Manas Chile Energia Limitada was founded by Manas Management Services Ltd.; founded in 2008

The Directors, management and employees of the Group own 60% of the outstanding shares. Ownership and voting right percentages in the subsidiaries stated above are identical to the equity shares.

On October 4, 2006 a contract was signed with Santos International Holdings PTY Ltd. (“Santos”) to sell a 70% interest in CJSC South Petroleum Company, Jalalabat for a payment of $4,000,000, a two phase work program totalling $53,500,000 (Phase 1: $11,500,000, Phase 2: $42,000,000), additional working capital outlays of $1,000,000 per annum and an earn-out of $1,000,000 to former DWM shareholders to be settled in shares of Santos if they elect to enter into Phase 2 of the work program. If Santos does not exercise the option to enter into Phase 2, the 70% interest is returned to DWM Petroleum at no cost. On December 2, 2008, Santos announced to enter into Phase 2 and the earn-out was paid to former DWM shareholders.

In the event Santos spends in excess of $42,000,000 on the appraisal wells, the Company would be obligated to pay 30% of the excess expenditure.

CJSC South Petroleum Company summarized financial information:

The following summarized financial information as of December 31, 2008 and for the period from January 1, 2008 to December 31, 2008 as well as of December 31, 2007 and for the period from January 1, 2007 to December 31, 2007, is presented for CJSC South Petroleum Company which is a material equity method investee that is not consolidated:

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

Condensed Balance Sheet	2008	2007
	31.12.2008	31.12.2007
	in $ thousand	in $ thousand
Current assets	4,327	498
Non-current assets	5,044	135
Current liabilities	161	38
Non-current liabilities	11,207	1,500

Condensed Income Statement	2008 in $ thousand	2007 in $ thousand
Gross revenues	0	0
Gross profit	0	0
Loss from continuing operations	5,509	989
Net loss	5,509	989

The Group is not recording its share of the losses. The contractual agreement requires Santos to pay all of the costs currently.

CJSC Somon Oil (Tajikistan)

On December 10, 2007 DWM Petroleum (100% subsidiary of Manas) & Santos entered into an Option Agreement under which Santos has a unilateral option to elect for those parties to execute at a later stage, a Farm In Agreement for a 70% interest in DWM Petroleum’s “West” (area Navobod-Obchai Kalacha) Tajikistan License and a proposed North Tajik licence. Manas Petroleum expects the North Tajik Licence to be granted to Somon Oil in the near future.

Under the Option Agreement, Santos will pay an amount equivalent to the seismic acquisition costs in the Tajik area (approximately $1.3 million) in consideration for a call option to farm in to Somon Oil's prospecting licences. The Option may be exercised by Santos any time during the option period. The option period commences on the date of the option agreement and expires after 6 months unless extended due to certain conditions not being met.

1.	Somon Oil must have been granted exclusive rights to develop any field development covered by the Petroleum Licenses;
2.	A royalty or profit sharing agreement is entered into between Somon Oil and the Tajik Authorities; and
3.	Santos must have Board approval.

Santos has only a period of 3 months after (1) and (2) are satisfied, to satisfy (3). As condition (2) was not fully satisfied yet, the option period is being further extended.

In connection with the option agreement, DWM Petroleum’s subsidiary Somon Oil has entered into a seismic agreement with Saratovneftegeofizika (SNG) under which SNG is to carry out approximately 110 km of 2D seismic acquisition in Tajikistan (Seismic Agreement). The Seismic Agreement underlies the option agreement and is designed to meet a condition set by the Tajik authorities, whereby once work has commenced in the West licence, an additional licence area, the North Tajik license, may be granted to Somon Oil.

In the event that Santos elects to exercise its option, Somon Oil, DWM Petroleum and Santos will execute the Farm-in Agreement under which future funding obligations are set out over three phases. Santos’ obligations will include costs associated with the acquisition of additional 2D seismic (Phase 1), the drilling of a number of exploration wells (Phase 2) and further appraisal drilling (Phase 3). Santos may elect to withdraw at the completion of Phase 2.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

Related Parties

The following table provides the total amount of transactions that have been entered into with related parties for the relevant financial period:

Board of directors	01.01.-12.31.08	01.01.-12.31.07
	USD	USD
Payments to directors for office rent	187,867	115,210
Payments to related companies controlled by directors
for rendered consulting services	11,391	187,769

	12.31.08	12.31.07
	USD	USD
Loan from a director	-	39,329
Promissory notes from directors	540,646	-

The loans granted from directors are perpetual loans with indefinite maturities and bear interest based on market conditions. Consulting services by related parties are performed for a fee. This consulting agreement with the Company controlled by the Director was cancelled on August 31, 2007.

For the year ended December 31, 2008, the Group paid $11,391 to a firm which is controlled by one of the Company’s Director for legal consulting services (2007 – nil).

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

16. TAXES

	Year ended	Year ended
	12.31.2008	12.31.2007
	USD
	(restated -
	refer to
	Note 23)	USD
Current tax	1,867	826

Tax expense for the year	1,867	826

Domestic income tax is calculated at 35 per cent of the estimated assessable profit for the year. Taxation for other jurisdictions is calculated at the rates prevailing in the relevant jurisdictions.

The total change for the year can be reconciled to the accounting profit as follows:

	Year ended	Year ended
	12.31.2008	12.31.2007
	USD
	(restated -
	refer to
	Note 23)	USD

Income / (loss) before tax	(30'294'240)	(12,824,670)

Tax at the domestic income tax rate (35%)	10'602'984	4,488,635
Valuation allowance domestc	(10'602'984)	(4,488,635)
Tax at foreign income tax rate (16.2%)	4'907'667	2,077,597
Valuation allowance foreign	(4'907'667)	(2,077597)
Other tax effects	1,867	826

Effective tax expenses for the year	1,867	826

MATURITY OF TAX-DEDUCTIBLE LOSS CARRY FORWARD

	2008	2007
	USD	USD
2014	2'998'493	2'998'493
2015	-	-
2026	869'600	869'600
2027	2'709'979	2'709'979
2028	15'272'999	-
Total tax-deductible loss carry forward	21'851'071	6'578'072

The Group changed its domestic tax domicile from Switzerland to the United States in April 2007 (change of tax domicile of the ultimate Parent of the Group).

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

DEFERRED TAX ASSETS

	2008	2007
	USD	USD
Deferred tax assets from operating loss carry forwards	7,356,445	1,738,609
Valuation allowance for deferred tax assets	(7,356,445)	(1,738,609)
Total deferred tax assets	-	-

The Company assesses the recoverability of its deferred tax assets and, to the extent recoverability does not satisfy the “more likely than not” recognition criterion under SFAS 109, records a valuation allowance against its deferred tax assets. The Company considered its recent operating results and anticipated future taxable income in assessing the need for its valuation allowance.

As of December 31, 2008, the total uncertain tax positions were zero. We have not identified any tax positions for which it is reasonably possible that a significant change will occur during the next 12 months.

The Group files taxes in Switzerland and the United States of America. The years open to examination are 2006, 2007 and 2008.

17. ISSUED CAPITAL AND RESERVES

Shares Manas Petroleum Corporation	31 Dec 2008	31 Dec 2007
Total number of authorised shares	300,000,000	300,000,000
Total number of fully paid-in shares	119,051,733	112,156,488
Par value per share (in USD)	0.001	0.001
Total share capital (in USD)	$119,052	$112,156

All shares are common shares. There are no different share categories, and all shares are quoted on a stock exchange.

18. COMMITMENTS & CONTINGENT LIABILITIES

Legal actions and claims (Kyrgyz Republic, Republic of Tajikistan, Mongolia, Chile and Albania)

In the ordinary course of business, the associate/subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Mongolia, Chile and Albania may be subject to legal actions and complaints. Management believes that the ultimate liability, if any, arising from such actions or complaints will not have a material adverse effect on the financial condition or the results of future operations of the associate/subsidiaries in the Kyrgyz Republic, Republic of Tajikistan, Mongolia, Chile and Albania.

During the initial phase of applying for our Chilean Exploration license, a joint bidding group was formed with Manas, IPR and Energy Focus. Each had a one-third interest. Of its own accord, Energy Focus left the bidding group. Energy Focus prepared a side letter, which was signed by Manas and IPR. By the terms of this side letter, Energy Focus was granted the option to rejoin the consortium under certain conditions.

Even though Energy Focus has been asked many times to join the group by contributing its prorated share of capital, they have failed to do so. Despite this, Energy Focus claims that they are entitled to participate in the consortium at any future time, not just under certain conditions. IPR and Manas disagree with this interpretation.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

No litigation has been commenced as of December 31, 2008. Manas and IPR are firmly of the view that Energy Focus no longer has any right to join the consortium, as the previously agreed-upon conditions are no longer valid. While Energy Focus has not accepted this position, they have not commenced litigation.

At December 31, 2008, there had been no legal actions against the associate/subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Mongolia, Chile and Albania.

Management believes that the Group, including associate/subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Mongolia, Chile and Albania are in substantial compliance with the tax laws affecting its operations. However, the risk remains that relevant authorities could take differing positions with regards to interpretative issues.

In 2007, the Group entered into a share exchange agreement with DWM Petroleum and the shareholders of DWM Petroleum. Under the share exchange agreement, the shareholders of DWM Petroleum received 80,000,000 shares of the Group’s common stock, equal to 79.9% of the Group’s outstanding common stock at the time, in exchange for 100% of the shares of DWM Petroleum. In addition, the share exchange agreement requires that the Group issue an aggregate of up to an additional 500,000 shares of the Group’s common stock over time to the former shareholders of DWM Petroleum for every 50 million barrels of P50 oil reserves net to the Group from exploration in the Kyrgyz Republic, Albania, and Tajikistan up to a maximum of 2.5 billion barrels of P50 oil reserves. At the Group’s option, this obligation can be extended to additional properties that are acquired through the actions of the former shareholders of DWM Petroleum.

License agreements held by CJSC South Petroleum Company (Kyrgyz Republic)

According to the new updated Licenses the minimum investments are as follows (met in full by Santos):

License Name	Years 2009 - 2010
	KGS	USD
Tuzluk	14,400,000	400,000
West Soh	7,400,000	205,556
Nanay	-	-
Naushkent	-	-
Soh	14,400,000	400,000

License agreement held by CJSC Somon Oil (Republic of Tajikistan)

According to the License Agreement the minimum investment is as follows:

License Name	2009	2010	2011	2012	2013
	USD	USD	USD	USD	USD
West License	1,500,000	1,780,000	3,550,000	4,510,000	2,530,000

License agreements held by DWM Petroleum Albania Branch

Each PSC covers two blocks and sets out minimum work and expenditure requirements for three phases. The programs for each set of blocks are mostly identical. If all three phases under the agreements are completed, they will take seven years to complete and will require a minimum expenditure of $15,620,000 for each set of blocks if we complete all three phases.

According to the signed Production Sharing Contracts (PSCs) the minimum investment is as follows:

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

Production Sharing Contract	Years 2008 - 2011	Year 2012 - 2013	Year 2014 - 2016
	USD	USD	USD
PSC 1 (Block A&B)	3,020,000	6,300,000	6,300,000
PSC 2 (Blocks D&E)	3,050,000	6,300,000	6,300,000

Chile Project (Joint Consortium IPR –Mans Petroleum Corp.)

On November 21, 2007, our consortium was awarded the onshore Tranquilo Block by ENAP (Empresa Nacional del Petróleo-Chile) in the first exploration round in Chile, although this award has yet to be memorialized in a final document with the Chilean Ministry. The block, the largest among the 10 exploration blocks offered (6,760 km2) is situated in the Magallanes Basin in the southern part of Chile, with high exploration potential acreage with fields and infrastructure nearby. The contract with the government of Chile (“CEOP”) is expected to be finalized in the coming months. It should set out three exploration periods of three, two and two years, respectively, and a production period of 25 years. The minimum exploration commitment by the Manas-IPR Consortium in Phase I will be $14,360,000, of which the Group will be responsible for half of this commitment and IPR will be responsible for the other half. IPR is the designated operator of the block. The total minimum outlay for the exploration project in Chile will be $33,200,000, of which the Group will be responsible for half of this commitment and IPR will be responsible for the other half.

Operating leases

The Group has entered into operating leases as lessee for three cars for related parties, of which one expired on June 30, 2008. Expenses for these items totalled $40,341 for the period from January 1, 2008 to December 31, 2008 ($25,972 for the period between January 1, 2007 to December 31, 2007). Future net lease payments for two cars are:

	2008 $	2007 $
Within 1 year	38,043	41,530
Between 2 and 5 years	53,750	86,299
After 5 years	-	-
Total future commitments	91,793	127,829

19. PERSONNEL COSTS AND EMPLOYEE BENEFIT PLANS

	For the year ended December 31, 2008 USD	For the year ended December 31, 2007 USD
Wages and salaries	10,127,282	5,626,449
Social security contributions	156,511	55,387
Pension fund contribution	86,245	35,478
Pension (surplus)/underfunding	106,146	(62,279)
Other personnel expenses	479	1,691
Total Personnel Costs	10,476,663	5,656,726

Defined Benefit Plan

The Company maintains a Swiss defined benefit plans for 4 of its employees. The plan is part of an independent collective fund which provides pensions combined with life and disability insurance. The assets of the funded plan are held independently of the Company’s assets in a legally distinct and independent collective trust fund which

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

serves various unrelated employers. The fund’s benefit obligations are fully reinsured by AXA Winterthur Insurance Company. The plan is valued by independent actuaries using the projected unit credit method. The liabilities correspond to the projected benefit obligations of which the discounted net present value is calculated based on years of employment, expected salary increases, and pension adjustments.

The actuarial valuation was carried out as of December 31, 2008. The amounts recognized in the Consolidated Balance Sheets, shown in other non-current assets, as at December 31, 2008 and as at December 31, 2007 respectively, were determined as follows:

	31.12.2008	31.12.2007
	USD	USD
Fair value of plan assets	546,826	76,009
Projected benefit obligation	-590,693	-13,730

Net assets/(liabilities) in balance sheet	-43,867	62,279

The following table provides the weighted average assumptions used to calculate net periodic benefit cost and the actuarial present value of projected benefit obligations:

Assumptions at Year-End	31.12.2008	31.12.2007

Discount rate	3.50%	3.50%
Expected rate of return on plan assets	2.75%	2.75%
Salary increases	1.00%	1.00%

Future benefits, to the extent that they are based on compensation, include assumed salary increases, as presented above, consistent with past experience and estimates of future increases in the Swiss industrial labor market.

Net periodic pension cost has been included in the Company’s results as follows:

Pension Expenses	31.12.2008	31.12.2007
	USD	USD

Net service cost	10,329	6,175
Interest cost	9,159	132
Expected return on assets	-9,031	-1,016
Amortization of net (gain)/loss	0	0

Net periodic pension cost	10,458	5,290

All of the assets are held under the collective contract by the plan’s re-insurer AXA Winterthur Insurance Company and are invested in a mix of Swiss and international bond and equity securities within the limits prescribed by the Swiss Pension Law.

The expected future cash flows to be paid by the Group in respect of the pension plan as of December 31, 2008 were as follows:

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

USD

Employer contributions

2009	37,580

Expected future benefit payments

2009	-147,503
2010	-
2011	-
2012	-
2013	-

For its employees in subsidiaries outside of Switzerland, the social security policy does not require a pension funding from the employer.

20. EARNINGS PER SHARE

Loss per share is calculated as Net Loss for the years ended December 31, 2008 and December 31, 2007 divided by 114,856,922 and 108,614,213 outstanding shares, respectively.

For the years ended December 31, 2008 and December 31, 2007 all share options (12,650,000) and warrants (17,933,989) were excluded from the calculation of the diluted weighted average number of shares, because the Group made a net loss during the calculation period and the effect of their inclusion would be anti-dilutive.

21. SEGMENT INFORMATION

The chief operating decision maker (“CODM”) is the Group CEO. Neither the CODM, Executive Officers, or the Directors receive disaggregated financial information about the locations in which exploration is occurring. Therefore, the Group considers that it has only one reporting segment. The majority of our long lived assets are located in Switzerland.

22. SUBSEQUENT EVENTS

On January 22, 2009, the restricted cash in Mongolia was reduced from $4,000,000 to $2,000,000 in agreement with the Mongolian authorities. The Group immediately paid its bank loan of $1,220,000 and accumulated interest of $34,248. As a result, the Group was able to free up cash in the amount of $746,752 net of all costs and charges at the Group’s own disposal (no restriction or limitation of these funds after release).

On April 3, 2009, we successfully negotiated new work programs for our exploration blocks A, B and D, E in Albania with the Albanian authorities (AKBN), which allows us to reduce the bank guarantee, held as restricted cash on our accounts on behalf of exploration work in Albania, by $2,541,800 at our own disposal without any restrictions or limitations to these funds after the release, which is expected to take place by April 30, 2009 following completion of the procedural formalities.

23. RESTATEMENT

Subsequent to the issuance of the Company’s financial statements for the year ended December 31, 2008, the Company’s management determined that the stock options issued to non-employees should have been revalued each

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

reporting period in accordance with EITF 96-18. If the stock options for non-employees had been recorded properly, the loss for the year ended December 31, 2008 would have been decreased for the decline in the fair value of the options. As a result, the financial statements have been restated from the amounts previously reported to reflect the proper recording of the consulting expense related to the stock options provided to non-employees.

	As at December 31, 2008
	in USD
	As previously	As restated
	reported

Additional paid-in capital	44,685,033	43,852,378
Deficit accumulated	(45,033,218)	(44,200,563)
during the development
stage

			For the period from
	For the year ended		inception to
	December 31, 2008		December 31, 2008
	in USD		in USD
	As		As
	previously		previously
	reported	As restated	reported	As restated

Consulting fees	(3,885,575)	(3,052,920)	(7,617,654)	(6,784,999)
Net loss	(31,128,761)	(30,296,106)	(45,037,570)	(44,204,915)
Basic and diluted loss per share	(0.27)	(0.26)	(0.43)	(0.42)

24. UNAUDITED QUARTERLY FINANCIAL DATA

Subsequent to the issuance of the Company’s financial statements for the year ended December 31, 2008, the Company’s management determined that the stock options issued to non-employees should have been remeasured each reporting period in accordance with EITF 96-18. Management has concluded that the impact of the error is not material to the previously filed quarterly reports for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 and therefore does not plan to file amendments to the previously filed quarterly reports on Form 10-Q for those periods. Instead the comparatives for the quarterly reports filed for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 will be updated to reflect the restatement recorded for the year ended December 31, 2008 described in note 23 above. The table below summarizes the impact of the restatements, which will be reported when the relevant quarterly report is filed in 2009.

	As reported	As restated
	(USD)	(USD)

Quarter ended March 31, 2008
Total operating expense	(6,271,171)	(6,006,888)
Net loss	(6,163,605)	(5,899,322)
Basic and diluted earnings per share	(0.05)	(0.05)
Quarter ended June 30, 2008
Total operating expense	(4,734,611)	(4,493,464)

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2008 and December 31, 2007

Net loss	(4,233,943)	(3,992,796)
Basic and diluted earnings per share	(0.04)	(0.04)
Quarter ended September 30, 2008
Total operating expense	(6,267,148)	(6,115,098)
Net loss	(15,885,366)	(15,733,316)
Basic and diluted earnings per share	(0.14)	(0.14)

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

CONDENSED CONSOLIDATED BALANCE SHEETS

	03.31.2009		12.31.2008
	USD		USD
	(as restated)		(as restated)
ASSETS

Cash and cash equivalents	144'783		225'993
Restricted cash	5'737'386		7'951'784
Accounts receivable	104'766		96'339
Prepaid expenses	111'407		165'632
Total current assets	6'098'342		8'439'748

Debt issuance costs	210'572		254'311
Tangible fixed assets	214'750		231'245
Investment in associate	238'304		238'304
Total non-current assets	663'626		723'860

TOTAL ASSETS	6'761'968		9'163'608

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable	1'109'128		1'047'315
Bank loan	-		1'220'000
Warrant liability	92'639		-
Accrued expenses Exploration costs	174'671		120'000
Accrued expenses Professional fees	159'522		259'129
Accrued expenses Interest	177'315		98'678
Accrued expenses Commissions	70'000		70'000
Other accrued expenses	29'293		122'066
Total current liabilities	1'812'568		2'937'188

Participation liabilities	640'000		640'000
Contingently convertible loan	1'767'189		1'739'178
Debentures	3'545'805		3'448'540
Promissory notes to shareholders	540'646		540'646
Other non-current liabilities	43'864		43'867
Total non-current liabilities	6'537'504		6'412'231

TOTAL LIABILITIES	8'350'072		9'349'419

Common stock (300,000,000 shares authorized, USD 0.001 par value,
119'051'733 and 119'051'733 shares, respectively, issued and outstanding)	119'052		119'052
Additional paid-in capital	35'590'794	1 )	43'852'378	1 )
Deficit accumulated during the development stage	(37'323'230)	1 )	(44'200'563)	1 )
Accumulated other comprehensive income / (loss)
Currency translation adjustment	25'280		43'322
Total shareholders' deficit	(1'588'104)		(185'811)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	6'761'968		9'163'608

1) Refer to Note 7.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended			Period from
05.25.2004
(Inception) to
	03.31.2009	03.31.2008		03.31.2009
	USD	USD		USD
		(as restated)		(as restated)
OPERATING REVENUES

	-	-		1'375'728
Total revenues	-	-		1'375'728

OPERATING EXPENSES

Personnel costs	(1'865'914)	(2'565'657)		(18'336'712)
Exploration costs	(264'260)	(261'612)		(6'288'792)
Depreciation	(16'495)	(9'684)		(116'005)
Consulting fees	(126'785)	(2'546'988)	1 )	(6'911'784)	1 )
Administrative costs	(236'984)	(622'947)		(10'454'013)
Total operating expenses	(2'510'438)	(6'006'888)		(42'107'306)

Gain from sale of investment	-	-		3'864'197
Loss from sale of investment	-	-		(900)
OPERATING LOSS	(2'510'438)	(6'006'888)		(36'868'281)

NON-OPERATING INCOME / (EXPENSE)
Exchange differences	84'574	61'938		64'784
Changes in fair value of warrants	500'165	-		500'165
Warrants issuance expense	-	-		(9'439'775)
Interest income	24'505	49'251		528'411
Interest expense	(307'990)	(2'686)		(1'148'287)
Loss before taxes and equity in net loss of associate	(2'209'184)	(5'898'385)		(46'362'983)

Taxes	(455)	(937)		(3'995)
Equity in net loss of associate	-	-		(24'523)
Minority interest in net income	-	-		(18'700)
Net loss	(2'209'639)	(5'899'322)		(46'410'201)

Weighted average number of outstanding shares	119'051'733	112'577'994		105'868'353

Basic and diluted loss per share	(0.02)	(0.05)		(0.44)

1) Refer to Note 7.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

	For the three months ended		Period from
05.25.2004
(Inception) to
	03.31.2009	03.31.2008	03.31.2009
	USD	USD	USD
		(as restated)	(as restated)
OPERATING ACTIVITIES

Net loss for the period	(2'209'639)	(5'899'322)	(46'410'201)

To reconcile net loss to net cash used
in operating activities

Minority interest in net income	-	-	18'700
Gain from sale of investment	-	-	(3'864'197)
Loss from sale of investment	-	-	900
Equity in net loss of associate	-	-	24'523
Depreciation	16'495	9'684	116'005
Amortization of debt issuance costs	43'739	-	139'338
Warrant issuance expense / (income)	(500'165)	-	8'939'610
Exchange differences	(84'574)	(61'938)	(64'784)
Interest expense on contingently convertible loan	28'011	-	87'189
Interest expense on debentures	97'265	-	343'794
(Decrease) / increase in participation liabilities	-	-	640'000
Decrease / (increase) in receivables	45'798	(8'557)	(210'979)
(Decrease) / increase in accounts payables	61'812	(950)	572'806
(Decrease) / increase in accrued expenses	6'158	(261'685)	534'610
Change in pension liability	-	-	43'867
Stock-based compensation	1'418'191	4'273'297 1)	18'454'353	1 )
Cash flow from operating activities	(1'076'907)	(1'949'471)	(20'634'464)

INVESTING ACTIVITIES

Purchase of tangible fixed assets and computer software	-	(25'086)	(409'797)
Sale of tangible fixed assets and computer software	-	-	79'326
Proceeds from sale of investment	-	-	4'000'000
Decrease / (increase) restricted cash	2'214'398	-	(5'737'386)
Acquisition of investment in associate	-	-	(67'747)
Cash flow from investing activities	2'214'398	(25'086)	(2'135'604)

FINANCING ACTIVITIES

Contribution share capital founders	-	-	80'019
Issuance of units	-	-	15'057'484
Issuance of contingently convertible loan	-	-	1'680'000
Issuance of debentures	-	-	3'760'000
Issuance of promissory notes to shareholders	-	-	540'646
Issuance of warrants	-	-	670'571
Cash arising on recapitalization	-	-	6'509
Shareholder loan repaid	-	(11'350)	(3'385'832)
Shareholder loan raised	-	-	4'653'720
(Decrease) / increase in bank loan	(1'220'000)	-	-
Payment of debt issuance costs	-	-	(279'910)
(Decrease) / increase in bank overdraft	-	(1'842)	-
Cash flows from financing activities	(1'220'000)	(13'192)	22'783'207

Net change in cash and cash equivalents	(82'509)	(1'987'749)	13'139

Cash and cash equivalents at the beginning of the period	225'993	8'480'771	-
Currency translation effect on cash and cash equivalents	1'299	63'559	131'646
Cash and cash equivalents at the end of the period	144'783	6'556'581	144'783

Supplement schedule of non-cash investing and financing activities:
Forgiveness of debt by major shareholder	-	-	1'466'052
Deferred consideration for interest in CJSC South Petroleum Co.	-	-	193'003
Warrants issued to pay placement commission expenses	-	-	2'689'910
Debenture interest paid in common shares	-	-	213'479

1) Refer to Note 7.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY / (DEFICIT)

Accumulated
				Deficit	Other
				accumulated	Compre-	Total share-	Compre-
			Additional	during the	hensive	holders'	hensive
	Number of	Share	paid-in	development	Income	equity /	Income
SHAREHOLDERS' EQUITY / (DEFICIT)	Shares	Capital	capital	stage	(Loss)	(deficit)	(Loss)

Balance May 25, 2004	-	-	-	-	-	-	-
Contribution share capital from founders	80'000'000	80'000	19	-	-	80'019	-
Currency translation adjustment	-	-	-	-	(77'082)	(77'082)	(77'082)
Net loss for the period	-	-	-	(601'032)	-	(601'032)	(601'032)
Balance December 31, 2004	80'000'000	80'000	19	(601'032)	(77'082)	(598'095)	(678'114)

Balance January 1, 2005	80'000'000	80'000	19	(601'032)	(77'082)	(598'095)
Currency translation adjustment	-	-	-		218'699	218'699	218'699
Net loss for the year	-	-	-	(1'993'932)	-	(1'993'932)	(1'993'932)
Balance December 31, 2005	80'000'000	80'000	19	(2'594'964)	141'617	(2'373'328)	(1'775'233)

Balance January 1, 2006	80'000'000	80'000	19	(2'594'964)	141'617	(2'373'328)
Forgiveness of debt by major shareholder	-	-	1'466'052	-	-	1'466'052	-
Currency translation adjustment	-	-	-	-	(88'153)	(88'153)	(88'153)
Net income for the year	-	-	-	1'516'004	-	1'516'004	1'516'004
Balance December 31, 2006	80'000'000	80'000	1'466'071	(1'078'960)	53'464	520'575	1'427'851

Balance January 1, 2007	80'000'000	80'000	1'466'071	(1'078'960)	53'464	520'575
Recapitalization transaction (Note 1)	20'110'400	20'110	(356'732)	-	-	(336'622)	-
Stock-based compensation (as restated)	880'000	880	7'244'409	-	-	7'245'289	-
Private placement of Units, issued for cash	10'330'152	10'330	9'675'667	-	-	9'685'997	-
Private placement of Units	10'709	11	(11)	-	-	-	-
Private placement of Units, issued for cash	825'227	825	3'521'232	-	-	3'522'057	-
Currency translation adjustment	-	-	-	-	3'069	3'069	3'069
Net loss for the year (as restated)	-	-	-	(12'825'496)	-	(12'825'496)	(12'825'496)
Balance December 31, 2007 (as restated)	112'156'488	112'156	21'550'636	(13'904'456)	56'533	7'814'870	(12'822'427)

Balance January 1, 2008 (as restated)	112'156'488	112'156	21'550'636	(13'904'456)	56'533	7'814'870
Stock-based compensation (as restated)	2'895'245	2'895	9'787'978	-	-	9'790'874	-	1 )
Private placement of Units, issued for cash	4'000'000	4'000	1'845'429	-	-	1'849'429	-
Issuance of warrants	-	-	10'110'346	-	-	10'110'346	-
Beneficial Conversion Feature	-	-	557'989	-	-	557'989	-
Currency translation adjustment	-	-	-	-	(13'212)	(13'212)	(13'212)
Net loss for the period	-	-	-	(30'296'106)	-	(30'296'106)	(30'296'106)
Balance December 31, 2008 (as restated)	119'051'733	119'052	43'852'378	(44'200'563)	43'322	(185'811)	(30'309'318)	1 )

Balance January 1, 2009 (as restated)	119'051'733	119'052	43'852'378	(44'200'563)	43'322	(185'811)
Adoption of EITF 07-05	-	-	(9'679'775)	9'086'971	-	(592'804)	-
Stock-based compensation	-	-	1'418'191	-	-	1'418'191	-
Currency translation adjustment	-	-	-	-	(18'042)	(18'042)	(18'042)
Net loss for the period	-	-	-	(2'209'639)	-	(2'209'639)	(2'209'639)
Balance March 31, 2009 (as restated)	119'051'733	119'052	35'590'794	(37'323'230)	25'280	(1'588'104)	(2'227'681)

1) Refer to Note 7.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Manas Petroleum Corporation (“Manas” or the “Company”) and its subsidiaries (“Group”) for the three months ended March 31, 2009 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto, included in the Group’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Company considers itself as a development stage company since it has not realized any revenues from its planned principal operations. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

The Company, formerly known as Express Systems Corporation, was incorporated in the State of Nevada on July 9, 1988. The Group has a focused strategy on exploration and developing oil and gas resources in Central Asia (Kyrgyz Republic and subsidiary in Republic of Tajikistan), in the Balkan Region (subsidiary in Albania) as well as in Latin America (subsidiary in Chile).

On April 10, 2007, the Company completed the Exchange Transaction whereby it acquired its then sole subsidiary DWM Petroleum AG, Baar (DWM) pursuant to an exchange agreement signed in November 2006 whereby 100% of the shares of DWM were exchanged for 80,000,000 common shares of the Company. As part of the closing of this exchange transaction, the Company issued 800,000 shares as finders’ fees at the closing price of $3.20.

The acquisition of DWM has been accounted for as a merger of a private operating company into a non-operating public shell. Consequently, the Company is the continuing legal registrant for regulatory purposes and DWM is treated as the continuing accounting acquirer for accounting and reporting purposes. The assets and liabilities of DWM remained at historic cost. Under US GAAP in transactions involving the merger of a private operating company into a non-operating public shell, the transaction is equivalent to the issuance of stock by DWM for the net monetary assets of the Company, accompanied by a recapitalization. The accounting is identical to a reverse acquisition, except that no goodwill or other intangibles are recorded.

2. GOING CONCERN

The condensed consolidated financial statements have been prepared on the assumption that the Group will continue as a going concern. The Group has no operating income and therefore will remain dependent upon continued funding from its shareholders or other sources. Our cash balance as of March 31, 2009 was $5,882,170, of which $5,737,386 has been restricted for a bank guarantee for the first phase of our work program in Albania (covering the seismic and geological and geographical (“G&G”) costs in Albania) and two escrow accounts for the first phase of our work program in Mongolia (covering the seismic and G&G costs in Mongolia), leaving a balance of $144,783. The Group’s net losses since inception until March 31, 2009 were $46,410,201.

These matters raise substantial doubt about the Group’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On April 3, 2009, we successfully negotiated new work programs for our exploration blocks A, B and D, E in Albania with the Albanian authorities (AKBN), which allows us to reduce the bank guarantee, held as restricted cash on our accounts on behalf of exploration work in Albania, by $2,541,800 at our own disposal without any

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008 restrictions or limitations to these funds after the release, which took place by April 23, 2009 following completion of the procedural formalities. In addition, the Company finalized negotiation for an additional loan of $1,300,000, which will be secured by the remaining escrow funds in Mongolia.

Based on our expected monthly burn rate per month, we estimate that we have sufficient working capital to fund operations for nine months.

In order to continue to fund operations for the next twelve months and implement the geological work program for our projects particularly in Central Asia and the Balkan Region as well as to finance continuing operations, the Group will require further funds. We expect these funds will be raised through additional equity and/or debt financing. If we are not able to raise the required funds, we would consider farming-out projects in order to reduce our financial commitments. If the Company is unable to obtain such funding, or complete farming-out projects, the Company will not be able to continue its business. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, will increase expenses and may involve restrictive covenants. The Company will be required to raise additional capital on terms which are uncertain, especially under the current capital market conditions. Under these circumstances, if the Company is unable to obtain capital or is required to raise it on undesirable terms, it may have a material adverse effect on the Company’s financial condition.

Based on our business plan, we expect to obtain $3,900,000 from internal sources and to need additional funding from external sources of approximately $1,000,000.

3. ACCOUNTING POLICIES

The Group’s condensed consolidated financial statements are prepared in accordance with US GAAP. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures, if any, of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

The accompanying financial data as of March 31, 2009 and December 31, 2008 and for the three months ended March 31, 2009 and 2008 and for the period from inception, May 25, 2004, to March 31, 2009 has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).

The complete accounting policies followed by the Group are set forth in Note 3 to the audited consolidated financial statements contained in the Group’s Annual Report on Form 10-K for the year ended December 31, 2008.

In the opinion of management, all adjustments (which include normal recurring adjustments, except as disclosed herein) necessary to present a fair statement of financial position as of March 31, 2009 and December 31, 2008, results of operations for the three months ended March 31, 2009 and 2008 and for the period from inception, May 25, 2004, to March 31, 2009, cash flows for the three months ended March 31, 2009 and 2008 and for the period from inception, May 25, 2004, to March 31, 2008 and statement of shareholders’ equity (deficit) for the period from inception, May 25, 2004, to March 31, 2009, as applicable, have been made. The results of operations for the three months ended March 31, 2009 are not necessarily indicative of the operating results for the full fiscal year or any future periods.

4. RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the FASB issued SFAS 141(R) “Business Combinations,” which replaces SFAS 141. SFAS 141(R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquirer. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008 liabilities at the acquisition date and recognize a gain on that date if an excess remains. SFAS 141(R) becomes effective for fiscal periods beginning after December 15, 2008. This statement did not have an effect on the Company’s financial statements.

In December 2007, the FASB issued Financial Accounting Standard No. 160, Non-controlling Interests in Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that a non-controlling interest in a subsidiary be reported as equity and the amount of net income specifically attributable to the non-controlling interest be identified in the financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any non-controlling equity investment retained in a deconsolidation. SFAS 160 was adopted by the Company effective January 1, 2009 and did not have an effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), by requiring enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of, and gains and losses on, derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 was adopted by the Company as of January 1, 2009 and did not have an impact on the Company’s results of operations, cash flows or financial positions. However, the Company was required to expand its disclosures around the use of and purpose for its derivative instruments, which are discussed below:

The Company’s risk management objectives are to ensure that business and financial exposures to risk that have been identified and measured are minimized using the most effective and efficient methods to reduce, transfer and, when possible, eliminate such exposures. Operating decisions contemplate associated risks and management strives to structure proposed transactions to avoid or reduce risk whenever possible. SFAS No. 133 requires companies to recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial position. In accordance with SFAS No. 133, the Company determined that 69,966,707 of the warrants outstanding are not considered indexed to the Company’s own stock under EITF 07-05, as the respective agreements include reset features. As such, the Company determined these warrants to be under the scope of SFAS No. 133, and at March 31, 2009, reclassified the fair value of these derivative instruments of $592,804 from stockholders’ equity to a short-term liability, as described further in Note 9. The fair value of the warrants subject to EITF 07-05, and therefore under the scope of SFAS No. 133, are adjusted to fair market value at the end of each reporting period.

In February 2008, the FASB issued Staff Position (FSP) FAS 157-2, “Effective Date of FASB Statement No. 157” (“FSP 157-2”) which defers the implementation for the non-recurring financial assets and liabilities from fiscal years beginning after November 15, 2007 to fiscal years beginning after November 15, 2008. The provisions of SFAS 157 will be applied prospectively. The statement provisions effective as of January 1, 2008, do not have a material effect on the Company’s financial position and results of operations. The adoption of as of January 1, 2009 the remaining provisions did not have a material effect on the Company’s financial position and results of operations.

In April 2008, the FASB issued Emerging Issues Task Force (“EITF”) 07-05, “Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”). EITF 07-05 provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in paragraph 11(a) of SFAS 133. EITF 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008 (our fiscal year 2009). We adopted EITF 07-05 as of January 1, 2009 and upon adoption, we reclassified $592,804, comprising of an adjustment of $(9,679,775) to additional paid in capital and $9,086,971 to deficit accumulated during the development stage, from stockholders’ equity to a short-term liability.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008

Additionally, the fair value of the warrants subject to EITF 07-05 are adjusted to fair market value at the end of each reporting period. The impact of the adoption on net loss and on loss per share for the period ended March 31, 2009 was $500,166 and $0 respectively.

In May 2008, the FASB issued SFAS 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP). SFAS 162 directs the GAAP hierarchy to the entity, not the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 was adopted in the first quarter of 2009. The adoption of SFAS 162 did not have a significant impact on the Company’s results of operations or financial positions.

In November 2008, the Emerging Issues Task Force issued Issue 08-6 (EITF 08-06), “Equity Method Investment Accounting Considerations.” This Issue addresses the impact that SFAS 141(R) and SFAS 160 might have on the accounting for equity method investments including how the initial carrying value of an equity method investment should be determined, how it should be tested for impairment and how changes in classification from equity method to cost method should be treated. The Issue is to be implemented prospectively and is effective for fiscal years beginning after December 15, 2008. The adoption of EITF 08-06 did not have a significant impact on the Company’s results of operations or financial positions.

In May 2008 the FASB issued FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” which alters the accounting for Convertible Debentures. FSP APB 14-1 requires issuers to account for convertible debt securities that allow for either mandatory or optional cash settlement (including partial cash settlement) by separating the liability and equity components in a manner that reflects the issuer’s nonconvertible debt borrowing rate at the time of issuance and requires recognition of additional (non-cash) interest expense in subsequent periods based on the nonconvertible rate. Additionally, FSP APB 14-1 requires that when such debt instruments are repaid or converted any consideration transferred at settlement is to be allocated between the extinguishment of the liability component and the reacquisition of the equity component. FSP APB 14-1 is effective for the Company’s fiscal year beginning January 1, 2009, and has been applied retrospectively, as required. The adoption of this pronouncement did not have an impact on the Company’s results of operations or financial positions.

5. CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

	USD (held in USD)	USD (held in EUR)	USD (held in CHF)	USD (held in other currencies)	USD TOTAL March 31, 2009	USD TOTAL Dec 31, 2008
Bank and postal accounts	138,428	508	1,656	4,191	144,783	225,993
Cash and Cash Equivalents	138,428	508	1,656	4,191	144,783	225,993

Cash and cash equivalents are available at the Group’s own disposal, and there is no restriction or limitation on withdrawal and/or use of these funds. The Group’s cash equivalents are placed with high credit rated financial institutions. The carrying amount of these assets approximates their fair value.

On January 22, 2009, the restricted cash in Mongolia was reduced from $4,000,000 to $2,000,000 in agreement with the Mongolian authorities. The Group immediately paid its bank loan of $1,220,000 and accumulated interest of $34,248. As a result, the Group was able to free up cash in the amount of $745,752 net of all costs and charges at the Group’s own disposal (no restriction or limitation of these funds after release).

As of March 31, 2009 the Group has a bank guarantee for our Albanian project of $3,737,386 as well as two escrow accounts for our Mongolian project of $2,000,000 which is considered restricted cash.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008

On April 3, 2009, we successfully negotiated new work programs for our exploration blocks A, B and D, E in Albania with the Albanian authorities (AKBN), which allows us to reduce the bank guarantee, held as restricted cash on our accounts on behalf of exploration work in Albania, by $2,541,800 at our own disposal without any restrictions or limitations to these funds after the release, which took place by April 23, 2009 following completion of the procedural formalities.

6. TANGIBLE FIXED ASSETS

2009	Office Equipment	Vehicles	Leasehold	Total
	&Furniture		Improvements
	USD	USD	USD	USD
Cost at January 1	129,563	127,379	47,375	304,317
Additions	-	-	-	-
Cost at March 31	129,563	127,379	47,375	304,317

Accumulateddepreciation at January 1	(36,554)	(26,400)	(10,117)	(73,072)
Depreciation	(7,757)	(6,369)	(2,369)	(16,495)
Accumulateddepreciation at March 31	(44,312)	(32,769)	(12,486)	(89,567)

Net book value at March 31	85,251	94,610	34,889	214,750

Depreciation expense for the three months period ended March 31, 2009 and 2008 were $16,495 and $9,684.

7. STOCK COMPENSATION PROGRAM

On May 1, 2007 the Board of Directors approved the granting of stock options according to a Nonqualified Stock Option Plan. This stock option plan has the purpose (a) to ensure the retention of the services of existing executive personnel, key employees, and Directors of the Company or its affiliates; (b) to attract and retain competent new executive personnel, key employees, consultants and Directors; (c) to provide incentive to all such personnel, employees, consultants and Directors to devote their utmost effort and skill to the advancement and betterment of the Company, by permitting them to participate in the ownership of the Company and thereby in the success and increased value of the Company; and (d) allowing vendors, service providers, consultants, business associates, strategic partners, and others, with or that the Board of Directors anticipates will have an important business relationship with the Company or its affiliates, the opportunity to participate in the ownership of the Company and thereby to have an interest in the success and increased value of the Company.

This plan constitutes a single “omnibus” plan, the Nonqualified Stock Option Plan (“NQSO Plan”) which provides grants of nonqualified stock options (“NQSOs”). The maximum number of shares of common stock that may be purchased under the plan is 20,000,000.

The fair value of all of the options was determined using the Black-Scholes option pricing model applying the assumptions noted in the following table.

	March 31, 2009	March 31, 2008
Expected dividend yield	*	0%
Expected volatility	*	50%
Risk-free interest rate	*	4.851%
Expected term(in years)	*	6

* Duringthe three months ended March 31, 2009, the Company did not grant any options.

During the three months ended March 31, 2008, the weighted average fair value of options granted was $1.127 at the grant date (February 1, 2008).

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008

A summary of option activity under the Plans as of March 31, 2009 is presented below:

			Weighted-
		Weighted-	average
		average	remaining	Aggregate
	Shares under	exercise	contractual	intrinsic
Options	option	price	term	value

Outstanding at
December 31, 2008	11,650,000	4.00
Granted	0	0
Exercised	0	0
Forfeited or
expired	(900,000)	4.00
Outstanding at
March 31, 2009	10,750,000	4.00	6.06	0
Exercisable at
March 31, 2009	6,399,227	4.09	6.41	0

For the three months ended March 31, 2009 and 2008, Manas recorded a total charge of $1,418,191 and $4,273,297 respectively, with respect to equity awards granted under the stock compensation and stock option plans. In the period ended March 31, 2009 all of these charges were recorded in personnel costs. In the period ended March 31, 2008 the stock based compensation expenses of $1,909,247 and $2,364,050 were recorded in personnel costs and consulting fees respectively. 900,000 stock options granted to consultants have been forfeited as of March 31, 2009. Due to the termination of employment of Thomas Flottmann, Peter-Mark Vogel and Rahul Sen Gupta, their stock option plans have been terminated. However, the options remain exercisable for 90 days after termination. During the three months ending March 31, 2009, no options were granted nor exercised.

A summary of the status of the Company’s non-vested shares as of March 31, 2009 and changes during the period is presented below:

		Weighted-
		average
	Shares under	grant date
Nonvested options	option	fair value
Nonvested at December 31, 2008	5,506,548	1.79
Granted	-	0.00
Vested	(754,401)	1.88
Forfeited	(401,374)	1.70
Nonvested at March28, 2008	4,350,773	1.79

As of March 31, 2009, there was $5,785,089 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plans. That cost is expected to be recognized over a weighted-average period of 1.12 years.

During prior periods stock options for consultants have been accounted for under SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) and expensed the fair value of the stock options at grant date over the vesting period. During the preparation of the financial statements for the three months ended March 31, 2009, the Company determined that it should have accounted for stock options granted to consultants under SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) and EITF No. 96-18, Accounting for Equity Investments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods and Services. As such, the fair value of such options is periodically re-measured during the vesting period using the Black-Scholes option-pricing model and expense is recognized over the service / vesting period.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008

8. DEBENTURE

On April 30, 2008, the Company successfully negotiated a mezzanine tranche of bridge financing and raised $4,000,000 through the issuance of 4,000 debenture notes (Debentures) of $1,000 each and 1,000,000 detachable warrants. The warrants are exercisable to purchase the Company’s unregistered common shares at $2.10 per share and will expire on April 30, 2010. The net proceeds after paying a finders fee were $3,790,000. The Debentures bear an interest of 8% per annum payable twice a year (June and December) and are due and payable in full two years from the date of issuance (April 30, 2010). The Debentures can be prepaid along with any unpaid interest at the Company’s request without prepayment premium or penalty. The Debentures can be converted into unregistered common shares at any time on demand of the holder at a conversion price based upon the average price of the 20 days trading price prior to conversion and subject to a floor of $1.00 per share. Interest can be paid in the equivalent amount of unregistered common shares of the Company. If the Company issues shares for proceeds in excess of $40,000,000, then up to 50% of the proceeds are required to be used to pay down the Debentures.

The aggregate proceeds received have been allocated between the detachable warrants and the Debentures on a relative fair value basis. Accordingly, $240,000 was credited to additional paid in capital with respect to the warrants.

At the date of issuance the conversion price determined in accordance with the Debenture agreement was less than the actual share price on the issuance date. This resulted in a beneficial conversion feature of $557,989, which has been amortized using the effective interest rate method and recorded as part of interest expense over the term of the Debenture.

Debt issuance costs of $210,000 were incurred and will be amortized over the term of the Debentures using the effective interest rate method.

For the three months ended March 31, 2009, we have accreted the Debentures for the discount, including the beneficial conversion feature, that relates to the current period ($97,265). At March 31, 2009 and December 31, 2008 the unamortized debt discount relating the debenture amounted to $454,196 and $551,460, respectively.

9. WARRANTS

As of March 31, 2009 and December 31, 2008, the Company had a total of 73,966,707 warrants outstanding to purchase common stock. Each warrant entitles the holder to purchase one share of the Company’s common stock. The Company has reserved 73,966,707 shares of common stock in the event that these warrants are exercised.

In April 2008, the FASB issued Emerging Issues Task Force (“EITF”) 07-05, “Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-05”). EITF 07-05 provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in paragraph 11(a) of SFAS 133. EITF 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008 (our fiscal year 2009). We adopted EITF 07-05 on the first day of our fiscal year 2009. Based on our analysis we determined that 69,966,707 out of the 73,966,707 warrants outstanding are not considered indexed to the Company’s own stock under EITF 07-05 as the respective agreements include reset features. Hence, we reclassified $592,804, comprising of an adjustment of $(9,679,775) to additional paid in capital and $9,086,971 to deficit accumulated during the development stage, from stockholders’ equity to a short-term liability upon adoption. Additionally, the fair value of the warrants subject to EITF 07-05 are adjusted to fair market value at the end of each reporting period. The impact of the adoption on net loss and on basic and diluted loss per share for the periods ended March 31, 2009 and 2008 was $500,166 and $0 respectively.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008

10. BANK LOAN

On September 21, 2008, the Company entered into a loan agreement (“Debt”) with a group of investors and raised a principal amount equaling $2,440,000. Proceeds of $1,220,000 were received in the year ended December 31, 2008. The Debt carries interest of 12% per annum payable at the date of maturity and is payable in full on September 21, 2009. No issuance costs apply.

Due to the global financial crises, the counterparty asked the company to forfeit the second tranche of $1,220,000 late in November 2008. Therefore, the total Debt amount raised during the year ended December 31, 2008 was $1,220,000 and no interest has to be paid on the outstanding portion of $1,220,000.

On January 22, 2009, the restricted cash in Mongolia was reduced from $4,000,000 to $2,000,000 in agreement with the Mongolian authorities. The Group immediately paid back its bank loan of $1,220,000 and accumulated interest of $34,248. As a result, the Group was able to free up cash in the amount of $745,752 net of all costs and charges at the Group’s own disposal (no restriction or limitation of these funds after release).

11. CONTINGENTLY CONVERTIBLE LOAN

On August 18, 2008, the Company issued contingently convertible loans (the “Loans”) with a principal amount of $2,000,000 and disposed of 8% of its interest in its operations in Mongolia related to Blocks 13 and 14 for aggregate proceeds of $2,000,000. The net proceeds after paying finders fee were $1,860,000. The Company is responsible for the Loan holder’s share of the exploration costs attributable to Blocks 13 and 14 through phases 1, 2 and 3, hereinafter referred to as the Participation Liability.

The Company has allocated part of the gross proceeds to a Participation Liability for the exploration costs related to the 8% interest in Blocks 13 and 14 in Mongolia provided to the unit holder. The Company has estimated that there is a range of costs that could be incurred through exploration phases 1, 2 and 3. The total minimum estimated spends for phase 1, the only phase that is currently probable, is $4,000,000 and therefore, a Participation Liability of $320,000 has been recorded. This liability will be reduced as expenses are incurred. Also refer to Note 14 for additional information.

The Loans carry an interest rate of 8% per annum and all principal and accrued interest is payable in full two years from the date of issuance (August 18, 2010). The Loans are secured by the Group’s assets in the Kyrgyz Republic.

The principal and any accrued but unpaid interest on the Loans are convertible, in whole or in part, at the option of the holders if the Group conducts a public offering at the prevailing market price. The loan was accounted for as a liability in accordance with FAS150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. Because the financial instrument embodies a conditional obligation that the Company must or may settle by issuing a variable number of equity shares and the monetary value of the obligation is based on a fixed monetary amount known at inception.

The initial carrying amount of the Loans of $1,680,000 will be accreted to the redemption amount of $2,000,000 over the term of the loans using the effective interest method.

For the period ending March 31, 2009, we have accreted the Loans for the discount that relates to the current period ($28,011). At March 31, 2009 and December 31, 2008 the unamortized debt discount relating the contingently convertible loan amounted to $232,811 and $260,822, respectively.

12. PROMISSORY NOTE

On December 5, 2008, the Company borrowed $540,646 from four Directors at no discount to the principal amount by selling promissory notes to shareholders (“Shareholder Notes”). The parties agreed that no interest shall accrue on the Shareholder Notes unless the Company breaches the repayment schedule. The repayment of the principal

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008 amount of the Shareholder Notes has to occur if the Company raises greater than $1,000,000 in financing or 90 days after written demand for repayment by the Shareholder Notes holder, which ever is first. The Company may also repay any or all of the principal amount of the Shareholder Notes at any time without notice, bonus or penalty. In the event that the Company fails to make a payment when it is due, the Company will pay interest on the outstanding principal amount of the Shareholder Notes at the rate of 12% per annum until the Shareholder Notes are paid in full.

For the three months ended March 31, 2009, the Company has not received any written demand for repayment and did not raise $1,000,000 in financing. Therefore, it is not obliged to repay the debt within the next 90 days.

13. PRIVATE PLACEMENT

On September 4, 2008, the Company conducted a private placement in which it sold 4,000,000 units for $2,600,000, or $0.65 per unit. Each unit consisted of one share of common stock, one warrant and an interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts governing areas in Mongolia referred to as Blocks 13 and 14. The Company agreed to cover the unit holder’s share of the exploration costs on Blocks 13 and 14 through exploration phases 1, 2 and 3 herein after referred to as the Participation Liability.

Each of the 4,000,000 warrants granted under the Securities Purchase Agreement is exercisable for two years at $0.95 per warrant. The warrants carry “tag-along” registration rights such that if a registration statement (other than on Form S-4 or S-8) is filed, the holders may demand that the shares underlying their warrants be included in such registration statement. If no such registration statement is filed by January 4, 2009, the Company has to undertake its best efforts to file a registration statement for the shares underlying the warrants by May 4, 2009. Based on this best effort clause and the fact that the Company has undertaken its best effort to file a registration statement the warrants are accounted for as an equity instrument.

Of the aggregate proceeds received of $2,600,000, $430,571 has been allocated to the warrants based on their estimated fair value, $320,000 has been allocated to the Participation Liability and the balance has been allocated to the Shareholders’ Equity.

The amount allocated to the Participation Liability was determined in the same manner as the Participation Liability arising in connection with the Loans described in Note 14.

14. PARTICIPATION LIABILITY

On August 18, 2008, the Company completed the issuance of contingently convertible loans (the “Loans”) and in addition to the interest payable under the Loans, the Loan holders will obtain an interest in 8% of our interest in our operations in Mongolia related to the Blocks 13 and 14 without having to undertake any of the obligations of work programs connected to those lots (governing areas in Mongolia referred to as Tsagaan-Els 13 and Zuuabayan 14).

On September 4, 2008, we conducted a private placement and each unit consisted of one share of common stock, one warrant and an interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts governing areas in Mongolia referred to as Tsagaan-Els 13 and Zuuabayan 14. A total of 8% of our interest in our operations in Mongolia related to the Blocks 13 and 14 without having to undertake any of the obligations of work programs connected to those lots (governing areas in Mongolia referred to as Tsagaan-Els 13 and Zuuabayan 14).

The Company considers each of the 8% participation in the interest of our operations in Mongolia as a Participation Liability of $320,000 each (totalling $640,000).

For the three months period ended March 31, 2009, the participation liability was not reduced as the Company has not incurred any expenses on these work programs.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008

15. RELATED PARTY DISCLOSURE

The consolidated financial statements include the financial statements of Manas Petroleum Corporation and the entities listed in the following table:

		Equity share	Equity share
	Country	Mar 31, 2008	Dec 31, 2008
DWM Petroleum AG, Baar (1)	Switzerland	100%	100%
Manas Petroleum AG, Baar (2)	Switzerland	100%	100%
CJSC South Petroleum Company, Jalalabat (3)	Kyrgyz Republic	25%	25%
CJSC Somon Oil Company, Dushanbe (4)	Rep of Tajikistan	90%	90%
Manas Petroleum of Chile Corporation, Victoria (5)	Canada	100%	100%
Manas Management Services Ltd., Nassau (6)	Bahamas	100%	100%
Manas Chile Energia Limitada, Santiago (7)	Chile	100%	100%

(1)	Including Branch in Albania
(2)	Founded in 2007
(3)	CJSC South Petroleum Company was founded by DWM Petroleum AG; equity method investee that is not consolidated
(4)	CJSC Somon Oil Company was founded by DWM Petroleum AG
(5)	Founded in 2008
(6)	Founded in 2008
(7)	Manas Chile Energia Limitada was founded by Manas Management Services Ltd.; founded in 2008

The ultimate control owner of the Group is the management of the Group (39%). Ownership and voting right percentages in the subsidiaries stated above are identical to the equity share.

The following table provides the total amount of transactions, which have been entered into with related parties for the relevant financial period:

Board of directors	01.01.-03.31.09	01.01.-03.31.08
	USD	USD
Payments to directors for office rent	14,923	42,959
Payments to related companies controlled by directors
for rendered consultingservices	89,700	-

	03.31.09	12.31.08
	USD	USD
Promissory notes fromdirectors	386,305	540,646

Promissory note fromformer director (Peter-Mark Vogel) agreed on Dec 5, 2008 over USD 154,341

For the three months ended March 31, 2009, the Group paid $89,700 to a firm which is controlled by one of the Company’s Director for legal consulting services

16. COMMITMENTS & CONTINGENT LIABILITIES

Legal actions and claims (Kyrgyz Republic, Republic of Tajikistan, Chile and Albania)

In the ordinary course of business, the associate/subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Chile and Albania may be subject to legal actions and complaints. Management believes that the ultimate liability, if any, arising from such actions or complaints will not have a material adverse effect on the financial condition or the results of future operations of the associate/subsidiaries in the Kyrgyz Republic, Republic of Tajikistan, Chile and Albania.

During the initial phase of making application for our Chilean Exploration license, a joint bidding group was formed with Manas, IPR and Energy Focus. Each had a one-third interest.

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008

Manas and IPR are established petroleum businesses. Energy Focus is a start-up business. On its own accord, Energy Focus left the bidding group. Energy Focus prepared a side letter, which was signed by Manas and IPR. By the terms of this side letter, Energy Focus was granted the option to rejoin the consortium under certain conditions.

Even though Energy Focus has been asked many times to join the group by contributing its prorated share of capital, they have failed to do so. Despite this, Energy Focus claims that they are entitled to participate in the consortium at any future time. IPR and Manas disagree with this interpretation.

No litigation has been commenced as of March 31, 2009. Manas and IPR are firmly of the view that Energy Focus no longer has any right to join the consortium. While Energy Focus has not accepted this position, they have not commenced litigation.

At March 31, 2009, there had been no legal actions against the associate/subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Chile and Albania.

Management believes that the Group, including associate/subsidiaries or branches in the Kyrgyz Republic, Republic of Tajikistan, Chile and Albania are in substantial compliance with the tax laws affecting its operations. However, the risk remains that relevant authorities could take differing positions with regards to interpretative issues.

17. PERSONNEL COSTS AND EMPLOYEE BENEFIT PLANS

Defined benefit plan

The Company maintains a Swiss defined benefit plan for 4 of its employees. The plan is part of an independent collective fund which provides pensions combined with life and disability insurance. The assets of the funded plan are held independently of the Company’s assets in a legally distinct and independent collective trust fund which serves various unrelated employers. The fund’s benefit obligations are fully reinsured by AXA Winterthur Insurance Company. The plan is valued by independent actuaries using the projected unit credit method. The liabilities correspond to the projected benefit obligations of which the discounted net present value is calculated based on years of employment, expected salary increases, and pension adjustments.

Net periodic pension cost has been included in the Company’s results as follows:

Pension expenses	01.01-03.31.09	01.01.-03.31.08
	USD	USD
Net service cost	7,313	2,582
Interest cost	4,688	2,290
Expected return onassets	-3,511	-2,258
Amortizationof net (gain)/loss	-	-
Net periodic pension cost	8,490	2,614

During the three months ended March 31, 2009 and 2008 the Company made cash contributions of approximately $13,000 and $11,000, respectively to its defined benefit pension plan. The company expects to make additional cash contributions of approximately $24,580 to its defined benefit pension plans during the remainder of 2009.

18. FAIR VALUE MEASUREMENT

SFAS 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its

MANAS PETROLEUM CORPORATION
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED FINANCIAL STATEMENTS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
for the three month periods ended March 31, 2009 and March 31, 2008 own assumptions. Financial assets carried at fair value as of March 31, 2009 are classified in one of the three categories as follows:

	Level 1	Level 2	Level 3	Total
Warrants	$-	$-	$92,639	$92,639
Total	$-	$-	$92,639	$92,639

19. EARNINGS PER SHARE

Loss per share is calculated as Net Loss for the three months ended March 31, 2009 divided by 119,051,733 outstanding shares and as Net Loss for the three months ended on March 31, 2008 divided by 112,577,994 outstanding shares.

For the three months ended March 31, 2009 and March 31, 2008 all share options and warrants were excluded from the calculation of the diluted weighted average number of shares, because the Group made a net loss during the calculation period and the effect of their inclusion would be anti-dilutive.

20. SUBSEQUENT EVENT(S)

On April 3, 2009, we successfully negotiated new work programs for our exploration blocks A, B and D, E in Albania with the Albanian authorities (AKBN). These work programs allow us to reduce the bank guarantee, held as restricted cash on our accounts on behalf of exploration work in Albania, by $2,541,800 at our own disposal without any restrictions or limitations to these funds after the release. These negotiations were completed by April 23, 2009 following completion of the procedural formalities.

On April 9, 2009, a term sheet with a partner regarding the farm-out in Albania has been signed. The parties agreed to keep the economic conditions confidential.

On April 22, 2009, the Security Council of Mongolia approved blocks number 13 and 14 in March13.

On April 28, 2009, we granted stock options to an aggregate of three people, one of whom is an officer of our company, one is an employee of our company and one is an executive officer of a corporate consultant to our company. The stock options allow the holder to purchase an aggregate of 4,400,000 shares of our common stock at an exercise price of $0.26 per share, for a term expiring April 28, 2012.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

Our management’s discussion and analysis provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto included in this prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 4 above and “Forward-Looking Statements” beginning at page 12 above.

Overview

We are a development stage company. Our growth strategy is focused on petroleum exploration and development in selected Central Asian countries of the former Soviet Union, in the Balkan Region and in Latin America. Our goal is to increase stockholder value through the successful acquisition and exploration of oil and gas resources. We do not have any known reserves on any of our properties.

We have no operating income yet and, as a result, depend upon funding from various sources to continue operations and to implement our growth strategy.

Results of Operations

Years Ended December 31, 2008 and 2007

For the year ended December 31, 2008 we had a net loss of $30,296,106 as compared to a net loss of $12,825,496 for the year ended December 31, 2007. Our net loss for 2008 is positively affected by revenues of $635,318, stemming from an option agreement with Santos International of $558,696 and consulting revenues of $76,622. The corresponding period in 2007 is affected by revenues of $625,261, stemming from an option agreement with Santos International.

In the year ended December 31, 2008 our operating expenses increased to $20,956,481 from $13,666,431 reported for the same period in 2007. The 53% increase in our total operating expenses is attributable to firstly, exploration costs of $4,648,549 but secondly, also to several factors associated with the increase in the size of our operations and the personnel needed to carry out these operations. 47% of the total operating expenses, or $9,790,874 for the year ended December 31, 2008 is related to stock-based or stock option-based compensation payments, which are non-cash. Compared to the same period in 2007, we recorded stock-based or stock option-based compensations of $7,245,289.

Finally, our non-operating expenses increased by $9,439,775 as a result of a charge for the subsequent equity sales adjustment clause in most of our warrant agreements

Personnel costs

The number of employees increased three fold for the year ended December 31, 2008 compared to the year ended December 31, 2007. As a result, our personnel costs increased to $10,476,663 from $5,656,726. 71% of the total personnel costs or the amount of $7,399,063 is related to a non-cash charge for our stock compensation and stock option plan to obtain and retain qualified management.

Exploration costs

For the year ended December 31, 2008, we incurred exploration costs of $4,649,549 as compared to $1,216,510 for the corresponding period in 2007. The amount covers the expenses for our projects in Albania, Chile and Tajikistan as well as preliminary scouting in Mongolia. In 2008 the exploration costs in Albania amount to $3,231,780 and include an environmental study, a volumetric and an economic report by an independent engineering consulting agency, reprocessing of data as well as a payment for the seismic work by Geological Institute of Israel. The corresponding exploration costs for 2007 were $534,285 in Albania. In Chile, we have spent $398,411 for reprocessing data and finalizing the work program with our partners during 2008, while the costs during 2007 amounted to $65,575. The costs in Tajikistan amount to $792,125 for the year ended December 31, 2008. The exploration costs for the year ended December 31, 2007 were $572,205 in Tajikistan. The costs in Mongolia amount to $227,233 for the year ended December 31, 2008, while during our financial year 2007 we have spent $42,365 on exploration costs. We further have spent $2,080 for exploration for the year ended December 31, 2007.

Consulting fees

For the year ended December 31, 2008, we paid consulting fees in the amount of $3,052,920 as compared to consulting fees of $1,400,855 for the year ended December 31, 2007. This increase of 118% is primarily due to a charge of $2,178,331 during 2008 for stock based and stock option based compensation (corresponding figure in 2007 was $340,604), $2,500,781 of which resulted from a March 2008 grant of stocks to consultants working on our operations in Albania as payment for services.

Administrative costs

Our administrative costs of $2,724,471 declined from $5,376,708 during the year ended December 31, 2008. The sharp decrease is a result from one-time compensation charges of $2,560,000 for the acquisition of DWM Petroleum and the public listing which took place in second quarter of 2007. Compared to the same period in 2007, we have higher audit, legal and traveling costs.

Non-operating expense

Our non-operating expense increased by $9,439,775 as a result of a charge for the subsequent equity sales adjustment clause in most of our warrant agreements.

Three Month Periods Ended March 31, 2009 and 2008

For the three months ended March 31, 2009 we had a net loss of $2,209,639 as compared to a net loss of $5,899,322 for the comparable period ended March 31, 2008.

In the three months ended March 31, 2009 our operating expenses decreased to $2,510,438 from $6,006,888 reported for the same period in 2008. The 58% decrease in our total operating expenses is attributable to firstly personnel changes due to management’s decision to cut down costs, and secondly, also to reduction of administrative costs. 57% of the total operating expenses, or $1,418,191, for the three months ended March 31, 2009 is related to stock-based or stock option-based compensation payments, which are non-cash. Compared to the same period in 2008, where we recorded stock-based or stock option-based compensations of $4,273,297.

Personnel costs

The number of employees was reduced during the three months ended March 31, 2009. As a result, our personnel costs decreased to $1,865,914 from $2,565,657 for the corresponding period in 2008. 76% of the total personnel costs for the three months ended March 13, 2009, or the amount of $1,418,191, is related to a non-cash charge for stock compensation and our stock option plan to obtain and retain qualified management. The non-cash charge for stock compensation and our stock option plan recorded in the three months ended March 31, 2008 was $1,932,565.

Exploration costs

For the three months ended March 31, 2009, we incurred exploration costs of $264,260 as compared to $261,612 for the corresponding period in 2008. The amount covers the expenses for our projects in Albania, Chile and Tajikistan. The exploration costs in Albania amount to $196,617 and include an environmental study, a volumetric and an economic report by an independent engineering consulting agency, reprocessing of data as well as a payment for the seismic work by Geological Institute of Israel. In Chile, we have increased the prior year accrual by actual incurred costs of $14,671 and additionally accrued $40,000 for work performed for reprocessing data and finalizing the work program with our partners. The costs in Tajikistan amount to $12,972 for the three months ended March 31, 2009. No exploration costs incurred in Mongolia for the three months ended March 31, 2009.

Consulting fees

For the three months ended March 31, 2009, we paid consulting fees in the amount of $126,785 as compared to consulting fees of $2,546,988 for the period ended March 31, 2008. This decrease of 95% is primarily due to a charge of $2,364,050 for stock based and stock option based compensation, of which $2,500,781 resulted from a March 2008 grant of stocks to consultants working on our operations in Albania as payment for services. In addition, two consulting agreements with stock option based compensation have been terminated and as a consequence the according stock option agreement has been ceased.

Administrative costs

Our administrative costs of $236,984 declined from $622,946 during the three months ended March 31, 2009. This decrease of 62% is primarily due to cost cutting measures taking place in January 2009.

Liquidity and Capital Resources

Our cash balance as of March 31, 2009 was $5,882,170 ($8,177,777 as of December 31, 2008) of which $5,737,386 ($7,951,784 as of December 31, 2008) is restricted to finance the bank guarantees for the first phase of our work program in Albania (covering the seismic and geological and geophysical costs in Albania) and in Mongolia (covering the seismic and geological and geographical costs in Mongolia), leaving a balance of $144,783 ($225,993 as of December 31, 2008). In order to continue to fund operations for the next twelve months and implement the geological work program for our projects particular in Central Asia and the Balkan Region as well as to finance continuing operations, we will require further funds. We expect these funds will be raised through additional equity and/or debt financing. If we are not able to raise the required funds, we would consider farming-out projects in order to reduce our financial commitments.

On December 5, 2008, we entered into arrangements with certain of our directors and officers pursuant to which they lent us a total of $540,646 in exchange for promissory notes. The promissory notes are for an indefinite period of time. We can prepay the promissory notes at any time without notice, bonus or penalty and must repay the promissory notes upon the earlier of the date that we raise $1,000,000 or more in debt or equity financings or the ninetieth day after we receive written notice from the noteholder of a demand for repayment. No interest is due under the notes as long as we do not default on our obligations thereunder. However, if we default on the repayment of the promissory note, we will be liable for interest accruing at a rate of 12% per annum on the principal outstanding until we repay the promissory note in full.

On January 22, 2009, the restricted cash in Mongolia was reduced from $4,000,000 to $2,000,000 in agreement with the Mongolian authorities. We immediately paid our bank loan of $1,220,000 and accumulated interest of $34,248. As a result, we were able to free up cash in the amount of $745,752 net of all costs and charges at our own disposal (no restriction or limitation of these funds after release).

As of February 1, 2009, the corporate cost base had been reduced significantly and therefore, also the expected monthly burn rate was reduced from around $650,000 to around $320,000 on basic operational activities. The main source of the cost savings stem from a reduction in the number of personnel as well as significant salary cuts at the board of directors level.

On April 3, 2009, we successfully negotiated new work programs under our two production sharing contracts for our exploration blocks A & B and D & E in Albania with the Albanian authorities (AKBN). For production sharing contract covering blocks A and B, we reduced the minimum seismic line kilometers from 300km of 2D seismic to 189km for first phase, which was completed by December 31, 2008. For production sharing contract covering blocks D and E, we reduced the minimum seismic line kilometers from 300 km to 110 km of 2D seismic for the first phase. This allowed us to reduce the bank guarantee, held as restricted cash on our accounts on behalf of exploration work in Albania, by $2,541,800. These funds of $2,541,800 are at our own disposal without any restrictions or limitations after the release, which took place by April 23, 2009 following completion of the procedural formalities.

In addition we finalized negotiation for an additional loan of $1,300,000, which will be secured by the remaining escrow funds in Mongolia. On May 1, 2009, $1,000,000 of this loan was made available to our company. The remaining $300,000 is subject to further proof of performance of the work program.

As outlined above, we have significantly reduced our work commitment in Albania for the first phase. Otherwise, there have been no material changes in these commitments since March 31, 2009.

Cash Flows

Years Ended December 31, 2008 and 2007

	Year Ended December 31
	2008	2007
Net Cash Used in Operating Activities	$(9,622,635)	$(5,274,424)
Net Cash Used in Investing Activities	$(8,082,833)	$(164,425)
Net Cash Provided by Financing Activities	$9,399,102	$12,827,276
Change in Cash and Cash Equivalents During the Period	$(8,306,366)	$7,388,427

Operating Activities

Net cash outflow from operating activities of $9,622,635 for the year ended December 31, 2008 has increased from $5,274,424 in the comparable period 2007. This is mainly due to higher exploration costs.

Investing Activities

Net cash outflow from investing activities of $8,082,833 for the year ended December 31, 2008 has increased from $164,425 in the comparable period for 2007. This is mainly due to restricting cash of $10,414,000, mainly for bank guarantees for our projects in Albania and Mongolia. During the past year ended December 31, 2008, we have released a total of $2,462,216 from the restricted cash account in accordance with the Albanian government and as outlined in the two production sharing contracts for our Albanian assets.

Financing Activities

Net cash flow from financing activities of $9,399,102 for the year ended December 31, 2008 has decreased from $12,827,276 in the comparable period in 2007. In the year ended December 31, 2007, the majority of the financing cash flows were related to the issuance of units consisting of shares of common stock and warrants in conjunction with the merger and a private placement carried out on July 31, 2007, while in the year ended December 31, 2008, we have sold 4,000,000 units. We have raised gross proceeds of $4,000,000 for debentures and 1,000,000 detachable warrants in the quarter ended June 30, 2008. Furthermore, we have issued contingently convertible loans of $2,000,000 (net proceeds of $1,860,000) as well as equity and warrants in a private placement of $2,600,000 during the third quarter ended September 30, 2008. Additionally, we received a one year bank loan of $1,220,000 during the quarter ended September 30, 2008. We also issued a promissory note of $540,646 in the fourth quarter of 2008.

Three Month Periods Ended March 31, 2009 and 2008

	Three Month Period Ended March 31,
	2009	2008
Net Cash Used in Operating Activities	$(1,076,907)	$(1,949,471)
Net Cash Provided by (Used in) Investing Activities	$2,214,398	$(25,086)

	Three Month Period Ended March 31,
	2009	2008
Net Cash Used in Financing Activities	$(1,220,000)	$(13,192)
Change in Cash and Cash Equivalents During the Period	$(82,509)	$(1,987,749)

Operating Activities

Net cash outflow from operating activities of $1,076,907 for the three month period ended March 31, 2009 has decreased from $1,949,471 in the comparable period for 2008. This is mainly due to the cost cutting measures, reduced personnel and consulting cost and reduced administrative costs, put in place in the beginning of 2009.

Investing Activities

Net cash inflow from investing activities of $2,214,398 for the three month period ended March 31, 2009 has changed from a net cash outflow of $25,086 in the comparable period for 2008. This is primarily due to the decrease in restricted cash from Mongolia.

Financing Activities

Net cash flow outflow from financing activities of $1,220,000 for the three month period ended March 31, 2009 has increased from $13,192 in the comparable period for 2008. This is due to the repayment of the bank loan in Mongolia.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Cash Requirements

We will require additional funds to fund our operations. These funds may be raised through equity financing, debt financing, or other sources, such as additional farm-out agreements. Equity financing may result in further dilution in the equity ownership of our shares. There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his investment in our common stock. Further, we may continue to be unprofitable.

Specifically, we estimate our cash needs for the next 12 months to be as follows:

Expense	Amount
Geological & Geophysical	$1,276,000
General & Administrative	$3,128,577
Financing	$1,613,333
Legal	$208,560
Audit	$440,000
Open Commitments as of March 31, 2009	$219,680

Total	$6,886,150

As an operator, we have no seismic or drilling work commitments for the next 12 months in Albania, Mongolia and Tajikistan. As a non-operator, we have no seismic or drilling work commitments in Chile for the next 12 months. In Kyrgyz Republic, the operational costs, including seismic are fully carried by our partner Santos International. In Mongolia, we have currently a geological and geographical commitment of $1,300,000 for the next 12 months. Should we be able to raise funds through equity financing, debt financing or other sources, such as additional farm-out agreements, we would increase or speed up our programs.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to scale down or perhaps even cease the operation of our business.

Going Concern

The consolidated financial statements have been prepared on the assumption that we will continue as a going concern. We have historically incurred losses and we incurred a loss of $2,209,639 for the three month period ended March 31, 2009 ($30,296,106 for the year ended December 31, 2008). Because of these historical losses, we will require additional working capital to develop our business operations. Our cash balance as of March 31, 2009 was $5,882,169 ($8,177,777 as of December 31, 2008), of which $5,737,386 ($7,951,784 as of December 31, 2008) had been restricted for a bank guarantee for the first phase of our work program in Albania (covering the seismic and geological and geographical costs in Albania) and two escrow accounts for the first phase of our work program in Mongolia (covering the seismic and geological and geographical cost in Mongolia), leaving a balance of $144,783 ($225,993 as of December 31, 2008).

On January 22, 2009, the restricted cash in Mongolia was reduced from $4,000,000 to $2,000,000 in agreement with the Mongolian authorities. We immediately repaid our bank loan of $1,220,000 and accumulated interest of $34,248. As a result, we were able to free up cash in the amount of $745,752 net of all costs and charges at our own disposal (no restriction or limitation of these funds after release).

As of February 1, 2009, the corporate cost base had been reduced significantly and therefore, also the expected monthly burn rate was reduced from around $650,000 to around $320,000 on basic operational activities. The main source of the cost savings stem from a reduction in the number of personnel as well as significant salary cuts at the board of directors level.

On April 3, 2009, we successfully negotiated new work programs for our exploration blocks A & B and D & E in Albania with the Albanian authorities (AKBN), which allowed us to reduce the bank guarantee, held as restricted cash on our accounts on behalf of exploration work in Albania, by $2,541,800. There are no further restrictions or limitations to these funds of $2,541,800 after the release, which took place by April 23, 2009 following completion of the procedural formalities. In addition, we finalized negotiation for an additional loan of $1,300,000, which will be secured by the remaining escrow funds in Mongolia. On May 1, 2009, $1,000,000 of this loan was made available to our company. The remaining $300,000 is subject to further proof of performance of the work program.

Based on the revised cost base as well as freeing up cash from the bank guarantee in Albania and the escrow accounts in Mongolia and the additional loan of $1,300,000, we estimate that we have sufficient working capital to fund operations for four months from July 2009. In order to continue to fund operations through July 2010 and execute the strategy to develop our assets, we will require further funds. We expect to secure these additional funds through possible disposals or farm-outs of our existing interests and we are currently in active negotiations with interested parties for such transactions.

We intend to raise additional working capital through private placements, public offerings, bank financing and/or advances from related parties or stockholder loans as well as limit our financial obligations by farming-out projects to third parties. We do not currently have any arrangement in place for financing.

The continuation of business is dependent upon obtaining such further financing. The issuance of additional equity securities could result in a significant dilution in the equity interests of current or future stockholders. Obtaining commercial loans, assuming those loans would be available, will increase liabilities and future cash commitments.

There are no assurances that we will be able to complete the disposals or farm-outs of our existing interests or to obtain additional financing through either private placement, public offerings and/or bank financing necessary to support our working capital requirements. Nevertheless after making inquiries, and considering the uncertainties above, our directors have a reasonable expectation that we will have adequate resources to continue our operations for the foreseeable future.

These conditions raise substantial doubt about our ability to continue as a going concern and our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2008. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should it be unable to continue as a going concern.

Application of Critical Accounting Policies

Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our financial statements is critical to an understanding of our financial statements.

We base our assumptions and estimates on historical experience and other sources that we believe to be reasonable at the time. Actual results may vary from our estimates due to changes in circumstances, weather, politics, global economics, mechanical problems, general business conditions and other factors. Our significant estimates are related to the valuation of warrants and options.

There are accounting policies that we believe are significant to the presentation of our financial statements. The most significant of these are described below.

Exploration and evaluation costs

We account for our exploration costs on a successful efforts basis and therefore all geological and geophysical costs, which include costs of topographical, geological, and geophysical studies, rights of access to properties to conduct those studies, and salaries and other expenses of geologists, geophysical crews, and others conducting those studies, are expensed as incurred.

Stock-based Compensation

We account for all of our stock-based payments and awards under the fair value based method.

Stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award and in the same manner as if we had paid cash instead of paying with or using equity based instruments. The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

We account for the granting of share purchase options to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all share purchase options are expensed over their vesting period with a corresponding increase to additional capital surplus. Upon exercise of share purchase options, the consideration paid by the option holder, together with the amount previously recognized in additional capital surplus, is recorded as an increase to share capital.

We use the Black-Scholes option valuation model to calculate the fair value of share purchase options at the date of the grant. Option pricing models require the input of highly subjective assumptions, including the expected.

Directors and Executive Officers

Directors and Executive Officers

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed. Our board of directors appoints our officers, and our officers hold office for such term as may be prescribed by our board of directors and until their successors are chosen and qualify, or until their death or resignation, or until their removal.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Heinz Scholz	Executive Director and Chairman	66	April 10, 2007
Michael Velletta	Executive Director	53	April 10, 2007
Richard Schenz	Director	69	November 21, 2008
Erik Herlyn	President, Chief Executive Officer, Secretary and Director	40	June 25, 2007
Ari Muljana	Chief Financial Officer and Treasurer	30	July 9, 2009
Yaroslav Bandurak	Chief Technology Officer	37	April 10, 2007

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Heinz Scholz, Executive Director and Chairman

Heinz Scholz is a physicist and engineer. In the 1980s Mr. Scholz built factories and telecommunication networks in the former Soviet Union. After the German Reunification he also advised Soviet Ministries regarding the negotiations on the sale of Russia’s East German telecommunication network to Deutsche Telecom. He has worked in collaboration with scientific institutes in the Russian Federation. Mr. Scholz plays a critical role in targeting, appraising and subsequently acquiring the rights to major oil and gas assets in the former Soviet Union and its satellite countries.

Mr. Scholz has been our Executive Director since August 25, 2008 and the Chairman of our board of directors and one of our directors since April 10, 2007. Since May 2004, he has acted as the Chairman of the board of directors for DWM Petroleum A.G., and from May 2004 to February 2008, he acted as Chief Executive Officer for DWM Petroleum A.G. Mr. Scholz earned his Engineering degree in 1975 and MSc equivalent in Physics in 1979 at University (Bremen) Engineer for Electro Technology, University for Technology (Bremen).

Michael Velletta, Executive Director

Michael Velletta was called to the Bar of British Columbia, Canada in 1990 and presented to the Supreme Court as a barrister and solicitor that same year. Mr. Velletta’s private practice with the law firm of Velletta & Company focuses on corporate and commercial law, and commercial litigation. He is a governor of the Trial Lawyers Association of British Columbia, and is a member of the Canadian Bar Association, Association of International Petroleum Negotiators and the International Institute of Business Advisors. Mr. Velletta serves on the board of directors of several corporations and is a governor of the University Canada West Foundation.

Mr. Velletta has been our Executive Director since August 25, 2008 and one of our directors since April 10, 2007. He served as our general counsel from April 10, 2007 to August 25, 2008. Mr. Velletta received his LL.B. degree in Law from the University of Victoria in 1989.

Richard Schenz, Director

Richard Schenz studied technical physics in Vienna and finished with a Ph.D. In 1969 he started his career with the Austrian oil & gas company OMV, and was its CEO from 1992 to 2001. In 2001, Dr. Schenz was appointed representative for the Austrian Capital Market by the Austrian government. Additionally, Dr. Schenz holds the positions of vice President of the Austrian Federal Economic Chamber and President of the International Chamber of Commerce in Austria (ICC-Austria). In 2002, he was appointed Chairman of the Austrian commission for corporate governance.

Dr. Schenz was appointed as one of our directors on November 21, 2008.

Erik Herlyn, President, Chief Executive Officer, Secretary and Director

Erik Herlyn is a mechanical and production engineer (Trinity University Dublin – BSc, Manufacturing Engineering 1993, University of Bremen – Masters Diploma Production Engineering 1996). Mr. Herlyn has extensive experience in the finance and hydrocarbon industries. He was in several managerial positions in large international business consulting firms such as KPMG, BearingPoint and Capgemini. His specialization lies in a process optimization method which he developed over many years using synergies from different industries. Mr. Herlyn was supporting major oil companies in the Americas and Arabic countries in strategic, technical and financial projects. Switzerland based Mr. Herlyn plays a key role in managing the global office operations of our company as well as acquisition of licenses.

Mr. Herlyn has been our President and Secretary since July 9, 2009, one of our directors since July 8, 2009 and our Chief Executive Officer since February 1, 2009. Mr. Heryln was our interim Chief Financial Officer from February 28, 2009 to July 9, 2009 and our Chief Operating Officer from June 25, 2007 to February 1, 2009. From 2000 to 2006, Mr. Herlyn ran major projects in the finance and hydrocarbon industries as a consultant with KPMG Consulting (a larger management and technical consulting firm which later changed its name to BearingPoint Management Consulting) and later as a consultant with Capgemini from 2006 to 2007.

Ari Muljana, Chief Financial Officer and Treasurer

Ari Muljana has been our Chief Financial Officer and Treasurer since July 9, 2009. From 2007 to 2009 Mr. Muljana worked at Capgemini Consulting as strategic consultant, focusing on controlling and performance measurement topics in various industries. In 2005, he began his career in the Risk Management department at Deloitte, where he audited and advised within the oil and commodity trading industry. He is also specialized in the area of SOX consulting, where he implemented financial and risk management processes for multinational companies to comply with SEC regulations. He has a Master of Science in Computer Science (University of Zurich 2004) with a major in Financial Statement Analysis and Artificial Intelligence.

Yaroslav Bandurak, Chief Technical Officer

Yaroslav Bandurak received his geological degree from Ukraine’s Lvov State University in 1995 where he subsequently served as a member of the geology faculty from 1989 to 1995. Mr. Bandurak was later leading the geological activities for several Central Asian oil and gas companies from 2000 to 2005 and was a senior geologist of South Kyrgyz Geological Expedition from1995 to 2000. Mr. Bandurak is responsible for our prospect developments, exploration activities and acquisition of new projects.

Mr. Bandurak has been our Chief Technology Officer since April 10, 2007. From April 2004 to April 2007, Mr. Bandurak worked for Talas Gold, where he primarily focused on a geological consultancy service for us.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

Our directors or and executive officers have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

However, on October 9, 2007, the British Columbia Securities Commission of Canada issued a cease trader order against our company in British Columbia, Canada pursuant to section 164(1) of the Securities Act (British Columbia). At the time of the order, we were not a reporting issuer in British Columbia, Canada and had our securities quoted on the OTC Bulletin Board. We distributed securities to residents of British Columbia and failed to file a Report of Exempt Distribution with the British Columbia Securities Commission according to National Instrument 45-106. As a result, the British Columbia Securities Commission ordered that trading in our securities cease in British Columbia until the order was revoked. We filed the Report of Exempt Distribution and on April 1, 2008, the British Columbia Securities Commission partially revoked the cease trade order to permit trading in our securities except by certain offshore entities. The British Columbia Securities Commission left the order in effect with respect to those offshore entities because it was unable to determine the beneficial ownership of the shares registered in the name of those entities.

Executive Compensation

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2008;

(b)

each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2008 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2008,

who we will collectively refer to as the named executive officers, for the years ended December 31, 2008 and 2007, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alexander Becker Former Vice Chairman, Former Executive Director and Former CEO(1)	2008 2007	336,000 336,000	Nil Nil	Nil Nil	583,333 386,218	Nil Nil	Nil Nil	20,000 20,000	939,333 742,218
Peter-Mark Vogel Former CFO and Former Executive Director(2)	2008 2007	336,000 336,000	Nil Nil	Nil Nil	583,333 386,218	Nil Nil	Nil Nil	20,000 20,000	939,333 742,218
Erik Herlyn President, CEO, Former Interim CFO and Former COO(3)	2008 2007	212,500 90,000	Nil Nil	125,000 Nil	395,137 202,996	Nil Nil	Nil Nil	10,800 Nil	743,437 292,996
Rahul Sen Gupta Former CFO(4)	2008 2007	187,500 Nil	Nil Nil	Nil Nil	137,106 Nil	Nil Nil	Nil Nil	10,800 Nil	335,406 Nil
Yaroslav Bandurak CTO	2008 2007	120,000 72,500	Nil Nil	Nil Nil	500,000 331,044	Nil Nil	Nil Nil	Nil Nil	620,000 403,544
Thomas Flottmann Former CEO(5)	2008 2007	308,000 Nil	Nil Nil	Nil Nil	205,659 Nil	Nil Nil	Nil Nil	12,000 Nil	525,659 Nil

Notes
(1)

Dr. Becker resigned as our Chief Executive Officer on February 8, 2008 and ceased to be our Vice Chairman and Executive Director at our annual meeting of stockholders on July 8, 2009 as he did not run for re-election as a director.

(2)	Mr. Vogel resigned as our Chief Financial Officer on February 8, 2008 and as our Executive Director on February 1, 2009.

(3)

Mr. Herlyn has been our President and Secretary since July 9, 2009, one of our directors since July 8, 2009 and our Chief Executive Officer since February 1, 2009. Mr. Heryln was our interim Chief Financial Officer from February 28, 2009 to July 9, 2009 and our Chief Operating Officer from June 25, 2007 to February 1, 2009.

(4)	Mr. Sen Gupta resigned as our Chief Financial Officer on February 28, 2009.

(5)	Mr. Flottmann resigned as our Chief Executive Officer on February 1, 2009.

(6)	Refer to Note 7 of the financial statements for the years ended 2008 and 2007

Compensation of Executive Officers and Directors

We have employment agreements with our executive officers and some of our directors, which are described below. Also, under our 2007 Omnibus Stock Option Plan, as amended, our board of directors may grant our qualified directors, officers, employees, consultants and advisors stock options (which may be designated as nonqualified stock options or incentive stock options), stock appreciation rights, restricted stock awards, performance awards or other forms of stock-based incentive awards, up to a maximum of 20,000,000 shares.

Other than compensation arrangements with Michael Velletta, Richard Schenz, our 2007 Omnibus Stock Option Plan and our employment agreements, we have no formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

There is no plan that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

The descriptions of the materials terms of each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to a named executive officer or director at, following, or in connection with the resignation, retirement or other termination of a named executive officer or director, or a change in control of our company or a change in the named executive officer’s or director’s responsibilities following a change in control, with respect to each named executive officer or director are provided below.

Employment Agreement with Erik Herlyn

On June 25, 2007, we entered into an employment and non-competition agreement with Erik Herlyn, pursuant to which Mr. Herlyn agreed to serve as our Chief Operating Officer. In consideration for the services that Mr. Herlyn agreed to render pursuant to his employment agreement, Mr. Herlyn was entitled to receive an annual base salary of $180,000 and options to purchase 400,000 shares of our common stock at an exercise price of $5.50 per share pursuant to the 2007 Omnibus Stock Option Plan. Effective May 1, 2008, Mr. Herlyn’s annual salary was raised to $210,000. Effective February 1, 2009, Mr. Herlyn has agreed to reduce his compensation from $20,000 per month to $18,000 per month.

If we terminate Mr. Herlyn without cause or Mr. Herlyn resigns as a result of our breach of any provision of the employment agreement, our requiring Mr. Herlyn to move to a location outside Switzerland, or a material change in his duties, or if Mr. Herlyn’s employment is terminated for any reason during the 90-day period subsequent to a change in control of our company, we must make certain payments and provide him certain benefits in addition to the payment of all compensation accrued through the effective date of resignation and reimbursement for all expenses incurred before the termination. Under such circumstances, we must (i) pay him in a lump sum an amount equal to three months of his annual guaranteed salary, and (ii) provide for the three months after his termination continued coverage under all benefit plans in which he participated. In addition, all options granted to him would vest immediately.

Employment Agreement with Ari Muljana

On April 1, 2009, we entered into an employment and non-competition agreement with Ari Muljana, pursuant to which Mr. Muljana agreed to serve as our Senior Finance Manager. In consideration for the services that Mr. Muljana agreed to render pursuant to his employment agreement, Mr. Muljana was entitled to receive an annual base salary of CHF130,000 and options to purchase 400,000 shares of our common stock at an exercise price of $0.26 per share pursuant to the 2007 Omnibus Stock Option Plan. Effective July 1, 2009, Mr. Muljana’s annual salary was raised to CHF136,500. In addition, we and Mr. Muljana verbally agreed to amend Mr. Muljana’s employment agreement to adjust for the fact that the exercise price of the options should have been set at a price of $0.14 per share instead of $0.26 per share by providing that we will reimburse Mr. Muljana for the difference ($0.12 for each share purchased by him pursuant to the exercise of his options) if and at such time he exercises any of his options. We intend to enter into a written agreement to reflect this amendment, but have not executed it yet.

If we terminate Mr. Muljana without cause or Mr. Muljana resigns as a result of our breach of any provision of the employment agreement or a material change in his duties, we must make certain payments and provide him certain benefits in addition to the payment of all compensation accrued through the effective date of resignation and reimbursement for all expenses incurred before the termination. Under such circumstances, we must (i) pay him in a lump sum an amount equal to two months of his annual guaranteed salary (three months of his annual guaranteed salary if such termination occurs on or after April 1, 2011), and (ii) provide for the first year after his termination continued coverage under all benefit plans in which he participated. In addition, all options granted to him would vest immediately.

Employment Agreement with Yaroslav Bandurak

On April 1, 2007, we entered into an employment and non-competition agreement with Yaroslav Bandurak, pursuant to which Mr. Bandurak agreed to serve as our Chief Technical Officer. In consideration for the services that Mr. Bandurak agreed to render pursuant to his employment agreement, Mr. Bandurak was entitled to receive an annual base salary of $63,000 and options to purchase 1,500,000 shares of our common stock at a price of $4.00 per share pursuant to the 2007 Omnibus Stock Option Plan.

We and Mr. Bandurak have agreed to amend his employment agreement to reduce his salary from $10,000 per month to $8,000 per month, effective February 1, 2009.

If we terminate Mr. Bandurak without cause or Mr. Bandurak resigns as a result of our breach of any provision of the employment agreement, our requiring Mr. Bandurak to move to a location outside the Kyrgyz Republic/Ukraine, or a material change in his duties, or if Mr. Bandurak’s employment is terminated for any reason during the 90-day period subsequent to a change in control of our company, we must make certain payments and provide him certain benefits in addition to the payment of all compensation accrued through the effective date of resignation and reimbursement for all expenses incurred before the termination. Under such circumstances, we must (i) pay him in a lump sum an amount equal to his annual guaranteed salary, and (ii) provide for the first year after his termination continued coverage under all benefit plans in which he participated. In addition, all options granted to him would vest immediately.

Employment Agreement with Heinz Scholz

On April 1, 2007, we entered into an employment and non-competition agreement with Heinz Scholz, pursuant to which Mr. Scholz agreed to serve as the Chairman of our board of directors. In consideration for the services that Mr. Scholz agreed to render pursuant to his employment agreement, Mr. Scholz was entitled to receive an annual base salary of $336,000, stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per share pursuant to our 2007 Omnibus Stock Option Plan and a non-accountable automobile and monthly parking allowance of $20,000 per year.

We and Mr. Scholz have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $31,000 per month to a consulting fee of $15,000 per month, effective February 1, 2009.

Compensation for Michael Velletta

On April 10, 2007, we granted our director, Michael Velletta, stock options to purchase 1,100,000 shares of our common stock at a price of $4.00 per share for a term of 10 years as consideration for his service on our board of directors. Such options vest in equal quarterly installments over the three years from the date of the grant. Mr. Velletta also receives $6,000 each quarter for his services as a director.

We and Mr. Velletta have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $12,000 per month to a consulting fee of $5,000 per month, effective February 1, 2009.

Compensation for Richard Schenz

As part of compensation for his services as our director, Richard Schenz, is expected to receive $20,000 annually plus travel and out of pocket expenses. We also intend to issue him 1,000,000 stock options for a ten year term with half of these stock options having an exercise price of $0.68 per share while the remaining half have an exercise price of $0.79 per share. We intend to grant these options once Dr. Schenz signs the employment agreement. The options are expected to be subject to vesting provisions.

Employment Agreement with Thomas Flottmann

On December 1, 2007, we entered into an employment agreement with Thomas Flottmann for an open term commencing February 8, 2008. As compensation for his employment as our Chief Executive Officer, Mr. Flottmann was to receive an annual salary of $336,000. Additionally, Mr. Flottmann was to receive 600,000 stock options, a car lease limited to a total cost of $1,000 per month and five weeks’ paid vacation.

On January 28, 2009, Mr. Flottmann signed a termination agreement with us and resigned as our Chief Executive Officer effective February 1, 2009. According to the termination agreement, we are released from all obligations in regards of the employment agreement with Mr. Flottmann after February 1, 2009. We and Mr. Flottmann have entered into a new consulting agreement, effective February 1, 2009. The terms of the consulting agreement with Mr. Flottmann contemplate that he will provide services on an ‘on call’ basis at a daily consulting rate. As a result of his termination, all of his options were cancelled on May 1, 2009.

Employment Agreement with Peter-Mark Vogel

On April 1, 2007, we entered into an employment and non-competition agreement with Peter-Mark Vogel, pursuant to which Mr. Vogel agreed to serve as our Chief Financial Officer and member of our board of directors. In consideration for the services that Mr. Vogel agreed to render pursuant to his employment agreement, Mr. Vogel was entitled to receive an annual base salary of approximately $348,000 (CHF 417,600), stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per share pursuant to our 2007 Omnibus Stock Option Plan and a non-accountable automobile and monthly parking allowance of $20,000 (CHF 24,000) per year.

On February 1, 2009, we entered into a termination agreement with Mr. Vogel, releasing him as our Executive Director. We have agreed that we will have compensation obligations after his termination. As a result of his termination, all of his options were cancelled on May 1, 2009.

On March 26, 2009, we entered into a consulting frame contract with Mr. Vogel, whereby Mr. Vogel agreed to perform tasks on an as-requested basis, from time-to-time. We agreed to compensate Mr. Vogel on either a fixed price arrangement or a time and material arrangement at Mr. Vogel’s election in respect of each task that we ask him to complete. Mr. Vogel has agreed to provide us with consulting services relating to finance and auditing matters on a fixed price arrangement with monthly compensation of $12,000 per month. If the compensation arrangement is a time and material arrangement, we agreed to pay Mr. Vogel a daily rate of $1,400 excluding VAT.

Rahul Sen Gupta Employment Agreement

On February 1, 2008, we entered into an employment agreement with Rahul Sen Gupta for an open term commencing on February 8, 2008. As compensation for his employment as Chief Financial Officer, Mr. Sen Gupta was to receive a salary of $17,500 per month for the first six months and $20,000 per month thereafter. Additionally, Mr. Sen Gupta was to receive 400,000 stock options, a car lease limited to a total cost of $900 per month and 30 days’ paid vacation.

We and Mr. Sen Gupta agreed to amend his employment agreement to reduce his salary from $20,000 per month to $18,000 per month, effective February 1, 2009. On February 28, 2009, Mr. Sen Gupta resigned. Mr. Sen Gupta agreed to stay for another 30 days to support us in filing our annual report on Form 10-K. As a result of his termination, all of his options were cancelled on May 28, 2009. In connection with his resignation, Mr. Sen Gupta asked us to transfer open salary payments by the end of March 2009 (50% for January 2009, 100% for February 2009 and 100% for March 2009) and transfer pension fund by the end of March 2009. On March 31, 2009, Mr. Sen Gupta agreed to extend his support for finishing our annual report until April 15, 2009 for $9,000 excluding communication costs.

Employment Agreement with Alexander Becker

On April 1, 2007, we entered into an employment and non-competition agreement with Alexander Becker pursuant to which Dr. Becker agreed to serve as our Chief Executive Officer and member of our board of directors. In consideration for the services that Dr. Becker agreed to render pursuant to his employment agreement, Dr. Becker was entitled to receive an annual base salary of $336,000, stock options to purchase 1,750,000 shares of our common stock at a price of $4.00 per share pursuant to our 2007 Omnibus Stock Option Plan and a non-accountable automobile and monthly parking allowance of $20,000 per year.

We and Dr. Becker have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $29,666 per month to a consulting fee of $12,000 per month, effective February 1, 2009.

Employment Agreement with Neil Maedel

On June 1, 2007, we entered into an employment and non-competition agreement with Neil Maedel whereby he agreed to serve as our Director, Business Development in exchange for an annual base salary of $180,000, stock options to purchase 1,500,000 shares of our common stock pursuant to our 2007 Omnibus Stock Option Plan at a strike price of $4.90 to expire on May 31, 2017 and a non-accountable automobile and monthly parking allowance of $12,000 per year. The term of this agreement was open ended.

We and Mr. Maedel have agreed to terminate his employment agreement and to enter into a new consulting agreement. The new arrangement resulted in the reduction of his monthly compensation from a salary of $16,000 per month to nil, effective February 1, 2009.

On July 8, 2009, Mr. Maedel was not re-elected as a director at our annual meeting of stockholders.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of December 31, 2008.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards : Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Alexander Becker	1,020,833	729,167	Nil	$4.00	May 2, 2017	Nil	Not applicable	Nil	Not applicable
Peter-Mark Vogel	1,020,833	Nil	Nil	$4.00	May 2, 2017	Nil	Not applicable	Nil	Not applicable
Erik Herlyn	200,000	200,000	Nil	$5.50	June 25, 2017	250,000	$62,500	Nil	Not applicable
Rahul Sen Gupta	133,333	266,667	Nil	$2.10	February 1, 2018	Nil	Not applicable	Nil	Not applicable
Yaroslav Bandurak	875,000	625,000	Nil	$4.00	May 2, 2017	Nil	Not applicable	Nil	Not applicable
Thomas Flottmann	200,000	Nil	Nil	$2.10	February 1, 2018	Nil	Not applicable	Nil	Not applicable

Notes
(1)	Refer to Note 7 of the financial statements for the years ended 2008 and 2007

Director Compensation

The following table sets forth for each director certain information concerning his compensation for the year ended December 31, 2008.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Heinz Scholz(6)	348,000	Nil	992,066	Nil	Nil	20,000	1,360,066
Alexander Becker(1)(7)	336,000	Nil	992,066	Nil	Nil	20,000	1,348,066
Peter-Mark Vogel(2)(8)	336,000	Nil	992,066	Nil	Nil	20,000	1,348,066
Neil Maedel(3)(9)	180,000	Nil	1,311,195	Nil	Nil	12,000	1,503,195
Michael Velletta (10)	120,000	Nil	623,585	Nil	Nil	24,000	767,585
Richard Schenz(4)(11)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes
(1)

Dr. Becker resigned as our Chief Executive Officer on February 8, 2008 and ceased to be our Vice Chairman and Executive Director at our annual meeting of stockholders on July 8, 2009 as he did not run for re-election as a director.

(2)	Mr. Vogel resigned as our Chief Financial Officer on February 8, 2008 and as our Executive Director on February 1, 2009.
(3)	Mr. Maedel was not re-elected as a director at our annual meeting of stockholders on July 8, 2009.
(4)	Dr. Schenz was appointed as our director on November 21, 2008.
(5)	Refer to Note 7 of the financial statements for the years ended 2008 and 2007
(6)	As of December 31, 2008, Mr. Scholz owned 22,736,616 shares of our common stock and 1,750,000 stock options.
(7)	As of December 31, 2008, Mr. Becker owned 17,929,943 shares of our common stock and 1,750,000 stock options.
(8)	As of December 31, 2008, Mr. Vogel owned 17,748,599 shares of our common stock and 1,750,000 stock options.
(9)	As of December 31, 2008, Mr. Maedel owned 800,000 shares of our common stock and 1,500,000 stock options.
(10)	As of December 31, 2008, Mr. Velletta owned 2,750,000 shares of our common stock and 1,100,000 stock options.
(11)	As of December 31, 2008, Dr. Schenz did not own any common stock or stock options.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 28, 2009, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors, our named executive officers and our current executive officers and by our current directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Common Stock	Heinz Scholz Seegartenstrasse 45 Horgen 8810 Switzerland	24,357,128(2)	Direct	20.22%
Common Stock	Alexander Becker 1051 Brickley Close Sidney, British Columbia V8L 5L1 Canada	19,372,455(3)	Direct	16.08%
Common Stock	Rahul Sen Gupta(5) Alte Wollerauerstrasse 36 Wollerau 8832 Switzerland	229,992(6)	Direct	*
Common Stock	Yaroslav Bandurak Moskovskaya Str, H 86 AP 38 Bishkek 720021 Kyrgyz Republic	2,803,297(7)	Direct	2.33%
Common Stock	Michael Velletta 4th Floor, 931 Fort Street Victoria, British Columbia V8V 3K3, Canada	3,632,418(8),(9)	Indirect	3.03%
Common Stock	Peter-Mark Vogel Haabweg 2 Baech 8806 Switzerland	17,565,266(10)	Direct	14,75%
Common Stock	Erik Herlyn Am Rain 11 Windisch 5210 Switzerland	829,487(11)	Direct	*
Common Stock	Ari Muljana Hirzenbachstrasse 77 Zurich 8051 Switzerland	55,677(12)	Direct	*
Common Stock	Richard Schenz Hauptstrasse 70 A-2372 Giesshuebl Austria	Nil	Direct	*
Common Stock	Thomas Flottmann(13) 251 Verney Rd. East Graceville, QLD 4075 Australia	Nil(14)	Direct	*
Common Stock	Directors and Executive Officers as a group (6 persons)(15)	70,963,948		59.12%

Notes

*	Less than 1%.

(1)

Percentage of ownership is based on 119,051,733 shares of our common stock issued and outstanding as of July 28, 2009. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Consists of 22,736,616 shares of our common stock, 1,403,846 options exercisable within 60 days and 216,666 shares of our common stock held in trust for Thomas Flottmann pursuant to an agreement which we are not a party. Mr. Scholz retains investment discretion over, and the right to vote 216,666 shares held in trust for Mr. Flottmann.

(3)

Consists of 17,801,943 shares of our common stock and 1,403,846 stock options exercisable within 60 days and 166,666 shares of our common stock held in trust for Thomas Flottmann pursuant to an agreement to which we are not a party. Mr. Becker retains investment discretion over, and the right to vote 166,666 shares held in trust for Mr. Flottmann.

(4)	Consists of 800,000 shares of our common stock and 1,039,835 stock options exercisable within 60 days.

(5)	Mr. Sen Gupta resigned as our Chief Financial Officer on February 28, 2009.

(6)

Consists of 229,992 shares of our common stock, but does not include 600,000 shares of our common stock held in trust for Mr. Sen Gupta pursuant to an agreement to which we are not a party. Peter-Mark Vogel retains investment discretion over, and the right to vote 600,000 shares held in trust for Mr. Sen Gupta.

(7)	Consists of 1,600,000 shares of our common stock and 1,203,297 stock options exercisable within 60 days.

(8)	Held by Velletta Resources & Technology Corp. of which Mr. Velletta holds voting and dispositive control.

(9)	Consists of 2,750,000 shares of our common stock and 882,418 stock options exercisable within 60 days.

(10)

Consists of 17,448,599 shares of our common stock, 116,667 shares of our common stock held in trust for Thomas Flottmann pursuant to an agreement to which we are not a party and 600,000 shares of our common stock held in trust for Rahul Sen Gupta pursuant to an agreement to which we are not a party. Mr. Vogel retains investment discretion over and the right to vote 116,667 shares held in trust for Mr. Flottmann and 600,000 shares held in trust for Mr. Sen Gupta.

(11)	Consists of 250,000 shares of our common stock and 579,487 stock options exercisable within 60 days.

(12)	Consists of 55,677 stock options exercisable within 60 days.

(13)	Mr. Flottmann resigned as our Chief Executive Officer on February 1, 2009.

(14)

Does not include 216,666 shares of our common stock held in trust for Mr. Flottmann pursuant to an agreement which we are not a party and that Heinz Scholz retains investment discretion over, and the right to vote, 166,666 shares of our common stock held in trust for Mr. Flottmann pursuant to an agreement to which we are not a party and that Alexander Becker retains investment discretion over, and the right to vote and 116,667 shares of our common stock held in trust for Mr. Flottmann pursuant to an agreement to which we are not a party and that Peter-Mark Vogel retains investment discretion over and the right to vote.

(15)	Does not include Thomas Flottmann, who resigned as our Chief Executive Officer on February 1, 2009,

Rahul Sen Gupta, who resigned as our Chief Financial Officer on February 28, 2009 and Peter-Mark Vogel, who resigned as our Chief Financial Officer on February 8, 2008 and as our Executive Director on February 1, 2009.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Other than as disclosed below, there has been no transaction, since January 1, 2006, or currently proposed transaction, in which Manas Petroleum Corporation was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years ($91,861.53), and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of Manas Petroleum Corporation;

(iii)	Any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iv)	Any promoter of Manas Petroleum Corporation; and

(v)	Any immediate family member (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

Employment Agreements

For information regarding compensation for our executive officers and directors, see “Executive Compensation.”

Share Exchange Transaction

On April 10, 2007, we completed the transactions contemplated under a share exchange agreement that we entered into with DWM Petroleum AG, a Swiss company, and the shareholders of DWM Petroleum on November 23, 2006. Under this share exchange agreement, the shareholders of DWM Petroleum received 80,000,000 shares of our common stock, equal to 79.9% of our outstanding common stock at the time, in exchange for 100% of the shares of DWM Petroleum. The following table shows the number of shares of our common stock received by our current or former officers, directors, and beneficial holders of more than 5% of our common stock, or entities affiliated with them in exchange for the shares of DWM Petroleum owned by them.

Name	Number of Shares of Our Common Stock Received	Number of Shares of DWM Petroleum Exchanged
Alexander Becker	17,929,943	237,634
Heinz J. Scholz	22,736,616	301,267
Peter-Mark Vogel	17,748,599	227,136
Velletta Resources & Technology
Corp.(1)	2,000,000	25,000
Neil Maedel	800,000	10,000
Yaroslav Bandurak	1,600,000	20,000
Rahul Sen Gupta	114,996	1,036

(1)	Velletta Resources & Technology is a company owned by Michael Velletta.

The share exchange agreement also requires us to issue an aggregate of up to an additional 500,000 shares of our common stock over time to the former shareholders of DWM Petroleum for every 50 million barrels of P50 oil reserves net to us from exploration in the Kyrgyz Republic, Albania and Tajikistan up to a maximum of 2.5 billion barrels of P50 oil reserves. At our option, this obligation can be extended to additional properties that are acquired through the actions of the shareholders of DWM Petroleum. The following table shows the number of shares of our common stock to be received by our current or former officers, directors, and beneficial holders of more than 5% of our common stock, or entities affiliated with them.

Name	Number of Shares of Our Common Stock to be Received
Alexander Becker	118,817
Heinz J. Scholz	150,634
Peter-Mark Vogel	113,550
Michael Velletta	12,500
Neil Maedel	5,000
Yaroslav Bandurak	10,000
Rahul Sen Gupta	518

As a condition to completion of the share exchange, the shareholders of DWM Petroleum agreed to lock up the shares of our common stock received by them at closing. Each affiliate of DWM Petroleum entered into a lock up agreement restricting sales of his shares of our common stock until April 10, 2010, provided that beginning December 10, 2008, he was to be permitted to sell up to 3% of the number of shares of our common stock held by him in any three month period. Heinz Scholz, Alexander Becker, Michael Velletta, Neil Maedel, Peter-Mark Vogel and Yaroslav Bandurak are our current or former officers and directors who were subject to the above mentioned the lock up agreements. On April 15, 2009, we agreed to waive all of the resale restrictions imposed by these lock up agreements. Resale of the shares of our stock affected by these agreements continues to be subject to any resale restrictions imposed by law, including the applicable securities laws.

On February 20, 2007, we entered into a consulting agreement with Talas Gold whereby Talas Gold agreed to provide geological consulting services for a monthly fee of $21,166. Talas Gold is a British Columbia corporation controlled by Alexander Becker. This agreement was cancelled on August 31, 2007.

On September 5, 2005, we entered into a current account agreement with Heinz Scholz to cover the terms of an outstanding loan that he had made to us. Under the terms of the agreement, either party may borrow from the other up to CHF 1,000,000 (approximately $855,500) for an open-ended term with an interest rate to be reset once a year. Since January 1, 2006, the largest amount of principal outstanding on this loan has been CHF 6,182,091.26 (approximately $4,938,956) owed by us to Mr. Scholz, the amount of principal repaid on this loan was approximately $5,710,425 (of which approximately $1,837,901 was in the form of debt forgiveness) and the amount of interest repaid on this loan was CHF 18,070 (approximately $14,505). On June 30, 2008, we repaid the remaining balance of the loan of $27,979. Mr. Scholz has not borrowed funds under this arrangement.

On September 5, 2005, we entered into a current account agreement with Varuna AG, a related company belonging to Heinz Scholz, to cover the terms of an outstanding loan that Varuna had made to us. Under the terms of the agreement, either party may borrow from the other up to CHF 1,000,000 (approximately $855,500) for an open-ended term with an interest rate to be reset once a year. Since January 1, 2006, the largest amount of principal outstanding on this loan has been CHF 313,442 (approximately $242,264), the amount of principal repaid on this loan was CHF 853,244.00 (approximately $681,429) and the amount of interest repaid on this loan was CHF 6,843.15 (approximately $5,482). On March 29, 2007, this loan has been fully repaid and the agreement has been terminated. Varuna did not borrow funds under this arrangement.

On May 1, 2004, we entered into a sub-tenancy agreement with Heinz Scholz to rent office space in Switzerland. Under the terms of the agreement, we paid Mr. Scholz 10,000 Swiss Francs (CHF) per month (approximately $8,744) for use of the space. This agreement was for an indefinite term and might be terminated by either party with three months’ notice.

Effective October 26, 2006, we and Heinz Scholz agreed to terminate the sub-tenancy agreement dated May 1, 2004, pursuant to which we have been renting office space in the City of Horgen, Switzerland for a monthly rental of CHF 10,000 (approximately $8,744).

On October 26, 2006, we entered into a sub-tenancy agreement with Heinz Scholz to rent the same office space in Switzerland. Under the terms of the agreement, we paid Mr. Scholz CHF 10,000 per month (approximately $8,744)

for use of the space. This agreement was for an indefinite term and might be terminated by either party with three months’ notice.

Effective May 1, 2007, we and Heinz Scholz agreed to terminate the sub-tenancy agreement dated October 26, 2006, pursuant to which we have been renting office space in the City of Horgen, Switzerland for a monthly rental of CHF 10,000 (approximately $8,744).

On May 1, 2007, we entered into a sub-tenancy agreement with Heinz Scholz to rent the same office space and further space in Switzerland. Under the terms of the agreement, we paid Mr. Scholz CHF 15,000 per month (approximately $13,115) for use of the space. This agreement was for an indefinite term and could be terminated by either party on three months’ notice.

Effective February 1, 2009, we and Heinz Scholz agreed to terminate the sub-tenancy agreement dated May 1, 2007, pursuant to which we have been renting office space in the City of Horgen, Switzerland for a monthly rental of CHF 15,000 (approximately $13,115).

On December 5, 2008, we entered into arrangements with Michael Velletta, Heinz Scholz, Alexander Becker and Peter-Mark Vogel pursuant to which they lent us a total of $540,646 ($16,043 from Michael Velletta, $217,769 from Heinz Scholz, $152,493 from Alexander Becker, and $154,341 from Peter-Mark Vogel) in exchange for promissory notes. The promissory notes are for an indefinite period of time. We can prepay the promissory notes at any time without notice, bonus or penalty and must repay the promissory notes upon the earlier of the date that we raise $1,000,000 or more in debt or equity financings or the ninetieth day after we receive written notice from the noteholder of a demand for repayment. No interest is due under the notes as long as we do not default on our obligations thereunder. However, if we default on the repayment of the promissory note, we will be liable for interest accruing at a rate of 12% per annum on the principal outstanding until we repay the promissory note in full.

Corporate Governance

Our common stock is quoted on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority and on the over-the-counter market operated by Pink OTC Markets Inc., which do not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation. Under that definition of independent director, we only have one independent director, Richard Schenz.

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

________________________________________________

7,559,323 Shares

Manas Petroleum Corporation

Common Stock

E N D O F
P R O S P E C T U S

_____________, 2009

________________________________________________

Dealer Prospectus Delivery Obligation

Until ________________ , all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

________________________________________________

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the selling stockholders’ legal counsels applicable to the sale of their shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$196.14
Accounting fees and expenses	$35,000
Legal fees and expenses	$25,000
Transfer agent and registrar fees	$5,000
Miscellaneous expenses	$5,000
Total	$70,196.14

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

  a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

  to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

  by our stockholders;

  by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

  if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

  if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

  by court order.

Our bylaws provide that we, to the maximum extent permitted by applicable law, have the power to indemnify each of our agents against expenses and have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

Under our bylaws, the term an “agent” includes any person who is or was a director, officer, employee or other agent of our company; or is or was serving at the request of our company as a director, officer, employee or agent of our company or another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of our company or of another enterprise at the request of such predecessor corporation. The term “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term “expenses” includes, without limitation, all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of our company.

Recent Sales of Unregistered Securities

On April 28, 2009, we granted stock options to an aggregate of three people, one of whom is an officer of our company, one is an employee of our company and one is an executive officer of a corporate consultant to our company, to purchase an aggregate of 4,400,000 shares of our common stock at an exercise price of $0.26 per share, for a term expiring April 28, 2012. The options will vest in 12 installments every three months, with each installment equal to 1/12th of the total number of options granted to the optionee. Each grant is subject to the execution of a stock option agreement by the grantee.

Two of the grantees are not U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), and we issued 2,400,000 of these options in to these two grantees in offshore transactions relying on the registration exemption provided by Regulation S and/or Section 4(2) of the Securities Act of 1933. The third grantee is a U.S. person and we issued the options to him relying on the registration exemption provided by Section 4(2) of the Securities Act of 1933.

On October 21, 2008, we issued 1,160,000 shares of our common stock as bonus shares to employees, officers and a director. All of these shares were subject to a six month lock up, and all but 60,000 were subject to a 3% dribble out clause per quarter. The shares were issued to non-US persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act of 1933.

On September 4, 2008, we sold 4,000,000 units to two U.S. investors for aggregate proceeds of $2,600,000, or $0.65 per unit. Each unit consisted of one share of our common stock, one warrant and an interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts governing areas in Mongolia referred to as Sulinkheer 13 and Sulinkheer 14. The units were issued in a private placement and, in issuing them, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated by the Securities and Exchange Commission thereunder.

Each of the 4,000,000 unit warrants entitles the holder to purchase one additional share of our common stock for a price of $0.95 per share until September 4, 2010. We agreed to use our best efforts to file, on or before May 4, 2009, a registration statement with the Securities and Exchange Commission registering for resale (i) the unit shares and (ii) the shares that may be issued upon exercise of the warrants.

Each unit contained a 0.000002% interest in rights granted to us by the Mineral Resources and Petroleum Authority of Mongolia with respect to certain production sharing contracts, totaling 8% of our interests therein. If permitted by the production sharing contracts and Mongolian law, the holders of those interests may demand that these interests be transferred directly to the holders. We have agreed that the holders of these interests are not responsible for any costs associated with the projects being undertaken in connection with the production sharing agreements.

On August 18, 2008, we issued convertible debentures with a two-year term for the aggregate principal amount of $2,000,000. The debentures carry a per annum interest rate of 8% payable annually on the first business day of December. In addition to the interest payable under the debentures, the debenture holders obtained 8% of our interest in Mongolia lots 13 and 14 without having to undertake any of the obligations of work programs connected to those lots. The principals and any accrued but unpaid interests on the debentures are convertible, in whole or in part, at the option of the debenture holders if we conduct a public offering. In the event of a conversion, the conversion price is to be the per share price in the public offering. The debentures are secured by our assets in the Kyrgyz Republic. The debentures were issued to four non-US persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act of 1933.

On June 2, 2008, we issued 43,741 shares of our common stock to pay our interest on the debenture issued on April 30, 2008 at a cost of $57,479. These shares were issued to four non-US person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S under the Securities Act of 1933.

On April 30, 2008, we sold 4,000 units to four non-U.S. investors for aggregate proceeds of $4,000,000, or $1,000 per unit. Each unit consisted of one convertible debenture with a two-year term in the principal amount of $1,000 and 250 warrants. The units were issued in a private placement and, in issuing them, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S promulgated by the Securities and Exchange Commission thereunder.

The debentures carry a per annum interest rate of 8% payable semi-annually. Upon certain events, the debentures are convertible into shares of our common stock at a non-fixed rate. Each of these 1,000,000 warrants entitled the holder to purchase one share of our common stock for a price of $2.10 per share until April 30, 2010.

On March 3, 2008, we issued 1,369,893 shares of our common stock as bonus shares to our Albanian team. These shares were issued to non-U.S. persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S of the Securities Act of 1933.

On February 1, 2008, we granted 600,000 stock options to Thomas Flottmann, our former Chief Executive Officer, and 400,000 stock options to Rahul Sen Gupta, our former Chief Financial Officer. These options were to vest in 12 equal installments beginning on the date of the grant and every three months thereafter. Each of these options is exercisable at $2.10, which was the closing price of our common stock on the Over-the-Counter Bulletin Board on February 1, 2008, the day that the options were granted. Neither of the persons receiving the options was a U.S person or resided in the United States. We issued these options in offshore transactions relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On July 31, 2007, we arranged a private placement of 825,227 units at a purchase price of $4.50 per unit for total gross proceeds of up to $3,687,992. Each unit consisted of one share of our common stock and one warrant to purchase one share of our common stock exercisable at $5.50 until July 31, 2009. The units were issued to non-U.S. persons in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. Commissions paid in connection with this offering totaled $155,759 and 33,289 warrants exercisable at $4.50 until July 31, 2009. These warrants were issued in an offshore transaction relying on Regulation S of the Securities Act of 1933.

In June 2007, we issued 80,000 shares of our common stock as a bonus to one of our employees, who was neither an executive officer or a director as consideration for past services. These shares were issued to a non-U.S. person relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S and/or Section 4(2) of the Securities Act.

On April 10, 2007, in connection with the share exchange carried out for our acquisition of DWM Petroleum AG, we issued an aggregate of 80,000,000 shares of our common stock to the former shareholders of DWM Petroleum. Issuances of these shares were exempt from the registration requirements of the Securities Act of 1933, pursuant to Regulation S under the Securities Act of 1933. At the time of purchase, each shareholder of DWM Petroleum represented that such shareholder: (i) was outside the U.S. and was a not a U.S person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S; (ii) would abide by the restrictions on resale pursuant to Rule 904 of Regulation S; and (iii) if such shareholder was a “dealer” or a person receiving a selling concession fee or other remuneration within the meaning of Regulation S, would not, until the expiration of the one-year “restricted period” within the meaning of Rule 903 of Regulation S, offer or sell such shares to a U.S. person or for the account or benefit of a U.S. person.

Also on April 10, 2007, we issued 400,000 shares of our common stock to each of Anderson Properties Incorporated and John Martin as finders’ fees in connection with the share exchange carried out for our acquisition of DWM Petroleum AG. The sales of these securities were exempt from registration under the Securities Act of 1933 pursuant to Regulation S under the Securities Act of 1933.

Also on April 10, 2007, we completed a private placement of 10,340,860 units at a price of $1.00 per unit for the aggregate offering price of $10,340,860. Each unit consisted of one share of our common stock, one half of one Series A warrant with each whole warrant granting the holder the right to acquire one share of common stock at $2 per share for 2 years, and one half of one Series B warrant with each whole warrant granting the holder the right to acquire one share of common stock at $4 per share for 3 years. Prior to making these sales, each purchaser represented that the purchaser was either a non-U.S. person within the meaning of Regulation S under the Securities Act or an accredited investor within the meaning of Regulation D under the Securities Act. The sales of these securities were exempt from registration under the Securities Act of 1933 pursuant to Regulation S and/or Regulation D under the Securities Act of 1933. Commissions paid in connection with this offering totaled $607,114.60 and 1,734,613 warrants exercisable at $2.00 until April 10, 2010. These warrants were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On October 3, 2006, we completed raising $140,000 through a private placement of 14,000,000 shares of our common stock at $0.01 per share. These shares were issued to non-U.S. persons relying on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S.

Exhibits

Exhibit
Number	Description

(3)	Articles of Incorporation and Bylaws

3.1	Articles of Incorporation (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on July 14, 2003)

3.2

Certificate of Amendment to Articles of Incorporation of Express Systems Corporation filed on April 2, 2007 (changing name to Manas Petroleum Corporation) (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

3.3	Amended and Restated Bylaws (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on June 15, 2009)

(4)	Instruments Defining the Rights of Security Holders, including Indentures

4.1	Form of Share Certificate (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on July 14, 2003)

4.2	Form of Debenture (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 16, 2008)

4.3	Form of Loan Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 25, 2008)

(5)	Opinion regarding Legality

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

(10)	Material Contracts

10.1	Share Exchange Agreement, dated November 23, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.2	Form of Securities Purchase Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.3	Form of Warrant A to Purchase Manas Petroleum Corporation Common Stock (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.4	Form of Warrant B to Purchase Manas Petroleum Corporation Common Stock (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.5	Form of July 31, 2007 Warrants to Purchase Manas Petroleum Corporation Common Stock (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on November 21, 2007)

10.6	Form of Escrow Agreement (incorporated by reference to an exhibit to our Current Report on Form 8- K filed on April 17, 2007)

10.7	Form of Subscription Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.8	Alexander Becker employment agreement, dated April 1, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.9	Heinz Scholz employment agreement, dated April 1, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.10	Peter-Mark Vogel employment agreement, dated April 1, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.11	Yaroslav Bandurak employment agreement, dated April 1, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.12	Farm-In Agreement, dated April 10, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.13	Talas Gold Consulting Agreement, dated February 20, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.14	Form of Lock-Up Agreement for Affiliates (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.15	Form of Lock-Up Agreement for Minority Shareholders (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.16	2007 Omnibus Stock Option Plan (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on April 17, 2007)

10.17

Employment Agreement between Manas Petroleum Corporation and Neil Maedel as Vice President of Business Development, dated and effective on or about June 1, 2007 (incorporated by reference to an exhibit to our current report on Form 8-K filed on June 7, 2007)

10.18	Form of Securities Purchase Agreement for July 31, 2007 private placement (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on November 21, 2007)

10.19	Form of Amendment to the Securities Purchase Agreement for July 31, 2007 (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on November 21, 2007)

10.20	Sub-Tenancy Agreement, dated October 26, 2006, between Heinz Scholz and DWM Petroleum (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on November 21, 2007)

10.21	Agreement, dated September 5, 2005, between Varuna AG and DWM Petroleum (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on November 21, 2007)

10.22	Agreement, dated September 5, 2005, between Heinz Scholz and DWM Petroleum (incorporated by reference to an exhibit to our Registration Statement on Form SB-2 filed on November 21, 2007)

10.23

Employment Agreement between Thomas Flottmann and Manas Petroleum Corporation, dated December 1, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 26, 2008)

10.24

Employment Agreement between Rahul Sen Gupta and Manas Petroleum Corporation, dated February 1, 2007 (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on February 26, 2008)

10.25	Form of Debenture (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 16, 2008)

10.26	Form of Warrants (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 16, 2008)

10.27	Form of Subscription Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on May 16, 2008)

10.28	Form of Loan Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on August 25, 2008)

10.29	Form of Securities Purchase Agreement, Including the Form of the Warrant (incorporated by reference to an exhibit to our Current Report on Form 8-K filed on September 15, 2008)

10.30

Letter Agreement – Phase 2 Work Period with Santos International Operations Pty. Ltd, dated August 19, 2008 (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on April 15, 2009)

10.31

Side Letter Agreement – Phase 1 Completion and Cash Instead of Shares with Santos International Holdings Pty Ltd, dated November 24, 2008 (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on April 15, 2009)

10.32	Amended 2007 Omnibus Stock Option Plan (incorporated by reference to an exhibit to our Annual Report on Form 10-K filed on April 15, 2009)

10.33

Production Sharing Contract for Exploration, Development and Production of Petroleum in Onshore Albania – Block “A-B” – between Ministry of Economy, Trade and Energy of Albania and DWM Petroleum dated July 31, 2007 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.34

Production Sharing Contract for Exploration, Development and Production of Petroleum in Onshore Albania – Block “D-E” - between Ministry of Economy, Trade and Energy of Albania and DWM Petroleum dated July 31, 2007 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.35	Employment and Non-Competition Agreement with Michael Velletta dated February 1, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.36	Promissory note issued to Heinz Scholz dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.37	Promissory Note issued to Peter-Mark Vogel dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.38	Promissory note issued to Alexander Becker dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.39	Promissory note issued to Michael Velletta dated December 5, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.40	Cancellation of Sub-Tenancy Contract with Heinz Scholz dated January 19, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.41	Consulting Frame Contract with Varuna AG dated February 1, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.42	Termination Agreement with Thomas Flottmann dated January 31, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.43	Consulting Frame Contract with Thomas Flottmann dated January 22, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.44	Amendment to the Notice with Terms and Condition for the Termination of Employment Agreement with Rahul Sen Gupta dated February 26, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.45	Amendment to the Termination Agreement with Rahul Sen Gupta dated March 31, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.46	Termination Agreement with Peter-Mark Vogel dated January 30, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.47	Consulting Frame Contract with Peter-Mark Vogel dated March 26, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.48	Employment and Non-Competition Agreement with Erik Herlyn dated June 25, 2007 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.49	Amendment to Employment Agreement with Erik Herlyn dated May 14, 2008 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.50	Amendment to Employment Agreement with Yaruslav dated November 4, 2007 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.51	Production Sharing Contract for Contract Area Tsagaan Els-XIII between the Petroleum Authority of Mongolia and DWM Petroleum (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.52	Production Sharing Contract for Contract Area Zuunbayan-XIV between the Mineral Resources and Petroleum Authority of Mongolia and DWM Petroleum (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.53	Letter from AKBN regarding Production Sharing Contracts for Blocks A-B and D-E dated May 5, 2009 (incorporated by reference to an exhibit to our Quarterly Report on Form 10-Q/A filed on July 24, 2009)

10.54*	Employment Agreement between Ari Muljana and Manas Petroleum Corporation, dated April 1, 2009

(21)	Subsidiaries

21.1	Subsidiaries of Manas Petroleum Corporation
CJSC Somon Oil, Dushambe, Tajikistan, 90% interest
DWM Petroleum A.G., Switzerland, 100% interest
Manas Petroleum A.G., Switzerland, 100% interest
Manas Energia Limitada, Chile, 100% interest
Manas Petroleum of Chile Corporation, Canada, 100% interest
Manas Management Services Ltd., Bahamas, 100% interest

(23)	Consents of Experts and Counsel

23.1*	Consent of Deloitte AG

23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

*Filed herewith.

Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Baar, Switzerland on July 29, 2009.

MANAS PETROLEUM CORPORATION

By:

/s/ Erik Herlyn
Erik Herlyn
President, Chief Executive Officer and Director
(Principal Executive Officer)
Date: July 29, 2009

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Erik Herlyn
Erik Herlyn
President, Chief Executive Officer and Director
(Principal Executive Officer)
Date: July 29, 2009

/s/ Heinz Scholz
Heinz Scholz
Chairman and Executive Director
Date: July 29, 2009

/s/ Michael Velletta
Michael Velletta
Executive Director
Date: July 29, 2009

/s/ Richard Schenz
Richard Schenz Director
Date: July 29, 2009